Exhibit 10.31

EXECUTION COPY

FORTIS BANK POLSKA S.A.

FORTIS BANK S.A./NV, AUSTRIAN BRANCH

BANK POLSKA KASA OPIEKI S.A.

(as “Original Lenders”)

and

FORTIS BANK POLSKA S.A.

(as “Arranger”, “Facility Agent” and “Security Agent”)

and

CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.

as Borrower

FACILITY AGREEMENT

FOR UP TO PLN 300,000,000

Warsaw, December 21, 2007

2

3

This agreement (the “Agreement”) was executed in Warsaw on December 21, 2007 between:

(1)	FORTIS BANK POLSKA S.A., a bank organized and existing under the laws of the Republic of Poland, with its seat in Warsaw at ul. Suwak 3, entered into the register of business entities of the National Court Register under the KRS number 0000006421, NIP 676-007-83-01, with the share capital equal to PLN 503,135,400, which share capital has been fully paid (as the “Arranger”, the “Facility Agent” the “Security Agent” or “Fortis Bank Polska”) and

(2)	FORTIS BANK S.A./NV, AUSTRIAN BRANCH, a credit institution organized and existing under the laws of Belgium having its business address at Montagne du Parc 3, B-1000 Brussels, Belgium acting within the scope of business of its Austrian branch, Euro Plaza/D, Technologiestrasse 8, A-1120 Vienna, Austria, FN 263765 of the commercial court Vienna, DVR-Nr. 211 1743 (“Fortis Bank Austria”), and

(3)	BANK POLSKA KASA OPIEKI S.A, a bank organized and existing under the laws of the Republic of Poland, with its seat in Warsaw at Grzybowska 53/57, entered into the register of business entities of the National Court Register under no. KRS 0000014843, NIP 526-00-06-841, with the share capital equal to PLN 261,866,657.00, which share capital has been fully paid (“Bank PeKaO”)

(jointly as the “Original Lenders”)

and

(4)	CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O., a company organized and existing under the laws of the Republic of Poland, with its seat in Warsaw at ul. Bokserska 66a street, entered into the register of business entities of the National Court Register under the KRS number 0000051098 (the “ Borrower”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Applicable Currency” means PLN or alternatively, subject to the terms of this Facilities Agreement EUR or USD.

“Applicable Exchange Rate” means for the purpose of Clause 6.2.2 (Voluntary cancellation) and 6.2.3 (Voluntary prepayment of the Loan) the exchange rate provided by Facility Agent in order to calculate the amount of prepayment or cancellation from PLN into Applicable Currency in which the Facility is nominated as of the day of such intended cancellation or prepayment.

“Applicable Interbank Rate” means EURIBOR, LIBOR or WIBOR (as the case may be).

“Arrangement Fee” has the meaning set out in Clause 7.4.1 (Arrangement fee).

“Asset Sale” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Attributable Debt” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration, notification or permit.

“Availability Period” means the period from and including the date of this Agreement to and including date which is 3 Months after the date of this Agreement.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment under the Facility minus:

(a)	the amount of its participation in any outstanding Loans under the Facility; and

(b)	in relation to any proposed Utilization, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilization Date.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment.

“BGF” or the “Bank Guarantee Fund” means the Bank Guarantee Fund established pursuant to the Bank Guarantee Fund Act of 14 December 1994 (uniform text Journal of laws of 2000 No. 9 section 131, as amended).

“Board of Directors” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Bols Hungary” -means Bols Hungary Kft, company organized and existing under the law of Hungary, with its seat in HU-1123 Budapest, Alkotas u. 50, Hungary, registered under No. 01-09-069270, being indirect the Subsidiary of the Borrower.

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

(b)	exceeds: the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in all cities in which Facility Offices of each Lender are located.

“Calculation Day” has the meaning set out in Clause 10.2 (Financial Conditions).

“Calculation Period” has the meaning set out in Clause 10.2 (Financial Conditions).

“Capital Lease Obligations” has the meaning set out in Clause 10.2 (Financial Conditions).

“Cash Equivalent” - has the meaning set out in Clause 10.2 (Financial Conditions).

“CEDC” means Central European Distribution Corporation, company organized and existing under the laws of the State of Delaware of the United States, which is the direct sole shareholder of the Borrower.

“CEDC Corporate Guarantee” - means a corporate guarantee issued by CEDC in the form set forth in Schedule 6 (Form of Securities).

“Civil Code” means the Civil Code of 23 April 1964 (Journal of Laws of 1964 No. 16 section 93, as amended).

“Commercial Companies Code” means the Commercial Companies Code of 15 September 2000 (Journal of laws of 2000 No. 94 section 1037, as amended).

“Commitment”;

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Consolidated Coverage Ratio” has the meaning set out in Clause 10.2 (Financial Conditions).

“Consolidated Net Income” has the meaning set out in Clause 10.2 (Financial Conditions).

“Disqualified Shares” has the meaning set out in Clause 10.2 (Financial Conditions).

“Default” means an Event of Default or any event or circumstance specified in Clause 12.1 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“EBITDA” has the meaning set out in Clause 10.2 (Financial Conditions).

“Environment” means air, water and land, in each case anywhere and in any form and any other meaning given to the term “environment” under the “Environmental Laws”.

“Environmental Claim” means any material claim, proceedings or investigation by any person pursuant to any Environmental Law.

“Environmental Law” means any law applicable to the Borrower or the Property, which relates to the pollution or protection of the environment or material harm to or the protection of human health or the health of animals or plants.

“Environmental Permit” means any permit, license, consent, approval and other authorization and the filing of any notification, report, improvements programmes and assessments required under the Environmental Laws for the operation of the business on or from any respective property owned or used by any respective entity.

“Equity Interest” has the meaning set out in Clause 10.2 (Financial Conditions).

“Event of Default” means any event or circumstance specified as such in Clause 12.1 (Events of Default).

“EURIBOR” means, in relation to the Facility:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in EUR for a period comparable to the Interest Period of the Facility.

“Existing Facilities” - means facilities and other instruments giving rise to Financial Indebtedness owed from the Borrower (as principal obligor or co-obligor) pursuant to instruments listed in Part I of Schedule 5 (Existing Facilities and Existing Securities).

“Existing Securities” - means securities over the assets of the respective Obligors established in favour of the lenders under the Existing Facilities specified in Part II of Schedule 5 (Existing Facilities and Existing Securities).

“Existing Securities under Refinanced Facility” means the Existing Securities established in favour of the lenders under the Existing Facilities specified in Part II of Schedule 5 (Existing Facilities and Existing Securities) and marked with an asterisk (“*”) which are to be released as the result of repayment of the Refinanced Facilities.

“Facility” means the term loan facility made available under this Agreement pursuant to Clause 2.1 (The Facility).

“Facility Agent” - means Fortis Bank Polska S.A. as agent for the other Finance Parties, as well as any successor Facility Agent appointed pursuant to Clause 14.1.11 (Resignation of the Facility Agent).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Value” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Fee Letter” means an agreement entered into between the Original Lenders and the Borrower on or about the date of this Agreement.

“Finance Document” means this Agreement, the Security Documents, any Transfer Agreement, and any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means the Lender, the Arranger, the Facility Agent or the Security Agent.

“Final Repayment Date” means March 31, 2009.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation and other liability in respect of a guarantee, surety,

indemnity, bond, standby or documentary letter of credit or any other similar instrument issued by a bank or financial institution; and

(i)	any counter-indemnity obligation and other liability in respect of a guarantee, surety, indemnity, bond or any other similar instrument issued by any of the Obligors.

(j)	the amount of any liability in respect of any guarantee or indemnity for obligations resulting from instruments referred to in any of the paragraphs referred to in paragraphs (a) to (h) above.

“Financial Pledges over the Shares” - means an agreement pursuant to which the Borrower pledges to each Lender equally ranking to pledges established for the benefit of ING Bank N.V. London Branch by way of a financial pledge (zastaw finansowy) Shares, executed in form and substance as set forth in Schedule 6 (Form of Securities).

“Financial Statements” means:

(a)	each of the Original Financial Statements; and

(b)	any accounts or financial statements delivered to the Facility Agent under paragraphs (1) to (3) of Clause 10.1.1 (Financial Statements);

“Financial Year” means each annual period ending on 31 December in respect of which Financial Statements are delivered to the Facility Agent under paragraphs (1) to (3) of Clause 10.1.1 (Financial Statements);

“Fixed Charges” has the meaning set out in Clause 10.2 (Financial Conditions).

“Fortis Bank Austria” means Fortis Bank S.A./NV, Austrian Branch with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765.

“GAAP” means generally accepted accounting principles, applicable in the United States as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political sub-division thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Securities” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Group” means the CEDC capital group as presented in the Schedule 8 (CEDC Capital Group), as well as other companies, whose financial statements are fully consolidated by CEDC.

“Guarantee” has the meaning set out in Clause 10.2 (Financial Conditions).

“Hedging Obligations” has the meaning set out in Clause 10.2 (Financial Conditions).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indebtedness” has the meaning set out in Clause 10.2 (Financial Conditions).

“Investment” has the meaning set out in Clause 10.2 (Financial Conditions).

“Indenture” - an indenture dated July 25, 2005 among CEDC, the Notes Guarantors, ING Bank N.V., London Branch as the Note Security Agent and the Bank of New York as Trustee.

“Intellectual Property” means patents (including, supplementary protection certificates), utility models, registered and unregistered trade marks (including service marks), rights in passing off, rights in domain names, copyright and neighbouring rights, database rights, registered and unregistered rights in designs (including in relation to semiconductor products) and all other intellectual property rights and, in each case, rights of a similar or corresponding character and any extensions and renewals of, and any applications for, such rights.

“Intellectual Property Rights” means, all and any of the Intellectual Property and other rights, causes of action, interests and assets related to the Intellectual Property.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 7.2 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 7.1.3 (Default interest).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 13.1 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Facility:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for USD for the Interest Period of that Facility the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in USD and for a period comparable to the Interest Period for the Facility.

“Loan” means loan made or to be made under the Facility disbursed to the Borrower in one or more Utilizations or the principal amount outstanding for the time being of each such loan.

“Majority Lenders” means:

(a)	if there are no Loans, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans aggregate more than 66 2/3% of the Loans.

“Mandatory Cost” - means mandatory payments to the Bank Guarantee Fund due from a Lender in relation to its participation in the Facility.

“Margin” means 1.2% per annum.

“Market Conventions” means the prevailing practice in the Relevant Interbank Market relating to facilities and payments of the nature contemplated in this Agreement, including the method of interest rate fixing and the calculation of interest on deposits, involving such factors as the day count basis, the meaning of Business Day and the settlement basis.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets, prospects or financial condition of any Obligor or the Group taken as the whole; or

(b)	the ability of any Obligor to perform and comply with its obligations under any Finance Document; or

(c)	the validity or enforceability of any Finance Document or the rights or remedies of any Finance Party thereunder.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the month in which that period is to end, that period shall end on the last Business Day in that month.

“Net Debt” has the meaning set out in Clause 10.2 (Financial Conditions).

“Net Debt Ratio” has the meaning set out in Clause 10.2 (Financial Conditions).

“Net Income” - has the meaning set out in Clause 10.2 (Financial Conditions).

“Notes” - the senior secured notes in the aggregate principal amounts of EUR 325,000,000 issued by CEDC under the Indenture.

“Notes Guarantors” means the Borrower, Multi Ex S.A., Astor Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o, MTC Sp. z o.o., Przedsiębiorstwo Dystrybucji Alkoholi AGIS Sp. z o.o., Dako Galant PHP Sp. z o.o., Damianex S.A., PWW Sp. z o.o. and Miro Sp. z o.o., Delikates Sp. z o.o., Panta Hurt Sp. z o.o., Imperial Sp. z o.o., Polnis Dystrybucja Sp. z o.o., Onufry S.A., Krokus Sp. z o.o., Bols Sp. z o.o., and Botapol Holding B.V.

“Notes Guarantees” - means the guarantees issued by the Notes Guarantors under which the Notes Guarantors guaranteed the Notes on a senior basis.

“Obligor” means:

(a)	the CEDC;

(b)	the Borrower.

“Original Financial Statements” means:

(a)	in relation to the Borrower, the audited consolidated financial statements of the Group for the financial year ended December 31, 2005 and

(b)	in relation to the Borrower, the audited non-consolidated financial statements of the Borrower for the financial year ended December 31, 2006

(c)	in relation to each Obligor other than the Borrower, its audited financial statements for its financial year ended December 31, 2006.

“Original Security Documents” means: (i) the Pledges over the Shares, (ii) the Promissory Notes, (iii) the CEDC Corporate Guarantee and (iv) the Submission to Execution.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PAS” means Polish Accounting Standards under the Act on Accounting dated 29 September 1994 (uniform text Journal of laws 2002 No. 76 section 694, as amended).

“Permitted Business” has the meaning set out in Clause 10.2 (Financial Conditions).

“Permitted Business Investments” has the meaning set out in Clause 10.2 (Financial Conditions).

“Person” has the meaning set out in Clause 10.2 (Financial Conditions).

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	under the Finance Documents;

(b)	under the Notes and under the Notes Guarantees and hedging relating thereto;

(c)	other than Financial Indebtedness set forth in items (a) - (b) above, provided that including such Financial Indebtedness and servicing payments under such Financial Indebtedness, as well as, establishment of securities with respect to such Financial Indebtedness do not violate the terms of the Indenture and other documents relating to Notes (including also Note Guarantees and hedging under the Notes), and do not result and should not be reasonably expected to result in a violation of covenants provided for in Clause 10.2 (Financial Condition).

“Permitted Security” means:

(a)	any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

(b)	Security securing Notes and under the Notes Guarantees and hedging relating thereto and other Permitted Financial Indebtedness.

“Pledges over the Shares” means: (i) Registered Pledge over the Shares and (ii) Financial Pledges over the Shares and (ii) Pledge over the Shares of Bols Hungary.

“Pledge over the Shares of Bols Hungary” means an instrument pursuant to which Bols Sp. z o.o. pledges to the Security Agent and in pari passu to ING Bank N.V. London Branch all quotas in Bols Hungary; executed in form and substance as set forth in Schedule 6 (Form of Securities).

“Polish Zloty” or “PLN” means the lawful currency of the Republic of Poland.

“Polmos Białystok” - means Przedsiębiorstwo Polmos Białystok S.A., company organized and existing under the law of Poland, with its seat in BiaŁystok at ul. Elewatorska 20, entered into the register of business entities of the National Court Register under the KRS number 0000040543

“Prepayment Fee” has a meaning as set forth in Clause 6.2.4 (Voluntary Prepayment of the Loan).

“Proceeding” has a meaning as set forth in Clause 12.1.9.

“Promissory Notes” - means promissory notes issued by the Borrower and the following companies: MTC Sp. z o.o., Miro Sp. z o.o., Delikates Sp. z o.o., Multi Ex SA, Panta Hurt Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o, Astor Sp. z o.o., Imperial Sp. z o.o., Polnis-Dystrybucja Sp. z o.o., Dako Galant PHP Sp. z o.o., Onufry S.A., Fine Wine & Spirits Sp. z o.o., PWW Sp. z o.o., Saol Dystrybucja Sp. z o.o., Przedsiębiorstwo Dystrybucji Alkoholi AGIS Sp. z o.o., Damianex SA, Krokus Sp. z o.o., BOLS Sp. z o.o., in each case together with the declaration to the promissory note in the form set forth in Schedule 6 (Form of Securities).

“Protected Party” has the meaning given to it in Clause 8.1 (Tax gross-up and indemnities).

“Qualifying Lender” has the meaning given to it in Clause 8.1 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means BRE Bank S.A., ING Bank Śląski S.A., Powszechna Kasa Oszczędności Bank Polski S.A.;

“Refinanced Facility” - means the Existing Facility listed in Part I of Schedule 5 (Existing Facilities and Existing Securities) and marked with an asterisk (“*”), which is to be repaid with the proceeds of the Facility.

“Refinancing Tranche” means the first Utilization of the Facility, which shall be applied by the Borrower towards repayment of the Refinanced Facility.

“Registered Pledge over the Shares” means an agreement pursuant to which the Borrower pledges Shares to the Security Agent equally ranking to pledge established for the benefit of ING Bank N.V. London Branch, by way of a registered pledge (zastaw rejestrowy), executed in form and substance as set forth in Schedule 6 (Form of Securities).

“Relevant Interbank Market” means the Warsaw interbank market for PLN and a European interbank marker as selected by the Facility Agent for USD and EUR.

“Repeating Representations” means each of the representations set out in Clause 9 (Representations).

“Restricted Subsidiary” has the meaning set out in Clause 10.2 (Financial Conditions).

“Screen Rate” means (i) with respect to PLN the percentage rate per annum determined for deposits in PLN for the relevant period, displayed on the appropriate page of the Reuters screen (currently being “WIBO01”), (ii) with respect to USD the British Bankers’ Association Interest Settlement Rate for USD for the relevant period, displayed on the appropriate page of the Reuters screen, (iii) for EUR the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security” or “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under any applicable law.

“Security Documents” means the Original Security Documents and all other assignments,

charges, mortgages, pledges, guarantees, indemnities, subordination agreements and other documents securing receivables of the Original Lenders against the Borrower which may be executed after the date of this Agreement for the benefit of the Lenders to supplement or replace or in order to give (or evidence) security (or any other form of support) for the performance of the obligations of the Borrower under the Finance Documents. The Existing Security is specified in Part II of Schedule 5 (Existing Facilities and Existing Securities).

“Share Capital” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Share Capital, whether or not such debt securities include any right of participation with Share Capital.

“Shareholder” means CEDC.

“Shares” means 4,039,680 ordinary outstanding registered shares of Polmos Białystok of the nominal value of 10 PLN each, constituting 33.95% of its share capital and representing 33,95% of total number of votes at the general meeting of Polmos Białystok.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” means a dependant company within the meaning of article 4 section 1 subsection 4 of the Commercial Companies Code.

“Submission to Execution” means each submission to execution issued in favour of each of the Lenders with respect to their receivables under this Agreement issued by the Borrower pursuant to Article 777 §1 item 5 of the Polish Code of Civil Procedure, executed in form and substance as set forth in Schedule 5 (Form of Securities).

“Tax” means any tax, levy, impost, duty, social security, other public charges, as well as different public dues or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 8.1 (Tax gross-up and indemnities).

“Tax Deduction” has the meaning given to it in Clause 8.1 (Tax gross-up and indemnities).

“Tax Laws” means the Personal Income Tax Act and/or the Corporate Income Tax Act of the Republic of Poland, as well as any other law as in effect in Poland, which gives rise to obligations in respect of Taxes.

“Tax Payment” has the meaning given to it in Clause 8.1 (Tax gross-up and indemnities).

“Total Commitments” means the aggregate of the Commitments being PLN 300,000,000 at the date of this Agreement.

“Transfer Agreement” means a transfer agreement in the form set out in Schedule 4 (Form of Transfer Agreement).

“Treaty Lender” has the meaning set out in Clause 8.1 (Tax gross up and indemnities).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Subsidiary” has the meaning set out in Clause 10.2 (Financial Conditions).

“US GAAP” means generally accepted accounting principles applicable in the United States as in effect from time to time.

“Utilization” means a utilization of the Facility.

“Utilization Date” means the date of Utilization, being the date on which the relevant Utilization of the Loan is to be made.

“Utilization Request” means a notice substantially in the form set out in Schedule 3 (Utilization Request).

“Value Added Tax Act” means Value Added Tax Act of 11 March 2004 (Journal of laws of 2004 No. 54 section 535, as amended).

“VAT” means value added tax as provided for in the Value Added Tax Act and any other tax of a similar nature.

“WIBOR” means:

(a)	the applicable Screen Rate (WIBOR); or

(b)	(if no Screen Rate (WIBOR) is available for the Interest Period of that Facility) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the Warsaw interbank market, as of 11.00 a.m. Warsaw time on the Quotation Day (WIBOR) for the offering of deposits in PLN for a period comparable to the Interest Period for the Loan.

1.2.	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Facility Agent”, the “Security Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, the “Borrower” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(vii)	a provision of law is a reference to that provision as amended or re-enacted;

(viii)	a time of day is a reference to Warsaw time; and

(ix)	all terms used in the singular shall include the plural and the plural the singular.

1.3.	Section, Clause and Schedule headings

Section, Clause and Schedule headings are for ease of reference only.

1.4.	Continuing Default

A Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.5.	Currency symbols

“PLN” and “Zloty” denote the lawful currency for the time being of Poland.

“EUR” and “Euro”, denote the lawful currency for the time being of the Participating Member States in accordance with legislation of the European Communities relating to Economic and Monetary Union.

“USD” or “US Dollar” denotes the lawful currency for the time being of the United States of America.

1.6.	Agreements and Statutes

Any reference in this Agreement to:

(a)	this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

(b)	a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re enacted.

SECTION 2

THE FACILITY

2.1	The Facility

Subject to the terms and the conditions of this Agreement, the Lenders make available to the Borrower the Facility in an aggregate amount equal to the Commitment.

2.2	Finance Parties’ rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.2.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Currency of the Facility

2.3.1	The Facility is being made available to the Borrower in PLN. The Borrower may request the Facility Agent to change the currency of the Facility into another Applicable Currency. Such conversion may be made on the last day of an Interest Period. Upon receipt of a request to convert the Facility into another Applicable Currency, the Facility Agent shall upon receipt a consent from all of the Lenders offer to the Borrower an exchange rate based on which such conversion may be effected. The Facility Agent may, upon consultation with all or a request from any of the Lenders condition conversion of the Facility into another currency upon amendment or re-execution of the respective Finance Documents, in a way which preserves the securities of the Facility and preserves the rights of the Lenders under the respective Finance Documents. Costs of such amendment or re-execution of the Finance Documents shall be borne by the Borrower. The Facility Agent may refuse to convert the Facility into another Applicable Currency in the event that such conversion may have a negative effect on the ranking of the respective securities of the Facility or may otherwise negatively affect the rights of the respective Lenders under the Finance Documents.

SECTION 3

PURPOSE

3.1	Purpose of the Facility

The Facility shall be used for:

(1)	firstly, the repayment of all outstanding indebtedness under the Refinanced Facilities;

(2)	secondly, for the general corporate purposes, including investment activity;

3.2	No unlawful purpose

No part of the Facility may be used for any purpose which would result in the provisions of unlawful financial assistance or for any other unlawful purpose.

3.3	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

SECTION 4

CONDITIONS OF UTILIZATION

4.1	Initial conditions precedent

The Borrower may not deliver the Utilization Request, unless the Facility Agent has confirmed to the Borrower and each Lender that all of the documents and other evidence listed in Part no. 1 of Schedule 2 (Conditions Precedent) have been delivered in the form and substance satisfactory to the Facility Agent.

4.2	Additional Initial Conditions Precedent in respect of the Refinancing Tranche

The Borrower may not deliver the Utilization Request with respect to the Refinancing Tranche, unless the Facility Agent has confirmed to the Borrower and each Lender that:

(1)	at least two (2) Business Days before the proposed Utilization Date, the Facility Agent received the written statement issued by Fortis Bank Austria and addressed to the Facility Agent specifying the detailed amount of outstanding indebtedness of the Borrower towards Fortis Bank Austria under the Refinanced Facilities (including in particular the amount of interest and all other fees and costs) as of the Utilization Date;

(2)	at least two (2) Business Days before the proposed Utilization Date, the Facility Agent received the written statement issued by Fortis Bank Austria and addressed to the Borrower with the copy to the Facility Agent, executed in the form satisfactory to the Facility Agent, pursuant to which Fortis Bank Austria releases any and all Existing Securities under the Refinanced Facility under the suspensive condition that all outstanding indebtedness of the Borrower towards Fortis Bank Austria under the Refinanced Facilities is fully repaid.

4.3	Additional Initial Conditions Precedent in respect of the Utilizations other than the Refinancing Tranche

The Borrower may not deliver the Utilization Request concerning Utilizations other than Utilization connected with the Refinancing Tranche, unless the Facility Agent receives a written confirmation from Fortis Bank Austria that all obligations under the Refinanced Facility were repaid in full and all Existing Securities under Refinanced Facility were released.

4.4	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.5 (Lender’s participation) if on the date of the Utilization Request and on the proposed Utilization Date:

(1)	no Default is continuing or would result from the proposed Loan;

(2)	the Repeating Representations to be made by the Borrower are true in all respects;

(3)	none of the events described in Clause 7.3.2 (Market Disruption) has occurred and is continuing, unless until the date of Utilization Request: (i) the rate of interest on each Lender’s share of that Loan for the Interest Period has been established pursuant to Clause 7.3.2 (1) or alternatively (ii) the Facility Agent and the Borrower have agreed a substitute basis for determining the rate of interest pursuant to Clause 7.3.3 (Alternative basis of interest or funding).

(4)	the amount of the requested disbursement under the Facility does not exceed the Available Commitment.

SECTION 5

UTILIZATION

5.1	Utilization of the Facility

The Borrower may utilize the Facility by requesting disbursement(s) of the Loan, which shall be done by a way of a delivery to the Facility Agent of duly completed Utilization Request(s).

5.2	Delivery of a Utilization Request

The Borrower may utilize the Facility by delivery to the Facility Agent of a respective Utilization Request not later than by the Specified Time.

5.3	Completion of Utilization Request

Each Utilization Request is irrevocable and will not be regarded as having been duly completed unless:

(1)	it is signed by an authorized signatory on behalf of the Borrower;

(2)	it gives details of the account to which the Borrower wishes the proceeds of that Loan to be made available (with respect to the Refinancing Tranche such account should be an account of Fortis bank Austria specified in the statement delivered by Fortis Bank Austria referred to in Clause 4.2 (Additional Initial Conditions Precedent in respect of the Refinancing Tranche);

(3)	the proposed Utilization Date is a Business Day within the Availability Period applicable to that Facility; and

(4)	the currency and the amount of the Loan comply with Clause 5.4 (Currency and amount).

5.4	Currency and amount

5.4.1	The currency specified in a Utilization Request must be PLN.

5.4.2	The amount of the proposed Loan must be an amount which is not more than the Available Facility, provided that the amount of the Utilization constituting a Refinancing Tranche shall be equal to the amount of outstanding indebtedness of the Borrower towards Fortis Bank Austria indicated in the written statement delivered to the Facility Agent pursuant to Clause 4.2 (Additional Initial Conditions Precedent in respect of the Refinancing Tranche).

5.5	Lender’s participation

5.5.1	If the conditions set out in this Agreement have been met each Lender shall make its participation in each Loan available by the Utilization Date through its Facility Office.

5.5.2	The amount of each Lender’s participation in each Loan will correspond to its pro rata participation in the Available Commitment with respect to the Facility.

5.5.3	After receipt of a Utilization Request, the Facility Agent shall notify each Lender of the amount of its participation in the funding of the Utilization which is to be made by the Specified Time.

5.6	Cancellation of Commitment

The Commitment shall be immediately cancelled at the end of the Availability Period.

SECTION 6

REPAYMENT, PREPAYMENT AND CANCELLATION

6.1	Repayment

6.1.1	Repayment of the Loan

The Borrower shall repay the Loan in one instalment paid on the Final Repayment Date.

6.1.2	Re- borrowing

The Borrower may not re-borrow any part of the Facility, which is repaid, converted or prepaid.

6.2	Prepayment And Cancellation

6.2.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(1)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(2)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(3)	the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by provisions of law).

6.2.2	Voluntary cancellation

The Borrower may, upon delivery to the Facility Agent of not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of equivalent of PLN 5,000,000 in Applicable Currency calculated at Applicable Exchange Rate) of an Available Facility. Any cancellation under this Clause 6.2.2 (Voluntary cancellation) shall reduce the Commitment of the Lenders rateably under that Facility.

6.2.3	Voluntary prepayment of the Loan

(1)	The Borrower may, if it gives the Facility Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part (being at least equivalent of PLN 5,000,000, in Applicable Currency calculated at Applicable Exchange Rate, or an integral multiple of such amount) of a Loan.

(2)	A Loan may only be prepaid after the last day of the Availability Period (or if earlier, the day on which the Available Facility is reduced to zero).

(3)	In the event of any prepayment of the Loan pursuant to paragraph (1), the Borrower shall pay to the Facility Agent a prepayment fee in the amount of 0.10 % of the principal amount being prepaid (“Prepayment Fee”).

(4)	The Prepayment Fee shall be paid at the same time as the prepayment is made.

(5)	The Loan (or part thereof) should be prepaid on the last day of an Interest Period.

(6)	Subject to provisions of Clause 6.2.6 (Restrictions), in the event that the Loan is prepaid on a day other than the last day of the Interest Period, the Borrower shall pay the Break Costs.

6.2.4	Right of repayment and cancellation in relation to a single Lender

(1)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 8.1.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Obligor under Clause 8.1.3 (Tax indemnity) or Clause 8.2 (Increased costs);

the Borrower may, whilst the circumstances referred to in items (i) or (ii) continue, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(2)	On receipt of a notice referred to in paragraph (1) above, the Commitment of that Lender shall immediately be reduced to zero.

(3)	On the last day of the Interest Period during which the Borrower has given notice under paragraph (1) above, the Borrower shall repay that Lender’s participation in the Loan.

6.2.5	Restrictions

(1)	Any notice of cancellation or prepayment given by any Party under this Clause 6.2 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(2)	Any prepayment of this Agreement shall be made, subject to any Break Costs, together with accrued interest on the amount prepaid.

(3)	Any prepayment under this Clause 6.2 (Prepayment and cancellation) shall satisfy the obligations of the Borrower in inverse order of maturity.

(4)	The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

(5)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(6)	If the Facility Agent receives a notice under this Clause 6.2 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 7

COSTS OF UTILIZATION

7.1	Interest

7.1.1	Calculation of interest

Subject to Clauses 7.1.3 (Default Interest) and 7.3 (Changes to the calculation of interest) and this Clause 7.1.1 (Calculation if interest), the rate of interest on each Loan for the Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Applicable Interbank Rate; and

(iii)	Mandatory Costs.

7.1.2	Payment of interest

The Borrower shall pay accrued interest on a Loan on the last day of each Interest Period.

7.1.3	Default Interest

(1)	Upon occurrence of an Event of Default, for as long as an Event of Default continues default interest shall accrue on the Loan at a rate which is 2 (two) per cent higher than the rate which is specified in Clause 7.1.1 (Calculation of Interest).

(2)	Default interest (if unpaid) will be compounded with the overdue amount at the end of each Interest Period applicable but will remain immediately due and payable.

7.1.4	Timing of payment

Default interest shall be immediately due and payable by the Borrower on demand by the Facility Agent.

7.1.5	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

7.2	Interest Periods

7.2.1	Duration of Interest Periods:

(1)	Each Loan has successive Interest Periods.

(2)	Subject to the following provisions of this Clause 7.2 (Interest Periods), each Interest Period will be each period of one (1) Month;

(3)	Each Interest Period:

(i)	shall start:

(A)	with respect to the first Interest Period - on the Utilisation Date of the Facility and shall be calculated starting from the Utilization Date (including such date) or

(B)	with respect to successive Interest Periods - on the day which follows the last day of a preceding Interest Period and shall be calculated starting from this date; and

(ii)	shall end:

(A)	with respect to the first Interest Period - on the last day of the Month of such Interest Period and shall be calculated until such date (excluding such date) or

(B)	with respect to successive Interest Periods - on the last day of the Month of such Interest Period and shall be calculated until such date (excluding such date) and provided that the last Interest Period for the Loan shall not extend beyond the Final Repayment Date.

7.2.2	Non-Business Days:

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that Month (if there is one) or the preceding Business Day (if there is not).

7.3	Changes To The Calculation Of Interest

7.3.1	Absence of quotations

Subject to Clause 7.3.2 (Market disruption), if the Applicable Interbank Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the Applicable Interbank Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

7.3.2	Market disruption

(1)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(2)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the Applicable Interbank Rate for the relevant Interest Period; or

(ii)	a Lender determines that it will not be able to obtain funding in the currency in the amount of its participation in a Loan for such Interest Period.

7.3.3	Alternative basis of interest or funding

(1)	If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(2)	Any alternative basis agreed pursuant to paragraph (1) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

7.3.4	Break Costs

(1)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(2)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

7.4	Fees

7.4.1	Arrangement fee

(1)	The Borrower shall pay to the Arranger an arrangement fee with respect to the Facility (the “Arrangement Fee”) in accordance with the terms of the Fee Letter.

(2)	The Borrower shall pay the Arrangement Fee from its own funds.

SECTION 8

ADDITIONAL PAYMENT OBLIGATIONS

8.1	Tax Gross Up And Indemnities

8.1.1	Definitions

In this Clause 8.1 (Tax Gross up and Indemnities):

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Qualifying Lender” means a Lender which

(a)	is a company resident in Poland for the Polish tax purposes; or

(b)	has its registered seat and place of management outside Poland and is lending through its permanent establishment in Poland, income payments to which are exempt from any requirement to deduct Tax imposed by any tax authority in Poland; or

(c)	is a Treaty Lender with its principal office and tax residence in an OECD member state.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax;

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment to be made under a Finance Document; and

“Tax Payment” means either an increased payment made by the Borrower to a Finance Party under Clause 8.1.2 (Tax gross-up) or a payment under Clause 8.1.3 (Tax indemnity).

“Treaty Lender” means a Lender which, on the date of payment of interest under this Agreement, fulfils all the conditions imposed by any double taxation treaty in force on that date to which Poland is a party, for the payment to be made without any deduction and free and clear of and without any deduction for or on account of any Taxes.

Unless a contrary indication appears, in this Clause 8.1 (Tax gross up and indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

8.1.2	Tax gross-up

(1)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by provisions of law.

(2)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax deduction (or that there is any change in the rate or the basis of a Tax Deduction)

notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(3)	If a Tax Deduction is required by provisions of law to be made by an Obligor, the amount of the payment due from that an Obligor shall be increased to an amount which (after making any Tax Deduction) leaves the Finance Party entitled to such payment with an amount equal to the amount of the payment which would have been due if no Tax Deduction had been required.

(4)	An Obligor is not required to make an increased payment to a Lender under paragraph (3) above for a Tax Deduction in respect of tax imposed by the Republic of Poland on a payment of interest on a Loan, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any provisions of law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Treaty Lender and an Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (7) below.

(5)	If an Obligor is required to make a Tax Deduction, that the Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by provisions of law.

(6)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, an Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(7)	A Treaty Lender and an Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that an Obligor to obtain authorization to make that payment without a Tax Deduction (including, but not limited to providing that Obligor with the certificate of that Treaty Lender’s tax residence issued by the competent tax authority).

8.1.3	Tax indemnity

(1)

The Borrower shall (within three Business Days of demand by the Facility Agent) pay or procure payment to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of any sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable under) a Finance Document.

(2)	Paragraph (1) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for Tax purposes; or

(B)	under the law of the jurisdiction in which that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 8.1.2 (Tax gross-up); or

(B)	would have been compensated for by an increased payment under Clause 8.1.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (4) of Clause 8.1.2 (Tax gross-up) applied.

(3)	A Protected Party making, or intending to make a claim under paragraph (1) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(4)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 8.1.3 (Tax indemnity) notify the Facility Agent.

8.1.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party, acting reasonably, determines that:

(1)	a Tax Credit is attributable to that Tax Payment; and

(2)	that Finance Party has obtained, utilized and retained that Tax Credit,

(3)	the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

8.1.5	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of entry into any Finance Document.

8.1.6	Value added tax

(1)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is properly chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(2)	If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(3)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

8.2	Increased Costs

8.2.1	Increased Costs

(1)	Subject to Clause 8.2.3 (Exceptions), the Borrower shall within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any provision of law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(2)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

8.2.2	Increased Cost claims

(1)	A Finance Party intending to make a claim pursuant to Clause 8.2 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(2)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs (and providing information on their nature and calculation).

8.2.3	Exceptions:

(1)	Clause 8.2 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by provisions of law to be made by an Obligor;

(ii)	compensated for by Clause 8.1.3 (Tax indemnity) (or would have been compensated for under Clause 8.1.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (2) of Clause 8.1.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any provision of law or regulation.

(2)	In this Clause 8.2, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 8.1.1 (Definitions).

8.3	Other Indemnities

8.3.1	Currency indemnity

(1)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(2)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

8.3.2	Miscellaneous indemnities

The Borrower shall (or procure that an Obligor will) within three Business Days of demand indemnify each Finance Party against any funding or other costs, loss, expense or liability sustained by such Finance Party as a consequence of:

(1)	the occurrence or continuance of any Event of Default;

(2)	a failure by the Obligor to pay any amount due under a Finance Document on its due date including any cost, loss or liability arising as a result of Clause 14.3 (Sharing among the Finance Parties);

(3)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilization Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(4)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(5)	the taking, holding, protection or enforcement of the Security constituted by the Security Documents.

8.3.3	Indemnity to the Agents

The Borrower shall or shall procure that an Obligor shall promptly indemnify the Facility Agent and the Security Agent against any cost, loss or liability incurred by them (acting reasonably) as a result of:

(1)	investigating any event which it reasonably believes is a Default; or

(2)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized.

8.4	Mitigation By The Lenders

8.4.1	Mitigation

(1)	Each Finance Party shall (in consultation with the Borrower), take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to any of Clause 6.2.1 (Illegality), Clause 8.1 (Tax gross up and indemnities) or Clause 8.2 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(2)	Paragraph (1) above does not in any way limit the obligations of any Obligor under the Finance Documents.

8.4.2	Limitation of liability

(1)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 8.4.1 (Mitigation).

(2)	A Finance Party is not obliged to take any steps under Clause 8.4.1 (Mitigation) if, in the opinion of the Finance Party (acting reasonably), to do so might be prejudicial to it.

8.5	Costs And Expenses

8.5.1	Transaction expenses

The Borrower shall or shall procure that an Obligor shall promptly on demand (whether or not the Facility is utilized) reimburse the Finance Parties the amount of all costs and expenses reasonably incurred by any of them in connection with the Finance Documents executed after the date of this Agreement and syndication of the Loan, provided that any such costs and expenses require prior approval from the Borrower, any such approval from the Borrower not being unreasonably refused of withheld. Notwithstanding the foregoing no cost shall be charged by the Finance Parties in connection with (i) the negotiation and execution of Finance Documents executed until and including the date of this Agreement and (ii) issuance of the legal opinions mentioned in Schedule 2 point 1.6 and 1.7. Such costs shall borne by the Finance Parties.

8.5.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 15.1.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement. The Facility Agent shall inform the Borrower of the costs or the expected costs referred to above prior to such costs being incurred.

8.5.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

8.5.4	Mandatory Costs

(1)	If any Lender is obliged to make a payment into the Bank Guarantee Fund as a result of it maintaining its Commitment, or making, funding or maintaining any Loan made or to be made under this Agreement, the Borrower shall, or shall procure that an Obligor shall, within ten (10) Business Days after being so demanded, pay such amount as will fully compensate that Lender for such payment.

(2)	For the purposes of the Borrower’s payment obligations under paragraph (1) above, each Lender may apply any amount standing to the credit of an account of a Borrower held with such Lender in or towards such payment.

(3)	A Lender shall notify the Facility Agent and the Borrower of any application made by it pursuant to paragraph (2) above.

SECTION 9

REPRESENTATIONS

9.1	Representations

The Borrower for itself (and in the name and on behalf of each of the Obligor) makes the representations and warranties set out in this Clause 9.1 (Representations) to each Finance Party on the date of this Agreement.

9.1.1	Status

Each Obligor is a company with a limited liability (in form of a joint stock company or a limited liability company or similar), duly incorporated, validly existing under the laws of its jurisdiction of incorporation and has the power and all necessary governmental and other consents, approvals, licenses and authorities in any applicable jurisdiction to own its assets and carry on its business.

9.1.2	Powers

The obligations expressed to be assumed by the Obligors in each of the Finance Documents are legal and valid obligations binding on each respective Obligor and enforceable against it in accordance with the terms thereof.

9.1.3	Due Authorizations

All Authorizations required by each Obligor in connection with the entry into, performance, validity and enforceability of and admissibility in evidence in the jurisdiction of its incorporation of and the transactions contemplated by the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect, except for any filings, applications and registrations of Security Documents which can only be made after the date of this Agreement.

9.1.4	Binding obligations

The obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are the legal, valid and binding obligation (subject to all necessary registrations of the Security Documents) enforceable in accordance with its terms

9.1.5	Non-conflict with other obligation

The execution and performance by the Obligor of, and the transactions contemplated by, the Finance Documents do not and will not:

(1)	conflict with any agreement or instrument to which the Obligor is a party or which is binding upon it or any of its assets and in particular with Existing Financing, the Indenture, the Notes and the Notes Guarantees;

(2)	conflict with the constitutional documents of the Obligor;

(3)	conflict with any applicable law or regulation; or

(4)	cause the Obligor to create a Security over any of its assets other than provided by the Security Documents.

9.1.6	Governing law and enforcement

(1)	The choice of Polish law as the governing law of the Finance Documents (except for Pledge over the Shares with respect to Bols Hungary, which shall be governed by Hungarian law) will be recognized and enforced in the jurisdiction of incorporation of each Obligor.

(2)	Any judgment obtained in Poland in relation to a Finance Document will be recognized and enforced in its jurisdiction of incorporation.

9.1.7	Deduction of Tax

No Obligor is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document, save as otherwise provided in this Agreement.

9.1.8	No filing or stamp taxes

Under the law of the jurisdiction of incorporation of each Obligor it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction (other than the filing and/or registration of any Security Document at the central register of pledges in the Republic of Poland and the respective filings made with respect to Pledge over Shares issued by Bols Hungary) and a notification to appropriate banking supervision authorities pursuant to foreign exchange regulations) or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except stamp duty, notarial fees and taxes payable in respect of the Security Documents.

9.1.9	Ranking of liabilities

The payment obligations of each Obligor under the Finance Documents constitute its direct and unconditional obligations and rank at least pari passu in right and priority of payment with all the other present and future unsecured indebtedness of such Obligor), except for indebtedness mandatory preferred by law applying to companies generally or by reason of a Permitted Security. The Borrower has taken all necessary action to procure that obligations of respective Obligors under the Finance Documents comply with the requirements arising under the Indenture requiring the Financial Indebtedness of the Obligors to rank pari passu in right and priority of payment with all their the present and future indebtedness under the Indenture, the Notes and the Notes Guarantees.

9.1.10	Financial Indebtedness

No Obligor has any Financial Indebtedness other than Permitted Financial Indebtedness.

9.1.11	Security

There is no Security affecting any of the assets of any Obligor except Permitted Security and neither the execution of any Security Document by any of the Obligor, nor its exercise of its rights under any such document, will result in the existence of, or oblige any Obligor to create, any Security in favour of any person (other than a Finance Party and holders of the Notes).

9.1.12	No Default

(1)	No Event of Default has occurred and is continuing or might reasonably be expected to result from the execution of, or the performance of any transaction contemplated by any Finance Document.

(2)	No Obligor is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or any law binding on it to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

9.1.13	No winding - up

No Obligor has taken any corporate action, nor have any other steps been taken or legal proceedings been started or (so far as the senior officers of the Borrower are aware) threatened against any Obligor by any of its creditors and other entities which is, in each case, continuing, for:

(1)	its winding-up, dissolution, insolvency, bankruptcy, administration or re-organization (whether by voluntary arrangement, scheme of arrangement or otherwise save as previously approved by all the Lenders in writing); or

(2)	the enforcement of any Security over all or any of its revenues or assets; or

(3)	the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

9.1.14	Non-disclosure

The Borrower has not failed to disclose to the Facility Agent any matters of which they are aware which would reasonably to expect to be material to:

(1)	any Obligor’s ability to pay any indebtedness under any Finance Document; or

(2)	any Obligor’s ability to comply with any Finance Documents or the validity or enforceability of any Finance Document; or

(3)	the willingness of the Lenders to provide the Facility to the Borrower.

9.1.15	Completeness of disclosed information

(1)	All written information supplied by the Borrower, or on behalf of the Borrower or on behalf of the Obligor to the Facility Agent or its advisers is true, complete and accurate in all material respects and is not misleading in any material respect. Nothing has occurred or been omitted since the date the information was provided which renders the information untrue or misleading in any material respect. No information has been knowingly withheld which if disclosed would have a Material Adverse Effect.

(2)	The financial projections delivered to the Facility Agent have been prepared in a good faith, and were believed by the Borrower to be true and accurate in all material respects at the time they were submitted to the Facility Agent and additionally in respect to the financial projections have been prepared on the basis of reasonable assumptions.

9.1.16	Financial Statements

The Original Financial Statements or, where this representation is repeated pursuant to Clause 9.9.26 (Repetition), the most recent Financial Statements, (including their notes) give a true and fair view of the state of affairs (or, in the case of management accounts, present with reasonable accuracy the financial position) of the Borrower or the Group or the Obligors (as the case may be) at the date to which they were made up and have been prepared in accordance with GAAP consistently applied. Additionally, individual Financial Statements of the Borrower and the respective Obligors, and their accounting procedures, comply with the requirements arising under the applicable local accounting standards, such as PAS (with respect to Polish companies).

9.1.17	Liability

So far as the Borrower or any other Obligor is aware, there are no circumstances which are likely to give rise to a third party claim against any Obligor , which if adversely determined against such Obligor member, are reasonably likely to have a Material Adverse Effect.

9.1.18	Intellectual Property Rights

Each of the Obligors:

(1)	is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted; and

(2)	does not, in carrying on its business, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect.

9.1.19	Tax liabilities

(1)	No Tax claims are being or are reasonably likely to be assessed against any Obligor which are not provided for in its last audited accounts, which are likely to be determined against it and which, if asserted, are (individually or collectively) reasonably likely to have a Material Adverse Effect.

(2)	No Obligor is overdue in the filing of any Tax returns the non filing of which is reasonably likely to have a Material Adverse Effect.

(3)	Each Obligor either:

(a)	has paid all taxes shown to be due on such returns or on any assessments made against it, except:

(ii)	Taxes being diligently contested in good faith, for which it has provided adequate reserves in the Original Financial Statements; or

(iii)	if non-payment, or a claim for payment of which is not reasonably likely to have a Material Adverse Effect; or

(b)	has provided for payment in the Original Financial Statements.

9.1.20	Environmental compliance

(1)	The Obligors have performed in all material respects, all material covenants, conditions, restrictions, agreements, statutory requirements, planning consents,

bye- laws, orders and regulations affecting any property which any Obligor is or has occupied or conducted any activity in, including relating to the Environment, no notice of any breach of any such matter has been received and as far as the Borrower is aware, there are no grounds for any such notice being issued.

(2)	Obligors have no actual or potential material liability relating to the Environment in connection with its acts or omissions or (to their best knowledge) in connection with the acts or omissions of any predecessor in title to any of their properties.

(3)	If required, the Obligors are, and have at all times been, in compliance in all material respects with Environmental Laws.

(4)	Obligors have obtained and is, and has at all times been, in substantial compliance, in all material respects, with Environmental Permits and no circumstances exist which are reasonably likely to prevent or interfere with such compliance in the future.

9.1.21	Compliance with laws

Each Obligor is in material compliance with all provisions of law applicable to them and their business.

9.1.22	Immunity

The Finance Documents and the transactions contemplated by the Finance Documents are commercial rather than public or governmental acts and no Obligor is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any provision of law or in any jurisdiction where any action may be brought for the enforcement of any of the obligations arising under or relating to the Finance Documents.

9.1.23	Material Adverse Change

Since the date of the most recent Financial Statements delivered to the Facility Agent there has been no development or event which has had, or could reasonably be expected to have, a Material Adverse Effect.

9.1.24	No proceedings pending or threatened

Except as revealed to the Facility Agent in writing (to the extent satisfactory to the Agent) prior to the execution of this Agreement, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or threatened against the Borrower and the Obligors.

9.1.25	Repetition

The Repeating Representations are deemed to be made by the Borrower (for itself and each Obligor) by reference to the facts and circumstances then existing on:

(i)	on the date of this Agreement;

(ii)	the date of each Utilization Request;

(iii)	on each Utilization Date;

(iv)	on the first day of each Interest Period; and

(v)	each date on which the most recent Financial Statements are furnished to the Facility Agent.

SECTION 10

UNDERTAKINGS AND POSITIVE COVENANTS

10.1	Information Undertakings

The undertakings in this Clause 10.1 (Information undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

10.1.1	Financial statements

The Borrower and CEDC shall supply to the Facility Agent:

(1)	as soon as the same become available, but in any event within one hundred eighty (180) days after the end of each of its financial years (save for the Borrower’s audited (consolidated, if appropriate) financial statements for that financial year, which will be supplied to the Facility Agent as soon as practicable) its audited (consolidated, if appropriate) financial statements for that financial year; and

(2)	as soon as the same become available, but in any event within thirty (45) days after the end of each Quarter Date, its unaudited quarterly financial statements (i.e. quarterly report on Form 10-Q for CEDC and GUS’s F-01 for the Borrower) certified by the Management Board of the Borrower;

(3)	upon occurrence of an Event of Default, within ten (10) days after the end of each month balance sheet, income statement and cash flow statement.

In respect of the CEDC financial statements the above requirements shall be deemed to be fulfilled if the Borrower or CEDC notifies the Facility Agent in writing within respective term provided for above that CEDC financial statement has been published and is publicly available on the web site of the US Securities and Exchange Commission (www.sec.gov), together with indication of exact location (link) of given financial statement on the above page.

10.1.2	Additional documents

The Borrower shall supply to the Facility Agent:

(1)	together with financial statement mentions in Clause 10.1.1 (Financial statements) paragraph (1) and (2) ageing structure of its trade receivables divided into: regular, overdue up to 30/ 60/ 90/ 360 and overdue above 360 days.

(2)	by March 31 of each year, the up-dated budget of this year.

10.1.3	Compliance Certificate

(1)	The Borrower shall supply to the Facility Agent, together with the quarterly financial statements, a Compliance Certificate setting out in particular (in a reasonable detail) computations as to compliance with Clause 10.2 (Financial condition) as at the date as at which those financial statements were drawn up and containing confirmations that no Default nor Event of Default exists.

(2)	Each Compliance Certificate shall be signed by an authorized director of the Borrower.

10.1.4	Requirements as to financial statements

(1)	Each set of financial statements delivered by the Borrower pursuant to Clause 10.1.1 (Financial statements) shall, to the extent required by law, be certified by an authorized representative of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(2)	The Borrower shall procure that each set of financial statements of each Obligor delivered pursuant to Clause 10.1.1 (Financial statements) is prepared using US GAAP and PAS (as the case may be).

10.1.5	Financial Year

The Borrower shall ensure that Obligors do not alter their Financial Year.

10.1.6	Auditor’s certificate

(1)	Following an Event of Default which is continuing or where the Facility Agent has reasonable grounds for believing that an Event of Default is continuing, the Facility Agent may require the Auditors to:

(i)	verify to the Facility Agent’s satisfaction any financial information required by the Finance Documents to be provided to the Facility Agent;

(ii)	verify accuracy of Compliance Certificate and any figures required to calculate the financial covenants;

(iii)	disclose to the Facility Agent or the Finance Parties such information as the Facility Agent may reasonably request; or

(iv)	discuss with the Borrower the manner in which the Obligors are preparing the information to be supplied under this Agreement and the accuracy and reliability of such information and report their findings to the Facility Agent (provided that a representative of the Group shall be permitted to be present during any such discussions);

(2)	and if the Facility Agent, acting reasonably, remains concerned about the accuracy of such information, the Facility Agent may require an independent firm of accountants acceptable to the Facility Agent to carry out an appropriate investigation and give a certificate satisfactory to the Facility Agent concerning any matter referred to in paragraph (1) items (i) or (ii) above or the calculation of any term defined in Clause 10.2 (Financial conditions).

(3)	All investigations required by the Facility Agent under paragraph (1) shall be at the expense of the Borrower where an Event of Default is established to have been continuing. Where no Event of Default is established to have been continuing, such investigations shall be at the expense of the Borrower only where the Facility Agent is able to demonstrate that it acted on the basis of clear evidence supporting its belief that an Event of Default was continuing, provided that the Borrower shall not be required to pay the costs of more than one such investigation in any Financial Year or more than two such investigations over the duration of the Facility.

10.1.7	“Know your customer” checks

(1)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of item (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender use all reasonable endeavours to supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in item (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in item (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(2)	Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

10.1.8	Information: miscellaneous

The Borrower shall supply to the Facility Agent:

(1)	on request, all material documents dispatched by the Borrower to its creditors ;

(2)	promptly upon becoming aware of them, the material details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower, and which might, if adversely determined, have a Material Adverse Effect;

(3)	promptly upon becoming aware of them, details of any event which would, in the opinion of the Borrower result in the breach of any undertaking set out in Clause 10.2 (Financial Condition);

(4)	at the same time as they are dispatched copies of the documents relating to the intention of calling any meeting of the shareholders of the Borrower that is to amend the articles of agreement of the Borrower or adopt any resolutions having material effect on the Borrower’s business indicating the agenda thereof and copies of all minutes of the meetings of the shareholders of the Borrower and the complete text of all resolutions adopted without the formal conveyance of such meetings;

(5)	promptly, upon becoming aware of them, details of any circumstances, which result or may be reasonably expected to result in a Default or an Event of Default, such as in particular circumstances in the light of which the representations and warranties delivered under the Finance Documents appear to be untrue, incomplete or misleading;

(6)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

(7)	promptly upon a request by the Facility Agent, a certificate signed by its management board members on its behalf certifying that no Default has occurred or is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

10.2	Financial Condition

10.2.1	Financial definitions

In this Clause 10.2 (Financial Conditions):

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of CEDC and its Restricted Subsidiaries taken as a whole or of assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by the respective provisions of the Indenture. (described under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any Restricted Subsidiary of CEDC or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $500,000;

(2)	a transfer of assets between or among CEDC and its Restricted Subsidiaries,

(3)	an issuance of Equity Interests by a Restricted Subsidiary of CEDC to CEDC or to a Restricted Subsidiary of CEDC;

(4)	the sale or lease of products (including, for the avoidance of doubt, user terminals), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment that does not violate the covenant of the Indenture (under the caption “—Certain Covenants—Restricted Payments”) or a Permitted Investment;

(7)	the waiver, compromise, settlement, release or surrender of any right or claim in the ordinary course of business; and

(8)	the sale or other disposition or assets received by CEDC or any of its Restricted Subsidiaries in compromise or settlement of claims of CEDC or any of its Restricted Subsidiaries; provided however that the net cash proceeds of such sale or disposition are applied in accordance with the covenant described above under the Indenture (caption “—Repurchase at the Option of Holders—Asset Sales”).

“Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Calculation Day” means the last day of the Calculation Period falling on every 31 March, 30 June, 30 September, 31 December of each year until Final Repayment Date. First Calculation Date falls on June 2007.

“Calculation Period” means each period of twelve months immediately preceding the Calculation Day and ending on the Calculation Day.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital or finance lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the “Stated Maturity” thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)	securities (i) issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities), or (ii) which are denominated in euros and are issued by, or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004 or the Republic of Poland on the Issue Date, or any agency or instrumentality thereof, in each case having maturities of not more than six months from the date of acquisition;

(2)	certificates of deposit, time deposits and other bank deposits in U.S. Dollars or Euro with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating of A-1/P-1 or better from Moody’s and S&P;

(3)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(5)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Consolidated Coverage Ratio” means, in a given Calculation Period, the ratio of EBITDA to the Fixed Charges.

“Consolidated Net Income” means “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5)	any expenses, charges or other costs related to the Transactions (including amortization of any such expenses, charges or other costs that have been capitalized) will be excluded.;

“Disqualified Shares” means any Equity Interests that, by their terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interests), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interests, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Shares solely because the holders of the Share Capital have the right to require CEDC to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Shares if the terms of such Equity Interests provide that CEDC may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant under the Indenture (under the caption “—Certain Covenants—Restricted Payments.”).

“EBITDA” means, for each Calculation Period, the Consolidated Net Income of CEDC; without duplication:

(1)	provision for taxes based on income or profits of CEDC and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	the Fixed Charges of CEDC and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of CEDC and the Subsidiaries (including amortization of capitalized debt issuance costs for such period and any non—cash compensation expense, realized for grants of stock options or other rights to officers, directors and employees), all of the foregoing determined on a consolidated basis in accordance with GAAP; plus

(4)	minority interests to the extent that such minority interests were deducted in computing Consolidated Net Income; minus

(5)	to the extent they increase Consolidated Net Income, net after-tax exceptional or non- recurring gains; plus

(6)	to the extent they decrease Consolidated Net Income, net after-tax exceptional or non- recurring losses; minus

(7)	to the extent they increase Consolidated Net Income, non-cash items (including the partial or entire reversal of reserves taken in prior periods, but excluding reversals of accruals or reserves for cash charges taken in prior periods and excluding the accrual of revenue in the ordinary course of business) for such period;

“Equity Interests” of any person means Share Capital and all warrants, options or other rights to acquire the Share Capital (but excluding the Indebtedness that is convertible into or exchangeable for Share Capital) of any person.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller that is not an Affiliate of the buyer in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors (unless otherwise provided in the Indenture).

“Fixed Charges” - means, without duplication:

(1)	the consolidated interest expense of CEDC and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of indebtedness issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all expenses accrued or paid or payments received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another person that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preference shares of such person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of CEDC (other than Disqualified Shares) or to CEDC or a Restricted Subsidiary of CEDC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined statutory income or corporation tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Government Securities” means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by any country of the European Union that uses the Euro as its currency and participated in the EMU for the payment of which guarantee of obligations the full faith and credit of any country of the European Union that uses the Euro as its currency and participates in the EMU is pledged and which are not callable or redeemable at the option of CEDC thereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified person, any indebtedness of such person (excluding accrued expenses and trade payables), without duplication, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the Guarantee by the specified person of any Indebtedness of any other person.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If CEDC or any Subsidiary of CEDC sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of CEDC such that, after giving effect to any such sale or disposition, such Subsidiary is no longer a Restricted Subsidiary of CEDC, CEDC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of CEDC Investments in such

Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant under the Indenture (caption “—Certain Covenants—Restricted Payments.”). The acquisition by CEDC or any Subsidiary of CEDC of a Person that holds an Investment in a third person will be deemed to be an Investment by CEDC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant under the Indenture (under the caption “—Certain Covenants—Restricted Payments.”) Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Net Debt” means any interest bearing debt (especially any credit facilities, loans, obligations resulting from the financial transactions as well as any indebtedness under the Notes) minus any cash positions reported in the balance sheet.

“Net Debt Ratio” means, in a given Calculation Period, the ratio of Net Debt to EBITDA.

“Net Income” means, with respect to any specified person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preference shares dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Permitted Investment” means:

(1)	any Investment in CEDC or in a Restricted Subsidiary of CEDC;

(2)	any Investment in Cash Equivalents or Government Securities;

(3)	any Investment by CEDC or any Restricted Subsidiary of CEDC in a person, if as a result of such Investment: (a) such person becomes a Restricted Subsidiary of CEDC; or (b) such person is merged, consolidated, amalgamated or otherwise combined with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CEDC or a Restricted Subsidiary of CEDC;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant under the Indenture (under the caption “—Repurchase at the Option of Holders—Asset Sales “);

(5)	any acquisition of assets or Share Capital solely in exchange for the issuance of Equity Interests (other than Disqualified Shares) of CEDC;

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of CEDC or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of CEDC or the Restricted Subsidiary of CEDC in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)	repurchases of the Notes;

(10)	Investments existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part, thereof;

(11)	Investments constituting Permitted Business Investments, the sum of which does not exceed the greater of $5.0 million at any time outstanding; and

(12)	other Investments in any person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding of no more than $10.0 million.

“Permitted Business” means (i) the production and bottling of vodka and other alcoholic beverages and sales thereof, (ii) the importing, exporting, transportation, distribution and sale of beverages (including alcoholic beverages), cigars and cigarettes and other fast moving consumer goods; and (iii) any activity or business that is a reasonable extension or expansion of, or reasonably related to, the business described in the preceding clauses (i) and (ii).

“Permitted Business Investments” means an Investment in any Person the primary business of which consists of a Permitted Business.

“Restricted Subsidiary” - means any Subsidiary of a given Person which is not Subsidiary designated by the board of directors of CEDC as an “Unrestricted Subsidiary” pursuant to the terms and conditions specified in the Indenture.

“Share Capital” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Share Capital, whether or not such debt securities include any right of participation with Share Capital.

“Unrestricted Subsidiary” means any Subsidiary of CEDC that designated by the board of directors of CEDC as an “Unrestricted Subsidiary” pursuant to the terms and conditions specified in the Indenture.

10.2.2	Financial covenants

The Borrower shall ensure that:

(1)	the Consolidated Coverage Ratio, at each Calculation Date will be not less than 2,25:1 calculated for the Calculation Period;

(2)	the Net Debt Ratio, at each Calculation Date will be less than 5,5:1 calculated for the Calculation Period.

10.3	Positive Covenants

Unless the Facility Agent shall have previously agreed otherwise, the Borrower shall procure that each Obligor shall:

10.3.1	Authorizations

Promptly obtain, maintain and comply with the material terms of any authorisation necessary under any law or regulation of its jurisdiction of incorporation to ensure the legality, validity, enforceability of any Finance Documents,

10.3.2	Compliance with laws

Comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

10.3.3	Compliance with other agreements

Duly comply with their contractual arrangement, where non-compliance with such arrangements could have Adverse Material Effect and in particular procure that the Obligors are in full compliance with the terms of the Indenture, the Notes and the Notes Guarantees.

10.3.4	Ranking of liabilities

Subject to the next sentence, ensure that its payment obligations under the Finance Documents will constitute its direct and unconditional obligations and rank at least pari passu in right and priority of payment with all its other present and future indebtedness (except for indebtedness mandatory preferred by provisions of law applying to companies generally or by reason of a Permitted Security). The Borrower shall take all necessary action to procure that obligations of respective Obligors under the Finance Documents comply with the requirements arising under the Indenture requiring the Financial Indebtedness of the Obligors to rank pari passu in right and priority of payment with all their the present and future indebtedness under the Indenture, the Notes and the Notes Guarantees.

10.3.5	Insurance

Maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

10.3.6	Access

On prior notice which is reasonable in the circumstances being given to the Borrower by the Facility Agent, specifying the purpose of the contemplated action and to be given during normal business hours, permit employees of and approved by the Facility Agent’s representatives or advisers of the Facility Agent and/or the Security Agent to have access to and inspect the property, assets, books and records of any Obligor.

10.3.7	Environmental compliance

Comply in all respects with all Environmental Law and obtain and maintain any Environmental Permit and take all steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might be expected to have a Material Adverse Effect.

10.3.8	Environmental claims

Inform the Facility Agent in writing if any Environmental Claim has been commenced or (to the best of the Borrower’s knowledge and belief) is threatening against it or against any of the Obligors in any case where such claim would be likely, if adversely determined, to have a Material Adverse Effect or of any facts or circumstances which will or are likely to result in any Environmental Claim being commenced or threatening against the Obligor in any case where such claim would be likely, if determined against the Obligor, to have a Material Adverse Effect.

10.3.9	Taxes

(1)	Pay all Taxes when due and payable by it within applicable time limits (including any grace period) (save where such Taxes are being diligently contested in good faith and for which the relevant Obligor has provided adequate reserves in its financial statements), and ensure to the greatest extent possible by such payment that no tax authority is entitled to any Security over the assets of any Obligor which ranks ahead of the Security.

(2)	Ensure that at all times the tax documentation required by the appropriate tax regulations for the transactions within the Group is prepared in relation to each such transaction, if the aggregate annual payments under such transaction amount to PLN 50,000 or more.

10.3.10	Intellectual property

Maintain, protect and safeguard the Intellectual Property Rights, except in circumstances where a failure to do so would not reasonably be expected to have a Material Adverse Effect.

10.3.11	Security

At its own expense, execute and do all such assurances, acts and things as the Security Agent or a Lender may require (except if by reason of syndication), for reinstating, re-executing, perfecting or protecting the security constituted or evidenced or purported to be constituted or evidenced by any of the Finance Documents.

10.3.12	Security Registration

Ensure that the Registered Pledge over the Shares is registered within three months from the date hereof and a pledge over quota of Bols Hungary is filed for registration with Chattel Register of the Hungarian Chamber of Notaries and evidence of such filing is delivered to the Facility Agent within 10 Business Days after the date of this Agreement. The Facility Agent shall in the event that no registration is obtained in spite of due care being exercised by the Borrower agree to prolong this period.

SECTION 11

NEGATIVE UNDERTAKINGS

11.1	Obligation To Abstain From Certain Activities

Unless the Facility Agent shall have previously agreed otherwise, the Borrower and the Borrower shall procure that each Obligor shall not:

11.1.2	Restriction on Financial Indebtedness

The Borrower shall not incur or have outstanding any Financial Indebtedness other than Permitted Financial Indebtedness;

11.1.4	Announcements

Except as required by law, stock exchange regulations or any Government Authority, make, or permit any of its officers or employees to make, any press release or other media communication in connection with the Facility which refers to any Finance Party without previously agreeing its contents with the Facility Agent.

11.1.6	Change of the legal form

Until Final Repayment Date, the Obligors will not make any changes of the existing legal form. In case of entities which shall issue the Promissory Notes, change of the existing legal form is allowed but under prior written notification of the Lenders about planned change of legal form ;

SECTION 12

EVENTS OF DEFAULT

12.1	Events Of Default

Each of the events or circumstances set out in this Clause 12.1 (Events of Default) is an Event of Default, irrespective of whether the Borrower and/or the respective Obligor is responsible for occurrence of such event or circumstances.

12.1.1	Non-payment

The Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable.

12.1.2	Misrepresentation

Any representation or statement made by the Borrower in any Finance Document or in any notice or other document, certificate or statement delivered by it or on its behalf pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

12.1.3	Specific covenants

The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 9 (Representations), Clause 10.1 (Information Undertakings), Clause 10.3 (Positive Covenants) or Clause 11 (Negative Undertakings).

12.1.4	Financial Condition

(1)	At any time any of the requirements of Clause 10.2 (Financial Condition) is not satisfied.

12.1.5	Other obligations

An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or any other Finance Document to which it is a party.

12.1.6	Cross-default

(1)	any Financial Indebtedness of any of the Obligors becomes due and payable prior to its scheduled maturity, or is capable of becoming due and payable prior to its scheduled maturity, as a result of an event of default (however described) or termination, acceleration, mandatory prepayment or other similar event (however described) under any document relating to the Financial Indebtedness of the Obligor;

(2)	any Financial Indebtedness of any of the Obligors or interest thereon is not paid when due;

(3)	any Financial Indebtedness of any of the Obligors becomes prematurely due and payable (or is capable of becoming due and payable), or is placed on demand (or is capable of being placed on demand) or any credit commitment of a bank or financial institution granting the Financial Indebtedness to the Obligor is cancelled or suspended (or is capable of being cancelled or suspended).

12.1.7	Cross - default under the Indenture, the Notes or the Notes Guarantee

A default or an event of default under the Indenture, the Notes or the Notes Guarantees has occurred and is continuing, or Note holders for other reasons are capable of requesting the Notes to be repurchased, redeemed or otherwise repaid in full or in part prior to their maturity.

12.1.8	Depreciation of Security

Any Security created in or pursuant to the Security Document becomes null, void, unenforceable, is not of the highest priority (if there is such priority) or has not been established in the form, content and the period required in the Finance Documents, subject to registration of the Pledges within the deadlines (and subject to same exception) set forth in Clause 10.3.12 (Security Registration).

12.1.9	Insolvency proceedings

Any corporate action, legal proceedings or other formal procedure or step (a “Proceeding”) is taken in relation to:

(1)	a moratorium of any indebtedness under which the Obligor declares its inability to pay any and all of its debts, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor, other than the a solvent liquidation or reorganization of any Obligor which all the Lenders have previously approved in writing (such approval not to be unreasonably withheld, conditional or delayed); or

(2)	a composition, assignment or similar arrangement with any creditor of any Obligor resulting in a Material Adverse Effect; or

(3)	the appointment of a liquidator (other than in connection with a solvent liquidation approved in paragraph (1) above), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(4)	enforcement of any Security over any assets of any Obligor, or any analogues procedure or step is taken in any jurisdiction, which in the sole and reasonable opinion of the Lenders results in a deterioration of the Borrower’s ability to perform its obligations under the Finance Documents.

12.1.10	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower of total value exceeding PLN 5,000,000.

12.1.11	Failure to comply with a final judgment

Any Obligor fails to comply with the terms of any final judgment or similar order or any non-final judgment or similar order in respect of an amount in excess of PLN 1,000,000 save where such judgment is being appealed in good faith and diligently by the relevant Obligor.

12.1.12	Litigation

Any litigation, arbitration, administrative, regulatory or other proceedings are commenced in respect of an Obligor, which if adversely determined are reasonably likely to have a Material Adverse Effect.

12.1.13	Auditors’ report

The Auditors qualify their report to any audited accounts of CEDC so as to cast doubt on their accuracy in any material aspect or on the ability of the relevant company to continue as a going concern or otherwise in a manner considered by the Majority Lenders to have a Material Adverse Effect.

12.1.14	Governmental intervention

By or under the authority of any government the management of the Obligor is wholly or partially displaced or the authority of the Obligor in the conduct of its business is wholly or partially curtailed.

12.1.16	The Borrower’s Business

The Obligor ceases to carry on the business it carries on at the date hereof or enters into any unrelated business.

12.1.17	Repudiation

An Obligor repudiates or does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document to which it is a party.

12.1.18	Illegality

At any time it is or becomes unlawful for an Obligor to perform or comply with any or all of their respective obligations under any of the Finance Documents to which it is a party or any of the obligations of an Obligor under any of the Finance Documents or Project Documents to which it is respectively a party are not or cease to be legal, valid, binding and enforceable.

12.1.19	Material Adverse Effect

Any event or series of events occurs which has a Material Adverse Effect.

12.1.20	Remedies

Subject to mandatory provisions of Polish law, on and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(1)	cancel the Total Commitments whereupon it shall immediately be cancelled; and/or

(2)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be due and payable, whereupon they shall become due and payable; and/or

(3)	exercise and/or instruct the Lenders to exercise any or all of their rights under any of the Security Documents.

Additionally, the Facility Agent may, and shall if so directed by the Majority Lenders, convert the Loan together with all other amounts, declared to be due and payable, into another currency (Zlotys or respectively Euro) at that rate available at the time to the Agent.

12.1.21	Declaration of an Event of Default

An Event of Default may be declared upon occurrence of any of the event or circumstances specified in this Clause 12.1 (Events of Default), irrespective of whether the Borrower, any of the Obligor were responsible for any of the event or circumstances which gave rise to such an Event of Default.

12.1.22	Notice of Default

As an alternative to making any declaration referred to in Clause 12.1.20 (Remedies), the Facility Agent shall, if so directed by the Majority Lenders give notice of the occurrence of an Event of Default to the Borrower and declare that all or part of the outstanding Loans together with all interest, fees and other amounts payable accrued or outstanding under the Finance Documents shall at all times be due and payable on demand (and the Facility Agent may select the duration of each Interest Period which begins after such declaration) and the continuing availability of the Facility shall be at the discretion of the Majority Lenders.

SECTION 13

CHANGES TO PARTIES

13.1	Changes To The Lenders

13.1.1	Assignments and transfers by the Lenders

Subject to this Clause 13 (Changes to Parties), a Lender (the “Existing Lender”), without the consent of the Borrower, may assign or transfer any of its rights and obligations under this Agreement to another bank or financial institution with its principal office and tax residence in an OECD member state (in each case, the “New Lender”).

13.1.2	Limitation of responsibility of Existing Lenders

(1)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Obligor and the Group;

(iii)	the performance and observance by the Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by provisions of law are excluded.

(2)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and the Group in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(3)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 13 (Changes to Parties); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Obligor of its obligations under the Finance Documents or otherwise.

13.1.3	Procedure for assignment or transfer

(1)

An assignment and/or transfer is effected through signing by the disposing Existing Lender and the New Lender of a Transfer Agreement and delivering to the Facility Agent and the Borrower a notice of the same in form of Annex to the Transfer

Agreement. If the consent of the Borrower is required, pursuant to Clause 13.1.1 (Assignment and transfers by the Lenders), the Borrower shall, within five (5) Business Days from the delivery of the Transfer Agreement to it, either sign the Transfer Agreement as evidence of the Borrower’s consent to the assignment and/or transfer and deliver the signed Transfer Agreement to the Facility Agent immediately thereafter or notify the Facility Agent of the reasons of its refusal to the assignment/transfer.

(2)	On the Transfer Date:

(i)	the Existing Lender shall be released from the further obligations under the Finance Documents and its respective rights shall be cancelled (such rights and obligations being referred in this Clause 13.1.3 (Procedure for assignment or transfer) as “discharged rights and obligations”);

(ii)	the New Lender shall assume obligations and/or acquire rights which differ from such discharged rights and obligations only insofar as such New Lender has assumed and/or acquired the same in place of such Existing Lender;

(iii)	the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement;

(iv)	the New Lender shall become a party hereto as a “Lender”; and

(v)	The Borrower hereby undertake that it shall execute all such documents and shall take all such actions as the disposing Existing Lender may, in its sole discretion, require the Borrower to execute or, as the case may be, perform so as to effect each transfer of such Existing Lender’s rights, benefits and obligations pursuant to this Clause 13.1 (Changes to the Lenders). In particular the Borrower shall execute all replacement Security Documents and shall take all actions (including the registration in appropriate registers) necessary or required in order to establish in favour of the New Lender the Security substantially comparable, and equal in ranking, to that conferred by the Security Documents. The Borrower shall be liable for the costs of registering of Security Documents (if any) in favour of the New Lender but not for any other costs connected with transfer of such Existing Lender rights and/or obligations.

13.1.4	Costs resulting from change of Lender or Facility Office

If:

(1)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(2)	as a result of the assignment, transfer or change, the Borrower would be obliged to pay any Tax or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the payment of the Tax, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Borrower need only pay that Tax or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

13.1.5	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(1)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document;

(2)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Finance Document or the Obligor; or

(3)	to whom, and to the extent that, information is required to be disclosed by any applicable provisions of law or regulation,

(4)	any information about the Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

13.2	Changes To The Obligors

13.2.1	Assignments and transfer by Obligors

The Obligors may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 14

THE FINANCE PARTIES

14.1	Role Of The Facility Agent, The Security Agent And The Arranger

14.1.1	Appointment of the Facility Agent and the Security Agent

(1)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(2)	Each other Finance Party authorizes the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(3)	The provisions of Schedule 9 (Security Agent Provisions) shall bind each Party.

14.1.2	Duties of the Facility Agent

(1)	The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(2)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(3)	The Facility Agent is not liable to verify whether any Event of Default or Default occurred. The Facility Agent’s awareness of any Event of Default or Default cannot be alleged.

(4)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(5)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Security Agent and any Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(6)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

14.1.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

14.1.4	No fiduciary duties

(1)	Nothing in the Finance Documents constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

(2)	Neither the Facility Agent nor the Arranger shall be bound to account to any Lender or any other person for any sum or the profit element of any sum received by them for its own account.

14.1.5	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of business with any member of the Group.

14.1.6	Rights and discretions of the Facility Agent

(1)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorized; and

(ii)	any statement made by a director, authorized signatory, employee or other representative of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(2)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 12.1.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than Utilization Request) is made on behalf of and with consent and knowledge of all Obligors.

(3)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(4)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(5)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(6)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

14.1.7	Majority Lenders’ instructions

(1)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(2)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(3)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(4)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(5)	The Facility Agent is not authorized to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

14.1.8	Responsibility for documentation

Neither the Facility Agent nor the Arranger:

(1)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, any Obligor or any other person given in or in connection with any Finance Document or information memorandum; or

(2)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

14.1.9	Exclusion of liability

(1)	Without limiting paragraph (2) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its breach of a Finance Document or wilful misconduct.

(2)	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause 14.1.9 (Exclusion of liability).

(3)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Facility Agent for that purpose.

(4)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

14.1.10	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any documented and reasonable cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by any Obligor pursuant to a Finance Document).

14.1.11	Resignation of the Facility Agent

(1)	The Facility Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (in consultation with the Borrower) may appoint a successor Facility Agent.

(2)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (1) above within 30 days after notice of resignation was given, the Facility Agent (in consultation with the Borrower) may appoint a successor Facility Agent acting through an office in Poland.

(3)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(4)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(5)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 14.1.11 (Resignation of the Facility Agent. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(6)	After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (1) above. In this event, the Facility Agent shall resign in accordance with paragraph (1) above.

14.1.12	Confidentiality

(1)	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(2)	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(3)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent and the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

14.1.13	Relationship with the Lenders

(1)	The Facility Agent may treat each Lender as a Lender entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(2)	Each Lender shall supply the Facility Agent with any information required by the Agent in order to calculate the Mandatory Cost.

14.1.14	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(1)	the financial condition, status and nature of any relevant member of the Group;

(2)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(3)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(4)	the adequacy, accuracy and/or completeness of any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

14.1.5	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility

Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

14.2	Conduct Of Business By The Finance Parties

No provision of any Finance Document will:

(1)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(2)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(3)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

14.3	Sharing Among The Finance Parties

14.3.1	Notification

If any Lender intends to commence any court or arbitration proceedings it shall give prior notice to the Facility Agent, the Security Agent and each other Lenders.

14.3.2	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by payment, the exercise of a right of set-off or contribution of accounts or otherwise) any amount from any Obligor other than in accordance with Clause 15.1 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(1)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(2)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 15.1 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(3)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 15.1.5 (Partial payments).

14.3.3	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 15.1.5 (Partial payments).

14.3.4	Recovering Finance Party’s rights

(1)	On a distribution by the Facility Agent under Clause 14.3.3 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(2)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (1) above, each Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

14.3.5	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(1)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 14.3.3 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with any amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(2)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and each Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

14.3.6	Exceptions

This Clause 14.3 (Sharing among Finance Parties) shall not:

(1)	apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 14.3 (Sharing among Finance Parties), have a valid and enforceable claim against the relevant Obligor;

(2)	oblige a Recovering Finance Party to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable after having received notice and did not take separate legal or arbitration proceedings.

SECTION 15

ADMINISTRATION

15.1	Payment Mechanics

15.1.1	Payments to the Facility Agent

(1)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(2)	Payment shall be made to such account with such bank as the Facility Agent specifies.

15.1.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 15.1.3 (Distributions to the Obligor) and Clause 15.1.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days notice.

15.1.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 15.2 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

15.1.4	Clawback

(1)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(2)	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

15.1.5	Partial payments

(1)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(2)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (1) items (ii) to (iv) above.

(3)	Paragraphs (1) and (2) above will override any appropriation made by an Obligor.

15.1.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

15.1.7	Business Days

(1)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(2)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

15.1.8	Currency of account

(1)	Subject to paragraphs (2) to (3) below, Polish Zloty is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(2)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(3)	Any amount expressed to be payable in a currency other than Polish Zloty shall be paid in that other currency.

15.1.9	Change of currency

(1)	Unless otherwise prohibited by provisions of law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(2)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

15.2	Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. No Security interest is created by this Clause 15.2 (Set-off).

15.3	Notices

15.3.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

15.3.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(1)	in the case of the Obligors, the Original Lenders, the Facility Agent and the Security Agent and the Arranger that identified in Schedule 11 (Addresses); and

(2)	in the case of each other Finance Party, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days notice.

15.3.3	Delivery

(1)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address,

and, if a particular department or officer is specified as part of its address details provided under Clause 15.3.2 (Addresses), if addressed to that department or officer.

(2)	Any communication or document in connection with an Obligor’s information undertakings may be made or delivered by that Obligor to the Facility Agent per mail to the address specified under Clause 15.3.2 (Addresses) with a request for a read receipt - however, the Facility Agent may demand making or delivery of the same by fax or letter for its effectiveness.

(3)	All notices from or to an Obligor shall be sent through the Facility Agent.

(4)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the members of the Group.

(5)	All notices made by or delivered from the Borrower to the Facility Agent will be deemed to have been duly undersigned by the Borrower if signed by a person listed on the chart of specimen signatures referred to in item 1.3 of Schedule 2 (Conditions precedent), or any other person, whose specimen signature confirmed by a statutory representative of the Borrower has been delivered by the Borrower to the Agent.

15.3.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 15.3.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

15.3.5	Language

(1)	Any notice given under or in connection with any Finance Document must be in English or in Polish, at the discretion of the Party providing such notice or report.

(2)	The English language version of any Finance Document shall prevail over the Polish language version (if any) of such document, except for the Registered Pledges over the Shares in which case the Polish language version shall prevail.

15.3.5	Working day convention

Any communication received on a non-Business Day or after 4:00 p.m. in the place of receipt will only be deemed to be given on the next Business Day in that place (subject to its having been delivered in accordance with the terms of this Agreement).

15.4	Calculations And Certificates

15.4.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

15.4.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate, amount or other matter under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

15.4.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where Market Conventions differ in the Relevant Interbank Market, in accordance with those Market Conventions.

15.5	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.6	Remedies And Waivers

No failure to exercise, nor any delay whatsoever in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law

15.7	Amendments And Waivers

15.7.1	Majority Lender decisions

Except as provided in Clause 15.7.2 (Unanimous Consent), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

15.7.2	Unanimous consent

Unless all the Lenders give their consent, no waiver or amendment shall be made that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date by which any mandatory prepayment or scheduled payment is required to be paid under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any mandatory prepayment or scheduled payment of principal, interest, fees or other amount payable to a Lender under the Finance Documents;

(iv)	an increase in or an extension of any Commitment;

(v)	any provision in a Finance Document which requires the consent of all the Lenders;

(vi)	the conditions set out in Clause 4 (Conditions of Utilization) or Clause 5 (Utilization) if, at any time, a Default which relates to Clause 9.9.26 (Repetition) or Clause 21.1 (Negative pledge) is continuing;

(vii)	any provision of Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.3.2 (Market Disruption), Clause 13.1 (Changes to the Lenders), Clause 13.2 (Changes to the Obligors), Clause 14.1 (Role of the Facility Agent, the Security Agent and the Arranger), Schedule 2 (Conditions Precedent) or this Clause 15.7.2 (Unanimous consent);

Notwithstanding any other provision in this Agreement, any amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Arranger under any Finance Document may not be effected without the consent of such person at such time.

15.7.4	Parts

This Agreement has been executed in four (4) original copies executed in the English language, one copy of each language version for each Party.

15.7.5	Confidentiality

(1)	Each Finance Party shall hold all information contained in the Finance Documents, as well as all information furnished thereunder which is in writing (or promptly confirmed in writing) and marked “confidential” on the cover, in accordance with that Finance Party’s customary procedures for handling confidential information of such nature and in accordance with sound banking practices, provided that this requirement shall not apply to any information which:

(i)	is publicly available (other than as a result of a breach of this Clause 15.7.5 (Confidentiality); or

(ii)	the relevant Finance Party already possesses and is not covered by an existing confidentiality undertaking of such Finance Party; or

(iii)	the relevant Finance Party obtains from a source which to its knowledge has not entered into a confidentiality agreement with the Borrower concerning such information; or

(iv)	it is necessary to disclose for the purpose of meeting any legal (but not merely contractual) or regulatory requirement; or

(v)	(after an Event of Default occurred and is continuing), the relevant Finance Party deems appropriate to disclose in connection with any dispute involving the Obligor or any other party to a Finance Document, for the purpose of preserving or enforcing any of the Finance Parties’ rights under any Finance Document or collecting any amount owing to the Finance Parties or in connection with any proposed participation or any other proposed sale, transfer, assignment, novation or other disposal.

(2)	Each Finance Party may disclose the confidential information referred to in paragraph (1) to its professional advisers on a confidential basis.

(3)	The provisions of this Clause 15.7.5 (Confidentiality) shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of the Borrower, any other Obligor or any Shareholder.

SECTION 16

GOVERNING LAW AND ENFORCEMENT

16.1	Governing Law

This Agreement, including Clause 16.2 (Enforcement) is governed by and shall be construed in accordance with Polish law.

16.2	Enforcement

16.2.1	Jurisdiction

(1)	The courts of Poland competent for the registered office of the Facility Agent shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and any other Finance Document, unless otherwise provided in such Finance Document, (including a dispute regarding the existence, validity or termination of any Finance Document) (the “Dispute”).

(2)	To the extent allowed by provisions of law, each Obligor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal proceeding, and any claim it may now or hereafter have that any such legal proceeding has been brought in an inappropriate or inconvenient forum.

16.2.2	Waiver of Immunity

To the extent that an Obligor or any of its assets has or after the date of this Agreement may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, that Obligor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS.

The Original Lenders

Name of Original Lender	Commitment

Fortis Bank Polska S.A.	PLN 80,000,000
Fortis Bank S.A./N.V. AUSTRIAN BRANCH	PLN 150,000,000
Bank Polska Kasa Opieki S.A.	PLN 70,000,000

Total Commitment	PLN 300,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Conditions Precedent to Initial Utilization

The Obligors Documents

1.1	A copy of the current excerpt from the entrepreneur register of the National Court Register or equivalent corporate registry of the Borrower and each of the issuers of Promissory Notes.

1.2	A certified copy of the Articles of Association of the Borrower and each of the issuers of Promissory Notes together with all amendments.

1.3	Chart of specimen signatures of persons authorized to represent the Borrower in front of the Lenders in connection with the Financial Documents.

1.4	A certified copy of the Certificate of Incorporation and the Bylaws of CEDC

1.5	A certified copy of the Management Board resolutions (and of the Supervisory Board and/or the Shareholders Meeting, where required) of each Obligor and issuer of Promissory Note approving the terms of, and the transactions contemplated by, the Finance Documents and (in relation to the Management Board resolutions only), authorizing representative(s) of the respective Obligor or issuer of Promissory Note to execute the Finance Documents to which it is a party.

1.6	In respect of the Borrower, an excerpt of the book of shares evidencing the current shareholder structure of the Borrower, as well as a current full excerpt from Entrepreneurs Registry;

Legal opinions

1.7	A legal opinion of Radzikowski, Szubielska i Wspólnicy. Sp.K., legal adviser to the Original Lenders substantially in the form distributed to the Original Lenders prior to the date of this Agreement covering the validity and enforceability of the Obligors’ obligations under the Finance Documents with respect to the Polish Law,

1.8	A legal opinion of a legal counsel for CEDC confirming that the execution of the CEDC Corporate Guarantee was duly authorized and such Finance Document was duly executed by CEDC and

1.9	A legal opinion of a legal adviser to the Original Lenders substantially in the form distributed to the Original Lenders prior to the date of this Agreement covering:

(i)	the validity and enforceability of the Obligors’ obligations under the Finance Documents with respect to the Hungarian Law, and

(ii)	due examination of the Pledge over shares of Bols Hungary.

Finance Documents

(a)	An original copy of this Agreement executed by all intended Parties to it.

(b)	The Original Security Documents duly executed by all intended Parties thereto in form and substance satisfactory to the Security Agent and being in full force and effect,

(c)	Additionally Requirements with Respect to the Original Security Documents;

(i)	An evidence that an application for the registration of Registered Pledge over the Shares has been lodged to the relevant court and all fees related thereto have been duly paid by the Borrower;

Existing Facilities, the Notes and the Notes Guarantees

(a)	If required, a consent of each secured party to the Existing Facilities or the Indenture or the Notes Guarantees (represented by its security agent to the extent permitted) to the execution of this Agreement and the Original Security Documents, and

(b)	Notification of the Borrower to the lenders under the Refinanced Facilities of the Borrower’s prepayment of those Existing Facilities, in accordance with their terms.

Fees and expenses

(a)	Evidence that the fees, costs and expenses then due from the Borrower under Clauses 7.4 (Fees) and 8.5 (Costs and expenses) have been paid by or will be paid on the due dates or that other arrangements satisfactory to the Facility Agent have been made.

Other documents

1.10	A certificate of the Borrower confirming (to the best of the knowledge, information and belief of the authorized signatory signing such certificate):

(i)	the representations in Clause 9 (Representations); and

(ii)	that no litigation exists or is threatened against any Obligor which, if successful, could reasonably likely to have a Material Adverse Effect.

1.11	A copy of any other Authorization or other document, opinion or assurance which the Agent acting reasonably considers to be material (if it has notified in writing, or via facsimile the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

1.12	The Original Financial Statements.

SCHEDULE 3

FORM OF UTILIZATION REQUEST

From: CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.

To: FORTIS BANK POLSKA S.A. as the Facility Agent

Dated: [ *** ] 2007

Dear Sirs,

Facility Agreement for up to PLN 300.000.000 dated [***] 2007 executed between Fortis Bank Polska S.A., Fortis Bank S.A./NV Austrian Branch and Bank Polska Kasa Opieki S.A. as the Original Lenders, Fortis Bank Polska S.A. as the Arranger, the Facility Agent and the Security Agent and Carey Agri International - Polska Sp. z o.o. as the Borrower (the “Agreement”, which expression shall include any amendments in force from time to time).

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[***] (or, if that is not a Business Day, the next Business Day).

Facility to be used:	[***Refinancing Tranche/Utilisations other then the Refinancing Tranche***].

Currency:	PLN.

Amount:	[ *** ].

3.	We confirm that each condition specified in Clauses 4 (Conditions for Utilisations) with respect to Refinancing Tranche/ Utilizations other then the Refinancing Tranche is satisfied on the date of this Utilisation Request.

4.	The payment instructions for the proceeds of this Loan are:

Payment to:	[ *** ].

In ref to:	[ *** ].

Account number:	[ *** ].

Bank:	[ *** ].

Bank Address:	[ *** ].

Account Name:	[ *** ].

5.	This Utilisation Request is irrevocable.

Yours faithfully

SCHEDULE 4

FORM OF TRANSFER AGREEMENT

This transfer agreement is dated [ *** ] and made between:

[ *** ], with its seat in [ *** ], entered into [ *** ] under the number [ *** ], represented by [ *** ] (the “Existing Lender”), and

[ *** ], with its seat in [ *** ], entered into [ *** ] under the number [ *** ], represented by [ *** ] (the “New Lender”).

IT IS AGREED as follows:

1.	Definitions and Interpretations

In this Agreement terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and in addition:

“Facility Agreement” means the Facility Agreement for up to PLN 300.000.000 dated [***] 2007 executed between Fortis Bank Polska S.A., Fortis Bank S.A./ NV Austrian Branch and Bank Polska Kasa Opieki S.A. as the Original Lenders, Fortis Bank Polska S.A. as the Arranger, the Facility Agent and the Security Agent and Carey Agri International - Polska Sp. z o.o. as the Borrower (the “Agreement”, which expression shall include any amendments in force from time to time).;

“Transfer Date” means [ *** ];

“Transferred Loan[s]” means Loans in amounts specified in the Schedule to this Agreement;

“Transferred Commitment[s]” means Commitments in amounts specified in the Schedule to this Agreement.

2.	Assignment [and Transfer].

With effect on and from the [Transfer Date]/[the date of the receipt of this Agreement executed by the Borrower by the Facility Agent], the Existing Lender hereby assigns [and transfers] to the New Lender its rights to the Transferred Loan[s] [and the Transferred Commitment[s]] under the Facilities Agreement [together with its obligations in relation to the Transferred Commitment[s]] and all rights and benefits under the Finance Documents relating thereto. The New Lender accepts this assignment [and transfer].

3.	Notice Of Transfer

The New Lender shall, promptly after the execution of this Agreement, [send to the Borrower and the Facility Agent a notice of transfer in the form of the Annex to this Agreement]/[send the same to the Borrower for its execution and further delivery to the Facility Agent].

4.	Transfer of Security

4.1	The Existing Lender and the New Lender agree that together with the Transferred Loan[s] [and the Transferred Commitment[s]] shall be transferred to the New Lender all Security appurtenant to the Transferred Loan[s] [and the Transferred Commitment[s]]. If necessary under the Polish law, the Existing Lender and the New Lender shall, immediately after execution of this Transfer Agreement, execute all documents and take all actions that are necessary in order to establish in favour of the New Lender the Security substantially compared, and equal in ranking, to the Security established under the Security Documents in favour of the Existing Lender.

4.2	It is understood that any risk relating to the Security, the establishment of which has not yet become legally binding, shall be borne solely by the New Lender.

5.	[Consent of the Borrower

The Borrower consents to the transfer by the Existing Lender of the Transferred Loan[s] [and Transferred Commitment[s]] and agrees to execute all other documents and perform all other actions that the Facility Agent, the Existing Lender or the New Lender, in their sole discretion, require the Borrower to execute or, as the case may be, to perform so as to effect this transfer.]

6.	Applicable Law

The Transfer Agreement shall be governed by and construed in accordance with the laws of the Republic of Poland.

IN WITNESS whereof the parties hereto have entered into this Transfer Agreement on the date stated at the head of this Transfer Agreement.

EXISTING LENDER

[***]

By:

NEW LENDER

[***]

By:

[CAREY AGRI INTERNATIONAL - POLSKA SP. Z O.O.

[***]

Schedule to Transfer Agreement

Details of Participation to be transferred

Existing Lender’s Commitment	Portion of Commitment Transferred:

[ *** ]	[ *** ]

Existing Lender’s Share of Loan under	Portion of Loan Transferred:

(amount and Interest Period):

[ *** ] (Interest Period [ *** ])	[ *** ]

Administrative Details of New Lender:

Name:

Facility Office:

Address for service of notices (if different):

Account for payments:

Telephone:

Facsimile:

Attention:

Annex

Notice of Transfer to Facility Agent and Borrower

To:	Fortis Bank Polska S.A., as Facility Agent

Carey Agri International - Polska Sp. z o.o. as Borrower

[ *** ] the (“New Lender”) hereby gives notice that pursuant to the terms of a transfer agreement dated [ *** ], (“Transfer Agreement”) a copy of which is enclosed, made between [ *** ] (the “Existing Lender”) and the New Lender, the Existing Lender has, with effect from [            ], (“Transfer Date”) effected the transfer stated in the Transfer Agreement.

Dated: [                    ]

By: [                    ]

SCHEDULE 5

EXISTING FACILITIES AND EXISTING SECURITIES

Part I

EXISTING FACILITIES

LIST OF FACILITY AGREEMENTS EXISTING ON DECEMBER 21, 2007

Agreement	Lender	Outstanding Amount as of 21.12.2007		Repayment date
Credit facilities agreement dated 31.03.2006 for PLN 80,500,000	Fortis Bank Polska S.A.	PLN 60,414,225.93	30.03.2016	NO

Credit facilities agreement dated 12.10.2006 for PLN 300,000,000	Fortis Bank Austria N.V.	PLN 300,000,000	08.01.2008	YES

Framework credit facility agreement (overdrafts) dated 29.03.2007 for PLN 118,500,000	Bank Pekao S.A.	54,037,414.58	30/03/2008	NO

Credit Facility dated 31.08.2007 for PLN 88,000,000	BRE Bank S.A.	PLN 0.00	28.08.2008	NO

Part II

EXISTING SECURITIES

Company	Type of security	Subject of security

Credit Facility Agreement with Fortis Bank Polska S.A.

Credit facilities agreement dated

31.03.2006 for

PLN 80,500,000

Co-borrowers include:

MTC Sp. z o.o.

MIRO Sp. z o.o.,

„DELIKATES” Sp. z o.o., MULTI-EX S.A.

“PANTA-HURT” Sp. z o.o. “POLSKIE HURTOWNIE ALKOHOLI” Sp. z o.o.

ASTOR Sp. z o.o.

“IMPERIAL” Sp. z o.o.

“POLNIS-DYSTRYBUCJA” Sp. z o.o.

“DAKO-GALANT” Przedsiębiorstwo Handlowo Produkcyjne Sp. z o.o.

“ONUFRY” S.A.,

“FINE WINE & SPIRITS (FWS) Sp. z o.o.

PWW Sp. z o.o.

“SAOL DYSTRYBUCJA” Sp. z o.o.

PRZEDSIĘBIOSTWO DYSTRYBUCJI ALKOHOLI “AGIS” Sp. z o.o.

“DAMIANEX’ S.A.

“KROKUS” Sp. z o.o.

“BOLS” Sp. z . o.o.,

	registered pledge	registered pledge over inventory of MTC Sp. z o.o., Miro Sp. z o.o., Delikates Sp. z o.o., Multi-Ex S. A., Panta-Hurt Sp. z o.o.

Credit Facility Agreement with Fortis Bank Austria N.V.

The Borrower,

Promissory Notes of the Borrower, MTC Sp. z o.o.

MIRO Sp. z o.o.,

“DELIKATES” Sp. z o.o., MULTI-EX S.A.

“PANTA-HURT” Sp. z o.o. “POLSKIE HURTOWNIE ALKOHOLI” Sp. z o.o.

ASTOR Sp. z o.o.

IMPERIAL” Sp. z o.o.

“POLNIS-DYSTRYBUCJA” Sp. z o.o.

“DAKO-GALANT” Przedsiębiorstwo Handlowo Produkcyjne Sp. z o.o.

“ONUFRY” S.A.,

“FINE WINE & SPIRITS (FWS) Sp. z o.o.

PWW Sp. z o.o.

“SAOL DYSTRYBUCJA” Sp. z o.o.

PRZEDSIĘBIOSTWO DYSTRYBUCJI ALKOHOLI “AGIS” Sp. z o.o.

“DAMIANEX” S.A.

“KROKUS” Sp. z o.o.

“BOLS” Sp. z . o.o.,

N/A

Credit Facility Agreement with Bank Pekao S.A.

Framework credit facility agreement (overdrafts) dated 29.03.2007 for PLN 118,500,000	Registered pledge; Suretiship; Power of Attorney to current bank account; Assignment of rights; Sponsor Declaration issued by Central European Distribution Corporation	registered pledge over inventory;

Credit Facility Agreement with BRE Bank S.A.

Credit Facility dated 31.08.2007 for PLN 88,000,000	Prommissory notes of the Borrower, Bols Sp. z o.o., PWW Sp. zo.o, MTC Sp. z o.o., PHA Sp. z o.o, Agis Sp. z o.o., Onufry S.A.	N/A

SCHEDULE 6

FORM OF SECURITY

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

From: Carey Agri International - Polska Sp. z o.o.

To: Fortis Bank Polska S.A. as the Facility Agent

Dated: [                    ]

Dear Sirs,

Facility Agreement for up to PLN 300.000.000 dated [***] 2007 executed between Fortis Bank Polska S.A., Fortis Bank S.A./NV Austrian Branch and Bank Polska Kasa Opieki S.A. as the Original Lenders, Fortis Bank Polska S.A. as the Arranger, the Facility Agent and the Security Agent and Carey Agri International - Polska Sp. z o.o. as the Borrower (the “Agreement”, which expression shall include any amendments in force from time to time).

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [ *** relevant testing date *** ] (the “Testing Date”) for the period ending [ *** ]:

(a)	the Consolidated Coverage Ratio is [ ]; and

(b)	the Net Debt Ratio is [ ].

3.	We confirm that as of the Testing Date no Default nor Event of Default exists.

Yours faithfully

authorised signatory for Carey Agri International - Polska Sp. z o.o.

SCHEDULE 8

CEDC CAPITAL GROUP

Company	Equity	Carey Agri	CEDC	PWW	Bols sp. z o.o.	Botapol Holding	MTC	CEDC Polska
ASTOR	100%	90%	10,00%
	60 000	54 000	6 000
	120	108	12
PHA	100%	98,20%	1,80%
	2 150 000	2 111 000	39 000
	4 300	4 222	78
MTC	100%	99,00%	1,00%
	10 646 000	10 539 500	106 500
PWW	100%	99,999%						0,001%
	6 000 000	5 999 500						500
	12 000	11 999						1
CAREY	100%		100,00%
	473 610 000		473 610 000
	947 220		947 220
AGIS	100%	60%	40%
	2 500 000	1 500 000	1 000 000
	25 000	15 000	10 000

DAMIANEX	100%	60%	40%
	16 936 200	10 161 720	6 774 480
	84 681	50 809	33 872
ONUFRY	100%	74%	26%
	11 422 000	8 426 686	2 995 314
	1 109 980	818 898	291 082
FW&S	100%	1%		99%
	1 350 000	500		1 349 500
	2 700	1		2 699
DAKO -GALANT	100%	87%	13%
	2 570 500	2 241 000	329 500
	5 141	4 482	659
Panta-Hurt	100%	39%	61%
	1 120 000	432 000	688 000
	1 120	432	688
Multi – Ex	100%	99,97%	0,03%
	7 000 000	6 997 960	2 040
	700 000	699 796	204
Miro Sp z o.o.	100%	99,42%	0,58%
	2 600 000	2 585 000	15 000
	5 200	5 170	30
Saol Dystrybucja Sp. z o.o.	100%	80,00%	20,00%
	12 500 000	12 450 000	50 000
	25 000	24 900	100

Polnis Dystrybucja Sp. z o.o.	100%	80,00%	20,00%
	200 000	160 000	40 000
	400	320	80
Delikates Sp. z o.o.	100%	80,00%	20,00%
	530 000	423 500	106 500
	1 060	847	213
Imperial Sp. z o.o.	100%	80,00%	20,00%
	60 000	47 500	12 500
	120	95	25
Krokus Sp. z o.o.	100%	100%
	2 427 000	2 427 000
	4 854	4854
Bols sp. z o.o.	100%				100%
	47 065 000				47 065 000
	47 065				47 065
Polmos Białystok S.A.	99,92%	99,92%
	119 000 000
	11 900 000
Bols Hungary KFT	100%			100%
	91 240 000 HUF			91 240 00 0 HUF
	1			1 udział

PHS	100%	80%	20,00%
	457 000	366 000	91 000
	914	732	182
CEDC Polska Sp. z o.o.	100%	100%
	50 500	50 500
	101	101

SAMPLE

SCHEDULE 9

SECURITY AGENT PROVISIONS

Expressions:

All expressions used in this Schedule have meanings given to them in Clause 1 (Definitions and interpretation).

Appointment and Authorisations: Each Finance Party:

(a)	confirms its approval of each Security Document; and

(b)	authorises and directs the Security Agent (by itself or by any person(s) as it may nominate) to execute and enforce the Security Documents as pledge administrator, proxy or in any other role (and whether or not expressly in that Finance Party’s name) on its behalf, subject always to the terms of the Finance Documents.

(c)	Each Lender appoints the Security Agent to act as the pledge administrator in relation to the Registered Pledge over the Shares.

Duties:

(a)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(b)	The Security Agent has only those duties which are expressly specified in the Finance Documents.

(c)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

Relationship:

(a)	The relationship between the Security Agent and each other Finance Party is that of principal and agent. The benefits of the Security Documents are held by the Security Agent for the benefit of the Finance Parties.

(b)	The Security Agent shall not be liable to any Party for any breach by any other Party of any Finance Document.

(c)	The Security Agent shall not be bound to account to any Party or any other person for any sum or the profit element of any sum received by it for its own account.

Business with the Group:

If it is also a Lender, the Security Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not the Security Agent.

Rights and discretions:

(a)	The Security Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 12.1.1 (Non-payment); and

(ii)	any right, power, authority or discretion vested in the Majority Lenders or any other person has not been exercised.

(c)	The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts, provided that each of them will be obliged to keep confidential any information obtained.

(d)	The Security Agent may act in relation to the Finance Documents through its personnel and agents provided that each of them will be obliged to keep confidential any information obtained.

(e)	The Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

Responsibility:

The Security Agent is not responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any person given in or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	for any failure in perfecting or protecting the Security created by any Security Document including any failure to:

(i)	take any necessary registration or recordings or filings of or otherwise protect the relevant Security under any provisions of law in any jurisdiction;

(ii)	give notice to any person of the execution of any Security Document; or

(iii)	to obtain any authorisation for the creation of any Security,

unless directly caused by its breach of a Finance Document, gross negligence or wilful misconduct.

Exclusion of liability:

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

Indemnity:

(a)	Each other Finance Party shall indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent’s gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless the Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	The cost of such indemnity shall be borne by such Finance Parties pro rata to their respective entitlement in, or to, the Loans.

(c)	The liability shall be divided between such Finance Parties pro rata to the respective amounts of the Loans outstanding and/or available for drawing under the relevant Finance Document from time to time or, if after enforcement, pro rata to the amount of their recovery.

(d)	The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Borrower’s assets charged by the Security Documents in respect of, and pay and retain, all sums necessary to give effect to this indemnity and to all other indemnities given to it in the other Finance Documents in its capacity as Security Agent. The Security Agent shall have a lien on the Security Documents and the proceeds of enforcement of the Security Documents for all such sums.

Resignation:

(a)	The Security Agent may resign and appoint one of its Affiliates acting through an office in Poland as successor by giving notice to the other Finance Parties and the Borrower and registering such appointment in the pledge register in the Republic of Poland.

(b)	Alternatively the Security Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Security Agent and register such appointment in the pledge register in the Republic of Poland.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Security Agent (after consultation with the Borrower) may appoint a successor Security Agent (acting through an office in Poland) and register such appointment in the pledge register in the Republic of Poland.

(d)	The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon the final registration of a successor in the pledge register in the Republic of Poland.

(f)	Upon the final registration of a successor in the pledge register in the Republic of Poland, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Schedule. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Borrower, the Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

Confidentiality:

(a)	In acting as agent and/or pledge administrator for the Finance Parties, the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision to the contrary, the Security Agent is not obliged to disclose to any other person:

(i)	any confidential information; or

(ii)	any other information if the disclosure would or might in its reasonable opinion constitute a breach of any provision of law or a breach of fiduciary duty.

Credit appraisal:

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each other Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	completeness of any information provided by the Security Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

Deduction from amounts payable by the Security Agent:

If any Party owes an amount to the Security Agent under the Finance Documents the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

Title:

The Security Agent may accept without enquiry the title (if any) which the Borrower may have to any asset over which Security is intended to be created by any Security Document.

Investments:

Except as otherwise provided in any Security Document, all moneys which are received by the Security Agent under that Security Document may be invested in the name of or under the control of the Security Agent in any investments which may be selected by the Security Agent. Additionally, those moneys may be placed on deposit in an interest bearing account in the name of or under the control of the Security Agent at such bank or institution (including itself) and upon such terms as it may reasonably deem prudent and appropriate in the circumstances.

Enforcement:

The Security Agent shall to the extent practicable use all reasonable endeavours to enforce the Security constituted by the Security Documents if it receives instructions to do so from the relevant Finance Parties.

If the Security Agent requests for the purposes of enforcing any Security under any Security Document, each Finance Party (other than the Security Agent) shall provide the Security Agent with a duly executed power of attorney, or any other documents that might be necessary to authorise the Security Agent to act on its behalf in connection with all amounts outstanding to such Finance Party under the Finance Documents and any enforcement of any Security Interest under the Security Documents.

Holding of recoveries:

(a)	The Security Agent shall hold the recoveries for the benefit of the Finance Parties.

(b)	The recoveries shall be distributed between the Finance Parties in accordance with Clause 15.1.5 (Partial Payments). Once so applied, the Security Agent shall be under no obligation to monitor how the relevant person receiving any such amount has applied such amounts.

(c)	Only amounts actually received by the Security Agent shall be capable of being applied by the Security Agent in accordance with this point.

(d)	If the Security Agent receives any distribution under any document otherwise than in cash from any person, the Security Agent may realise such distribution as it sees fit and then shall apply the proceeds of such realisation in accordance with the provisions of this Schedule.

(e)	If the Security Agent receives any amount under this Agreement or under any other Finance Document in a currency other than the currency of the relevant debt the Security Agent may convert such amount into the currency of the relevant debt.

Payment of Taxes:

The Security Agent shall be entitled to make such deductions and withholdings (on account of Taxes or otherwise) from payments to any other Finance Party, as it is required by any applicable provision of law to make and to pay all Taxes assessed against it in respect of any property charged or assigned pursuant to the Security Documents or by virtue of its role as agent or trustee under the Finance Documents.

Conflict with Security Documents:

If there is any conflict between the provisions of this Schedule and any Security Documents with regard to instructions to or other matters affecting the Security Agent, this Schedule will revail.

SCHEDULE 10

TIMETABLES

“D-x” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Delivery of a duly completed Utilisation Request (Section 5 (Utilisation)	D-4 Business Day 10.00 a.m.

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.5 (Lenders’ participation)	D-3 Business Days 10.00 a.m.

WIBOR is fixed	Quotation Day 11:00 a.m.

LIBOR is fixed	Quotation Day 11:00 a.m.

EURIBOR is fixed	Quotation Day 11:00 a.m.

Delivery of a duly completed Utilisation Request (Section 5 (Utilisation))	10.00 a.m.

D-4 Business Day	11:00 a.m.

SCHEDULE 11

ADDRESSES

BORROWER

Carey Agri International - Polska Sp. z o.o.

Bobrowiecka 6, 00-728, Warsaw

Telephone: +48 22 45 66 000

Facsimile: +48 22 45 66 001

E-mail:

Attention: the Management Board

THE ORIGINAL LENDERS

FORTIS BANK POLSKA S.A.

ul. Suwak 3,

02-676 Warsaw

Poland

Tel: +48 22 5669060

Fax: +48 22 5669079

E-mail:marta.loza@pl.fortis.com;katarzyna.nowakowska@pl.fortis.com: izabela.bogumil@pl.fortis.com

Attention: Marta łoza, Katarzyna Nowakowska, Izabela Bogumił

FORTIS BANK S.A. /NV

Austrian Branch

Technologiestrasse 8,

1120 Wien

Austria

Telephone: +43 1 81104 38183

Facsimile: +43 1 81104 38168

E-mail: angelika.gottweis@fortis.com; andrea.wallner@fortis.com

Attention: Ms. Angelika Gottweis, Ms. Michaela Wallner

Bank Polska Kasa Opieki S.A.

Departament Bankowości Inwestycyjnej i Finansowania Strukturalnego

Bank Polska Kasa Opieki SA

ul. Towarowa 25 A

00-958 Warsaw

Poland

Telephone: +48 22 531 95 60

Facsimile: +48 22 531 95 36

E-mail: agnieszka.wolska2@pekao.com.pl/ hubert.tarczynski@pekao.com.pl

Attention: Agnieszka Wolska/Hubert Tarczynski

ARRANGER, FACILITY AGENT AND SECURITY AGENT

FORTIS BANK POLSKA S.A.

ul. Suwak 3,

02-676 Warsaw

Poland

Tel: +48 22 5669060

Fax: +48 22 5669079

E-mail:marta.loza@pl.fortis.com; katarzyna.nowakowska@pl.fortis.com:

izabela.bogumil@pl.fortis.com

Attention: Marta łoza, Katarzyna Nowakowska, Izabela Bogumił

SIGNATORIES

In witness whereof the Parties have signed this Credit Facility Agreement:

FORTIS BANK POLSKA S.A.	FORTIS BANK POLSKA S.A.

/s/ Robert Chudzik	/s/ Marta Loza
NAME: Robert Chudzik	NAME: Marta Loza
POSITION: Proxy	POSITION: Proxy

FORTIS BANK S.A./NV, AUSTRIAN BRANCH	FORTIS BANK S.A./NV, AUSTRIAN BRANCH

/s/ Robert Chudzik	/s/ Marta Loza
NAME: Robert Chudzik	NAME: Marta Loza
POSITION: Proxy	POSITION: Proxy

Bank Polska Kasa Opieki S.A.	Bank Polska Kasa Opieki S.A.

/s/ Dieter Lobnig	/s/ Agnieszka Wolska
NAME: Dieter Lobnig	NAME: Agnieszka Wolska
POSITION: Proxy	POSITION: Proxy

CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.	CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.

/s/ Przemyslaw Witas	/blank/
NAME: Przemyslaw Witas	NAME:
POSITION: Proxy	POSITION:

[TO BE INCORPORATED INTO A NOTARIAL DEED]

BOLS Sp. z o.o.

as Pledgor

- and -

BOLS Hungary Italáru-importor és Forgalmazó

Korlátolt Felelosségu Társaság

as Company

- and -

BANK POLSKA KASA OPIEKI S.A

as Pledgee

STAND ALONE PLEDGE OVER QUOTA AGREEMENT

December 21, 2007

SAMPLE

THIS STAND ALONE PLEDGE OVER QUOTA AGREEMENT1 (this “Agreement”) is made at the city of Budapest, Republic of Hungary, on December 21, 2007,

AMONG:

(1)	BOLS Sp z o.o., a company incorporated in Poland, having its registered seat at PL-64600 Oborniki, Wielkopolskie, ul. Kowanowska 48., Poland, registered under KRS No. 00-00-013113, as pledgor(the “Pledgor”); and

(2)	BOLS Hungary Italáru-importor és Forgalmazó Korlátolt Felelosségu Társaság, a company incorporated in Hungary, having its registered seat at HU-1123 Budapest, Alkotás u. 50, Hungary, registered under No. 01-09-069270 (the “Company”); and

(3)	BANK POLSKA KASA OPIEKI S.A., a bank organized and existing under the laws of the Republic of Poland, with its registered seat in Warsaw at ul. Grzybowska 53/57, Poland, P.O. Box 1008, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XII Commercial Division of the National Court Register, Entry No. KRS 14843, tax identification number (NIP): 526-00-06-841, (formerly known as: Bank BPH S.A., a bank organized and existed under the laws of the Republic of Poland, with its former registered seat in Krakow at Al Pokoju 1, entered into the register of business entities of the National Court Register under KRS10260, the merger dated on November 30, 2007) as pledgee under the Facility Agreement (the “Pledgee”),

( the Company, the Pledgee and the Pledgor are herein collectively referred to as the “Parties” and any and each of them as a “Party”).

RECITALS:

WHEREAS the Company is a limited liability company duly incorporated in accordance with Hungarian law and is exclusively owned by the Pledgor;

WHEREAS pursuant to a credit facility agreement (the “ Credit Facility Agreement”) dated 21 December, 2007 among CAREY Agri International - Poland Sp. z o.o.as borrower (the “Borrower”), and FORTIS BANK POLSKA S.A. a bank organized and existing under the laws of the Republic of Poland, having its registered seat at ul. Suwak 3, in Warsaw, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XIII Commercial Division of the National Court Register, Entry No. KRS 6421, tax identification number (NIP): 676-007-83-01 and statistical number (REGON): 003915970, and FORTIS BANK AUSTRIA N.V. a bank organized and existing under the laws of Austria, with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into the

[1]	In Hungarian: Üzletrészen Alapított Önálló Zálogjog

Commerce Register maintained by the Republic of Austria, under No. FN 263765 (further together “FORTIS”, or individually “FORTIS BANK POLSKA S.A.” and “FORTIS BANK AUSTRIA N.V.”) and the Pledgee, as lenders (FORTIS and Bank Polska Kasa Opieki S.A. shall be referred together as “Lenders”), the Lenders have agreed, subject to the terms and conditions of the Credit Facility Agreement -which requires that a pledge over the quota held by the Borrower in the Company of equal rank be granted to the Lenders - to extend a facility to the Borrower, the aggregate maximum principal amount of which is PLN 300.000.000,- (PLN three hundred million) (the “Credit Facility Agreement”, attached as Schedule 2 hereto).

WHEREAS on July 25, 2005, Central European Distribution Corporation Inc. a company incorporated in the United States of America, having its seat at 2 Bala Plaza, Suite 300, Bala Cynwyd PA 19004, in the USA, (the “CEDC”) issued high yield bonds (“High Yield Bonds”) in the United States of America. In connection with the High Yield Bonds, on July 25, 2005, the CEDC and ING BANK N.V. LONDON BRANCH, a banking corporation (naamloze vennootschap) duly incorporated under the laws of The Netherlands, with registered address at Amstelveenseweg 500, 1081 KL, Amsterdam, The Netherlands, registration No. 33031431, acting through its London Branch, with office address at 60 London Wall, London EC2M 5TQ, United Kingdom and registered in the United Kingdom under number FC010062 (“ING BANK N.V. LONDON BRANCH”) entered into an indenture agreement (“Indenture”) governed by the laws of the State of New York. Pursuant to Clause 11.13 (Creation of Parallel Debt)1 of the Indenture, the CEDC has a pecuniary obligation constituting one single obligation under the laws of the State of New York, towards ING BANK N.V. LONDON BRANCH. Pursuant to Clause 4.9 of the Indenture, the CEDC and its subsidiaries (among others, the Pledgor) are not permitted to pledge their assets in favor of third parties (including the Lenders), unless the obligations under the High Yield Bonds are secured on an equal and ratable basis. Consequently, the CEDC, the Borrower, the Pledgor and ING BANK N.V. LONDON BRANCH have agreed that the pledges over the quota held by the Pledgor in the Company of equal ranking be granted to ING BANK N.V. LONDON BRANCH, FORTIS and the Pledgee, in order to secure ING BANK N.V. LONDON BRANCH ‘s claim towards the CEDC arising under Clause 11.13 (Creation of Parallel Debt) of the Indenture;

AND WHEREAS the Pledgor, as the owner of the quota representing 100 % of the registered capital of the Company, wishes to establish in favour of the Pledgee - (i) pari passu with its obligations deriving from a quota pledge agreement (the “FORTIS Quota Pledge Agreement”) securing the Borrower’s undertakings and obligations under the Credit Facility Agreement and (ii) pari passu with its obligations deriving from a quota pledge agreement (the “ING Quota Pledge Agreement”) securing CEDC’s undertakings and obligations under the Indenture - the charge on the quota provided herein as continuing collateral security for the performance of all payment obligations of the Borrower towards the Pledgee under the Finance Documents (as defined in the Credit Facility Agreement).

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NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Interpretation

Facility Definitions

ALL CAPITALISED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN THE CREDIT FACILITY AGREEMENT AND OR THE INDENTURE AGREEMENT, AND OR THE INTERCREDITOR AGREEMENT (IN CASE OF CONFLICTING TERMS THE INTERCREDITOR AGREEMENT WILL GOVERN).

Definitions

In this Agreement:

“Pledge”	means the pledge created by, and pursuant to, this Agreement.

“Civil Code”	means the Act IV of 1959 (as amended) on the Civil Code of the Republic of Hungary, as amended.

“Creditors”	means the Lenders and the Pledgee,

“Indenture Default”	means any of the events described as events of default in the Indenture.

“Indenture Default Notice”	means Default Notice regarding an Indenture Default.

“Intercreditor Agreement”	means the agreement entered into, amongst others, between the Lenders, the ING BANK N.V. LONDON BRANCH, the Company and the Pledgor on 21 December, 2007, in Warsaw.

“Debtors”	means the Pledgor;

“Secured Claim”	means the pecuniary claim of the Pledgee towards the Pledgor under the Credit Facility Agreement and the other Financial Documents

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“Security Agent”	means FORTIS BANK POLSKA S.A., as further defined in the Credit Facility Agreement and in Section 2.3 hereunder.

PLEDGE

Creation of Pledge

As continuing collateral security to Secure the Secured Claim (including all fees, costs and expenses arising from the enforcement of the security provided hereunder), the Pledgor hereby establishes in favour of the Pledgee a first-ranking stand alone pledge (the “Pledge”) on the Pledgor’s quota in the Company owned by it from time to time, which quota is more fully described in Schedule 1 (Secured Quota) (“Secured Quota”), with such Pledge securing the principal amount of PLN 300.000.000,- (PLN three hundred million) plus interest, default interest and any other fees, costs and expenses payable by the Borrower under the Credit Facility Agreement and the other Finance Documents . The Pledge shall constitute a pledge (“zálogjog”) as provided by Sections 251 and following of the Civil Code. The Pledge will rank pari passu with the ING Quota Pledge and the Fortis Quota Pledge.

Recording of the Pledge

(a)	(a) The Pledgor shall cause the Company and the Company hereby undertakes to (i) record the existence of the Pledge constituted by this Agreement in favour of the Pledgee, at the same time and on the condition that the pledges under the FORTIS Quota Pledge Agreement and the ING Quota Pledge Agreement are registered into the same into the company register of the Company by submitting a Hungarian translation of this Agreement and an accompanied request for registration of the Pledge contemplated hereunder to the Court of Registration having jurisdiction over the Company, and (ii) provide the Pledgee with a copy of these documents together with satisfactory evidence of the filing of them, within ten (10) Business Days following the execution of this Agreement. Neither the Pledgor nor the Company shall be entitled to take any action whatsoever to remove the reference to the Pledge from the company register of the Company, maintained by the Court of Registration having jurisdiction over the Company, unless in accordance with the provisions of Clause 3.2 (Termination and release), or otherwise with the prior written consent of the Pledgee.

(b)	(b) By signing this Agreement, the Pledgor irrevocably and unconditionally agrees to the establishment of the Pledge, and the Pledgor and the Company agree to assume all obligations arising from the establishment of such Pledge.

(c)	(c) The Parties for the purposes of the creation and registration of the Pledge into the company register, maintained by the Court of Registration having jurisdiction over the Company as per subsection (a) hereinabove, hereby authorise and instruct Dr. Tóth Ádám’s Notary Office (the “Notary”), to incorporate this Agreement into a Notarial deed, and to take all necessary actions on the Pledgee’s behalf for the purposes of effecting such incorporation.

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Additional security

The Pledge constituted by this Agreement is in addition to and is not in any way prejudiced or affected by any other security now or subsequently held by the Pledgee for any of the Secured Claims. The powers conferred on the Pledgee by this Agreement in relation to the Secured Claims and the Secured Quota shall be in addition to and not in substitution for the rights conferred on the Pledgee by the laws of Hungary except in so far as they are expressly excluded in this Agreement and, where there is any ambiguity or conflict between such rights contained in any such laws of Hungary and those conferred by this Agreement, then the terms of this Agreement shall, to the extent permitted by such laws of Hungary, prevail.

Exercise of ownership rights

Subject to the terms and conditions set forth in the Credit Facility Agreement, this Agreement and applicable law, the Pledgor shall be entitled to exercise its ownership rights in respect of the Secured Quota in accordance with applicable law until such time as the Pledge shall be enforced by the Pledgee in accordance with the terms of this Agreement, provided that upon the serving of a Default Notice to the Pledgor: (i) the Company shall pay any and all dividends or distributions which are declared and payable (including unpaid distributions accrued prior to the date of receipt of such notice) with respect to the Secured Quota to the Pledgee, and (ii) the Pledgor shall cast its vote attaching to the Secured Quota strictly in accordance with the Pledgee’s, instructions, which instructions to Pledgor shall timely seek, and the Pledgor shall not cast any votes attaching to the Secured Quota without first seeking and receiving the Pledgee’, instructions.

Debts and obligations relating to the Secured Quota

The Pledgee shall not assume or be liable for any debts or obligations of the Pledgor or the Company in connection with the Secured Quota and the Pledgor and the Company hereby undertake to ensure that all such debts and obligations are at all times fully paid and satisfied in accordance with the constitutional documents of the Company and Hungarian law, both prior to and following any Event of Default. In the event that the Pledgor or the Company fails to comply with any of the above obligations, the Pledgor and the Company shall, in addition to their other respective obligations, indemnify the Pledgee against all losses, liabilities, damages, costs, fees and expenses suffered or incurred by the Pledgee as a result of such failure. If the Pledgee performs any of the obligations of the Pledgor or the Company set forth in this Clause 2.5 in the place of the Pledgor or the Company, as the case may be, the Pledgor and the Company shall bear all costs and expenses incurred in connection with such performance, and the Pledgor and the Company shall indemnify the Pledgee against all losses, liabilities, damages, fees, costs and

5

expenses suffered or reasonably incurred by the Pledgee in connection therewith. In such an event, the Pledgor shall have the right to inform the Pledgee about the proposed optimal way of complying with these obligations and the Pledgee will consider it, acting reasonably.

Protection of Pledge

The Pledgee shall be entitled at any time if justifiable grounds exist to take any reasonable action necessary for the purposes of perfecting and protecting the Pledge constituted by this Agreement. The Pledgor hereby agree to indemnify the Pledgee on demand against all losses, liabilities, damages, fees, costs and expenses suffered or reasonably incurred by the Pledgee in the perfection or protection or attempted perfection or protection of the Pledge constituted by this Agreement.

Assignment, Continuing Security

(a)	The Parties agree that any assignee becoming a party to the Credit Facility Agreement pursuant to Section 13 ([Changes to Parties]) of the Credit Facility Agreement as a Lender or any other person otherwise becoming a party to the Credit Facility Agreement as an assignee or transferee or successor of the Lender shall thereupon become entitled to the benefit of this Agreement and the security established hereunder as if such assignee or person had originally been and had been named as a party to this Agreement.

(b)	The Pledge constituted by this Agreement shall:

(i)	be a continuing security for the due payment, satisfaction and discharge in full of the Secured Claims and such security shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Secured Claims or any other matter or thing whatsoever; and

(ii)	not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee in perfecting or enforcing any security, guarantee, right or remedy whatsoever.

ENTRY INTO EFFECT AND TERMINATION OF pledge

Entry into effect

This Agreement and the Pledge established hereunder shall enter into full force and effect on the date of when the FORTIS Quota Pledge Agreement, and the ING Quota Pledge Agreement had been registered with the relevant Court of Registration having jurisdiction over the Company in favor of each of FORTIS BANK POLSKA S.A., FORTIS BANK AUSTRIA N.V. and ING BANK N.V. LONDON BRANCH, respectively.

6

Termination and release

The Pledge established pursuant to this Agreement shall be terminated and released upon the occurrence of the earlier of the following conditions:

(a)	the full repayment of the Secured Claims in accordance with the terms of the Credit Facility Agreement and the other Finance Documents; or

(b)	the enforcement of the charge and the exercise of all remedies available to the Pledgee under the terms of this Agreement and applicable law in connection with such enforcement.

Upon the termination and release of the Pledge, the Pledgee shall authorise the Pledgor in writing to delete the references to the Pledge from the company register, maintained by the Court of Registration, having jurisdiction over the Company within ten (10) Business Days following receipt of a written request to do so by the Pledgors.

REPRESENTATIONS AND WARRANTIES

Representations and warranties

The Pledgor hereby represents and warrants to the Pledgee that:

(a)	it has exclusive ownership of the Secured Quota attributed to it in Schedule 1 (Secured Quota), free and clear of all Encumbrances (save all Permitted Security, the FORTIS Quota Pledge Agreement and the ING Quota Pledge Agreement), and no third party has any rights whatsoever in connection with such Secured Quota;

(b)	it has not reserved a priority ranking in the company register, maintained by the Court of Registration, having jurisdiction over the Company in respect of the Secured Quota attributed to it in Schedule 1 (Secured Quota) (as regulated by Sections 262(4), 262(5) and 264(2) of the Civil Code);

(c)

other than as disclosed to the Pledgee in writing, and to the best of its knowledge and belief no litigation, arbitration or administrative proceedings of or before any court, arbitration tribunal or agency which, if adversely determined,

7

would reasonably be expected to materially and adversely effect the value of the Secured Quota have been started or (to the best of its knowledge and belief) threatened (if capable of having a Material Adverse Effect) against it or in respect of the Secured Quota; and

(d)	the Pledge granted by the Pledgor shall, upon the execution of this Agreement, constitute a first-ranking charge over each of the Secured Quota, pari passu with the first ranking pledges established on the same Secured Quota by signing (i) the FORTIS Quota Pledge Agreement with FORTIS BANK POLSKA S.A. and FORTIS BANK AUSTRIA N.V. and (ii) the ING Quota Pledge Agreement with ING BANK N.V. LONDON BRANCH.

Repetition of representations and warranties

The representations and warranties set forth in Clause 4.1 (Representations and warranties) are made by the Pledgor and the Company by reference to the facts and circumstances then existing on the date of the Utilization Request and on the first day of each Interest Period.

COVENANTS AND UNDERTAKINGS

Notification of claims

The Pledgor and the Company shall immediately notify the Pledgee in writing upon becoming aware of any pending or (to the best of its knowledge and belief) threatened (if capable of having a Material Adverse Effect) claims, actions or proceedings before any court, arbitration tribunal or administrative authority in connection with the Secured Quota which claim action or proceeding would reasonably be expected to materially adversely effect the value of the Secured Quota.

Adverse events

The Pledgor and the Company shall immediately notify the Pledgee in writing of any event or circumstances which would reasonably be expected to materially adversely effect the value of the Secured Quota or the Company.

Prohibition against Encumbrances

The Pledgor shall not create nor allow to subsist any encumbrance whatsoever against the Secured Quota (save Permitted Securities, including the FORTIS Quota Pledge Agreement and the ING Quota Pledge Agreement) and shall not sell, transfer, or otherwise dispose of the Secured Quota in favour of any person.

8

Voting rights

Subject to Clause 2.4 (Exercise of ownership rights), the Pledgor shall exercise its voting rights attaching to the Secured Quota in a manner consistent with the interests of the Pledgee. In particular, and unless agreed otherwise by the Pledgee, FORTIS, and ING BANK N.V. LONDON BRANCH, acting unanimously, the Pledgor shall not propose, and shall cast the votes attaching to the Secured Quota against any proposal for, the winding-up, liquidation or merger of the Company or any other action or omission which is liable to result in a change of the rights attaching to the Secured Quota, namely an increase of the registered capital of the Company further to which a quota would be issued in favor of any third party.

No reduction of registered capital

Save as may be required by mandatory applicable law neither the Pledgor nor the Company shall, without the prior written consent of the Pledgee, FORTIS and ING BANK N.V. LONDON BRANCH, acting unanimously, reduce the Company’s registered capital and shall not pass any such resolution, and the Pledgor agrees that it shall not take any action or steps whatsoever to facilitate the reduction of the Company’s registered capital without the prior written consent of the Pledgee, FORTIS and ING BANK N.V. LONDON BRANCH, acting unanimously, unless agreed otherwise by the Pledgee, FORTIS and ING BANK N.V. LONDON BRANCH, acting unanimously.

EVENTS OF DEFAULT AND RECOURSES

Recourses upon Event of Default

(a)	Upon the occurrence of any Event of Default which is continuing, the Pledgee shall have the right to terminate this Agreement with a ten (10) days written notice and - subject to this Section 6.1 (b) - to take all such enforcement actions against the Secured Quota as are permitted by this Agreement or by Hungarian law, and in particular, the Pledgee, in respect of any part or the entire Secured Claims under the Credit Facility Agreement, may - subject to this Section 6.1 (b) - initiate judicial enforcement proceedings against the Secured Quota without litigious court proceedings or judgement.

9

(b)	The Parties agree that the Pledgee is entitled to elect to enforce the charge by the means specified below:

(i)	via court enforcement proceedings (as set out in Section 255 of the Civil Code); or

(ii)	together with the Pledgor may, within three (3) months following the date on which the right of enforcement arose, sell the Secured Quota at the price being not less than seventy five per cent (75%) of the market value as determined pursuant to Clause 6.2 (Determination of the market value of the Secured Quota) (as set out in Section 257 (1) of the Civil Code); or

(iii)	may, within one (1) year following the date when the right of enforcement arose, instruct a Hungarian institution engaged in granting mortgage-backed loans or arranging auctions as its main business to sell all or any of the Secured Quota at a price being not less than seventy five per cent (75%)of the market value as determined pursuant to Clause 6.2 (Determination of the market value of the Secured Quota) (as set out in Section 257 (3) of the Civil Code ; or

(iv)	if the Pledgee is engaged in granting mortgage-backed loans under the Hungarian law, they may sell all or any of the Secured Quota under the same terms as set out in sub-paragraph (iii) of paragraph (b) of this Clause 6.1; or

(v)	by any other means prescribed by the applicable laws of Hungary in connection with the enforcement of the charge.

(c)	The Pledgee shall within 15 (fifteen) days before the sale notify the Pledgor in writing of (i) the method, (ii) the place and (iii) the date of such sale. The Pledgee hereby confirms that it will comply with the provisions of Government Decree 12/2003 (I. 30.), including but not limited to notifying the Pledgor of its intention to sell the Secured Quota, at least 30 (thirty) days before the intended sale.

(d)	For the purposes of this Clause 6.1, the Parties agree that (i) the Parties may at any time during the enforcement process introduce any person who can potentially buy

10

the Secured Quota on the terms set out in this Clause 6.1. and (ii) the Pledgee, together with BPKO S.A. as pledgee under the BPKO Quota Pledge Agreement, shall consider all relevant parameters of the offers (including, but not limited to, the purchase price) submitted by such potential buyers.

Determination of the market value of the Secured Quota

For the purposes of determining the fair market value of the Secured Quota, the Parties and FORTIS shall use the valuation services of an independent appraisal (selected pursuant to the process described below). Such independent appraisal shall be appointed in the following process:

(a)	the Pledgee shall propose four (4) internationally recognized companies having expertise to determine the fair market price of the Secured Quota;

(b)	the Pledgor shall, within five (5) Business Days of receipt of the Pledgee, select one of the entities proposed and such selected entity shall be appointed as the independent appraisal; and

(c)	failing the Pledgor to select such independent appraisal within five (5) Business Days of receipt of the above proposal, the Pledgee may in its sole discretion appoint the independent appraisal from the proposed four (4) internationally recognized companies.

The independent appraisal shall complete the evaluation (including recommendations regarding the sale strategy) and provide copies to both parties within thirty (30) days of its appointment.

GENERAL

Further actions

The Pledgor and the Company shall take all further actions, at the Pledgor’s and the Company’s cost, reasonably requested by the Pledgee, in connection with the creation, perfection, protection and enforcement of the Pledge established hereunder.

Waiver of claims

The Pledgor and the Company hereby waive all claims against the Pledgee, , for damages suffered by it in connection with the exercise of the Pledgee ‘s rights established hereunder, except damages caused by the Pledgee s intentionally or by its gross negligence.

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Amendment or modification

This Agreement may only be amended or modified by notarial deed duly executed by each of the Parties.

Severability

Should any provision of this Agreement be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of the other provisions of this Agreement.

Entire agreement

The Parties hereto agree that , to the extent that any of the terms contained herein conflict with those of the Credit Facility Agreement and/or the Indenture and/or the Intercreditor Agreement, the provisions of the Credit Facility Agreement and the Indenture, (in case of conflicting rules between these Agreements, to the benefit of the Intercreditor Agreement) shall prevail. By signing this Agreement, the Pledgor confirms that it is fully aware of, and understands and accepts, the terms and conditions of the Credit Facility Agreement, the other Finance Documents , the Indenture and the Intercreditor Agreement.

Notices

All communications under or in connection with this Agreement must be in writing. The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement to which any communication or document is to be delivered under or in connection with this Agreement are as follows:

•	in case of the Pledgor:

BOLS Sp. z o.o.

Address: ul. Bokserska 66 A

64600 Oborniki, Wielkopolskie, ul. Kowanowska 48.

Poland

Tel: + 48 61 297 43 00

Fax: +48 61 297 43 01

Attention of: the Chairman of the Management Board

•	in case of the Pledgee:

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Bank Polska Kasa Opieki S.A.

Address:

1008 at ul. Grzybowska 53/57, Warsaw

Poland

Tel: +48 22 656 00 00

Fax: +48 22 656 00 04

Attention of: [PLEASE INSERT INFORMATION]

•	in case of the Company:

BOLS Hungary Italáru-importor és Forgalmazó Korlátolt Felelosségu Társaság

1123 Budapest, Alkotás u. 50.

Hungary

Tel: +36 132 52 500

Fax: +36 132 52 501

Attention of: Company’s General Manager

or any substitute address, fax number or department or officer as such party may notify to the Pledgee or to the Pledgor with no less than five Business Days’ notice.

Any communication or document made or delivered by one party to another in connection with this Agreement will only be effective (i) if by fax, when received in legible form; or (ii) if by letter, when it is delivered to the address of the party and, in case of a letter sent by post, five days after being deposited at a post office in a postage prepaid envelope addressed to the party. If a particular department of officer is specified as a part of a party’s address details, the communication must be addressed to that department or officer.

Each communication and document delivered by one party to another in connection with this Agreement must be in English or Polish accompanied by an English translation certified as a true and accurate translation by an officer of the party delivering it.

Language

This Agreement has been executed in the English language only. Notwithstanding any translation of this Agreement into the Hungarian language, the English language version shall prevail.

Governing law

This Agreement shall be governed by and construed in accordance with the laws of Hungary, as the same may be amended or modified from time to time.

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Costs

The Pledgor and the Company shall bear all fees, costs, expenses, and taxes relating to this Agreement, including without limitation all fees, costs, expenses and taxes arising from the recording, release or termination of the Pledge.

Jurisdiction

2. In case of any legal dispute between the Parties, subject to the applicable rules of competence, the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Central District Court of Pest as well as the Metropolitan Court.

3.

AFTER DUE READING and having understood its content and legal consequences, the Parties have caused this Agreement to be executed and confirm that it is in accordance with their contractual intentions.

BOLS Sp. z o.o., as Pledgor	BOLS Hungary Italáru-importor és Forgalmazó Korlátolt Felelosségu Társaság as Company

Name:	Name:
Title:	Title:

Name:
Title:

14

FORTIS Bank Polska S.A. as Pledgee and as Lender and as Security Agent	Bank Polska Kasa Opieki S.A., as Plegdee

Name:
Title:
Name:
Title:

Name:
Title:
Name:
Title:

15

SCHEDULE 1

SECURED QUOTA

Secured Quota	Nominal Value	% of Registered Capital
BOLS Sp. z o.o., as Pledgor (registration number: 00-00-013113, PL-64600 Oborniki, Wielkopolskie, ul. Kowanowska 48)	HUF 91,240,000.00 (ninety one million two hundred and forty thousand Hungarian Forints)	100%

FORTIS DECLARATION to the

BPKO Quota Pledge Agreement

between Bols Sp. z o.o. and BANK Polska Kasa Opieki S.A., dated [●], Budapest

Terms and conditions, if not otherwise defined herein, shall have the meaning as set forth in the Quota Pledge Agreement between Bols Sp. z o.o. [ , BOLS Hungary Italárú-importor és Forgalmazó Korlátolt Felelosségu Társaság] and BANK Polska Kasa Opieki S.A., dated [●], Budapest.

We the undersigned and duly authorised representatives of FORTIS BANK POLSKA S.A., bank organized and existing under the laws of the Republic of Poland, having its registered seat at ul. Suwak 3, in Warsaw, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XIII Commercial Division of the National Court Register, Entry No. KRS 6421, tax identification number (NIP): 676-007-83-01 and statistical number (REGON): 003915970 and FORTIS BANK AUSTRIA N.V, a bank organized and existing under the laws of Austria, with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into the Commerce Register maintained by the Republic of Austria, under No. FN 263765 as lender under the Credit Facility Agreement entered into with CAREY Agri International - Poland Sp. z o.o. (“CAREY Agri”) on [●], 2007, and as pledgee under the FORTIS Quota Pledge Agreement entered into with Bols Sp. z o.o. (“Bols”) on [●], 2007, hereby declare that we have read and therefore are fully aware of all terms and conditions of

(i)	the ING Quota Pledge Agreement;

(ii)	the BPKO Quota Pledge Agreement;

(iv)	the Credit Facility Agreement and any and all attached documents thereto;

(v)	the Indenture and any and all attached documents thereto; and

(vi)	the Intercreditor Agreement.

We understand and acknowledge that the Secured Quota shall serve as first ranking collateral to secure our claims and rights under the Credit Facility Agreement and the Fortis Quota Pledge Agreement against Carey Agri and the Pledgor pari passu with the respective claims and rights of (i) ING BANK N.V. LONDON BRANCH under the ING Quota Pledge Agreement and the Indenture, and (ii) BPKO S.A. under the BPKO Quota Pledge Agreement and the Credit Facility Agreement, respectively.

We further undertake and acknowledge that pursuant to the respective provisions of the ING Quota Pledge Agreement, the BPKO Quota Pledge Agreement and the FORTIS Quota Pledge Agreement, we may enforce our claims against the Secured Quota - in any and all circumstances - pursuant to Section 6. of the Fortis Quota Pledge Agreement and the BPKO Quota Pledge Agreement.

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Dated: [●], Budapest

In the name and on behalf of

FORTIS BANK POLSKA S.A.,

___________________________

name:

title:

In the name and on behalf of

FORTIS BANK AUSTRIA N.V

___________________________

name:

title:

3

ING BANK LONDON BRANCH DECLARATION to the

BPKO Quota Pledge Agreement

between Bols Sp. z o.o. and BANK PH S.A., dated [•], Budapest

Terms and conditions, if not otherwise defined herein, shall have the meaning as set forth in the Quota Pledge Agreement between Bols Sp. z o.o. [ , BOLS Hungary Italárú-importor és Forgalmazó Korlátolt Felelosségu Társaság] and BANK PH S.A dated [•], Budapest.

We the undersigned and duly authorised representatives of ING BANK N.V. LONDON BRANCH, a banking corporation (naamloze vennootschap) duly incorporated under the laws of The Netherlands, with registered address at Amstelveenseweg 500, 1081 KL, Amsterdam, The Netherlands, registration no. 33031431, acting through its London Branch, with office address at 60 London Wall, London EC2M 5TQ, United Kingdom and registered in the United Kingdom under number FC010062 (“ING BANK N.V. LONDON BRANCH”), as lender under the Indenture Agreement entered into with Central European Distribution Corporation Inc. (“CEDC”) on July 25, 2005, and as pledgee under the ING Quota Pledge Agreement entered into with Bols Sp. Z.o.o. (“Bols”) on [•] hereby declare that we have read and therefore are fully aware of all terms and conditions of

(i)	the Fortis Quota Pledge Agreement;

(ii)	the BPKO Quota Pledge Agreement;

(iv)	the Credit Facility Agreement and any and all attached documents thereto;

(v)	the Indenture and any and all attached documents thereto and.

(vi)	the Intercreditor Agreement.

We understand and acknowledge that the Secured Quota shall serve as first ranking collateral to secure our claims and rights under the Indenture and the ING Quota Pledge Agreement against CEDC and the Pledgor pari passu with the respective claims and rights of (i) Fortis under the Fortis Quota Pledge Agreement and the Credit Facility Agreement, and (ii) BPKO S.A. under the BPKO Quota Pledge Agreement and the Credit Facility Agreement against the Borrower and the Pledgor, respectively.

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Dated: [•], Budapest

In the name and on behalf of

ING BANK N.V. LONDON BRANCH

name:
title:

name:
title:

5

Schedule 2.

The Credit Facility Agreement

[attached]

Schedule 3.

The Indenture Agreement

[attached]

Schedule 4.

The FORTIS Quota Pledge Agreement

[attached]

Schedule 5.

The ING Quota Pledge Agreement

[attached]

[TO BE INCORPORATED INTO A NOTARIAL DEED]

BOLS Sp. z o.o.

as Pledgor

- and -

BOLS Hungary Italáru-importor és Forgalmazó

Korlátolt Felelosségu Társaság

as Company

- and -

FORTIS BANK POLSKA S.A.

and FORTIS BANK AUSTRIA N.V.

as Pledgee

STAND ALONE PLEDGE OVER QUOTA AGREEMENT

December 21, 2007

2

THIS STAND ALONE PLEDGE OVER QUOTA AGREEMENT3 (this “Agreement”) is made at the city of Budapest, Republic of Hungary, on December 21, 2007,

AMONG:

(4)	BOLS Sp. z o.o., a company incorporated in Poland, having its registered seat at PL-64600 Oborniki, Wielkopolskie, ul. Kowanowska 48., Poland, registered under KRS No. 00-00-013113, as pledgor(the “Pledgor”); and

(5)	BOLS Hungary Italáru-importor és Forgalmazó Korlátolt Felelosségu Társaság, a company incorporated in Hungary, having its registered seat at HU-1123 Budapest, Alkotás u. 50, Hungary, registered under No. 01-09-069270 (the “Company”); and

(6)	FORTIS Bank Polska S.A., a bank organized and existing under the laws of the Republic of Poland, having its registered seat at ul. Suwak 3, in Warsaw, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XIII Commercial Division of the National Court Register, Entry No. KRS 6421, tax identification number (NIP): 676-007-83-01 and statistical number (REGON): 003915970, as Security Agent under the Facility Agreement and pledgee (“FORTIS Bank Polska “), and

(7)	FORTIS BANK AUSTRIA N.V., a bank organized and existing under the laws of Austria, with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into the Commerce Register maintained by the Republic of Austria, under No. FN 263765 (“Fortis Bank Austria”),

(FORTIS Bank Polska and Fortis Bank Austria hereinafter jointly referred to as the “Pledgee” or “Pledgees” (the Company, the Pledgees and the Pledgor are herein collectively referred to as the “Parties” and any and each of them as a “Party”).

RECITALS:

WHEREAS the Company is a limited liability company duly incorporated in accordance with Hungarian law and is exclusively owned by the Pledgor;

WHEREAS pursuant to a credit facility agreement (the “Credit Facility Agreement”) dated 21 December , 2007 among CAREY Agri International—Poland Sp. z o.o., as borrower (the “Borrower”), and the Pledgees and Bank Polska Kasa Opieki S.A. a bank organized and existing under the laws of the Republic of Poland, with its registered office in Warsaw at ul. Grzybowska 53/57,Poland, P.O. Box 1008, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XII Commercial Division of the National Court Register, Entry No. KRS 14843, tax identification number (NIP): 526-00-06-841, (formerly known as: Bank BPH S.A., the merger dated on November 30, 2007) ,as lenders, (the Pledgees and Bank Polska Kasa Opieki S.A. shall be referred together as “Lenders”) the Lenders have agreed, subject to the terms and conditions of the Credit Facility Agreement -which requires that a pledge over the quota held by the Borrower in the Company of equal rank be granted to the Lenders - to extend a facility to the Borrower, the aggregate maximum principal amount of which is PLN 300.000.000,- (PLN three hundred million) (the “Credit Facility Agreement”, as attached in Schedule 2 hereto).

[3]	In Hungarian: Üzletrészen Alapított Önálló Zálogjog

3

WHEREAS on July 25, 2005, Central European Distribution Corporation Inc. a company incorporated in the United States of America, having its seat at 2 Bala Plaza, Suite 300, Bala Cynwyd PA 19004, in the USA, (the “CEDC”) issued high yield bonds (“High Yield Bonds”) in the United States of America. In connection with the High Yield Bonds, on July 25, 2005, CEDC and ING BANK N.V. LONDON BRANCH, a banking corporation (naamloze vennootschap) duly incorporated under the laws of The Netherlands, with registered address at Amstelveenseweg 500, 1081 KL, Amsterdam, The Netherlands, registration No. 33031431, acting through its London Branch, with office address at 60 London Wall, London EC2M 5TQ, United Kingdom and registered in the United Kingdom under number FC010062 (“ING BANK N.V. LONDON BRANCH”) entered into an indenture agreement (“Indenture”) governed by the laws of the State of New York. Pursuant to Clause 11.13 (Creation of Parallel Debt)4 of the Indenture, CEDC has a pecuniary obligation constituting one single obligation under the laws of the State of New York, towards ING BANK N.V. LONDON BRANCH. Pursuant to Clause 4.9 of the Indenture, the CEDC and its subsidiaries (among others, the Pledgor) are not permitted to pledge their assets in favor of third parties (including the Lenders), unless the obligations under the High Yield Bonds are secured on an equal and ratable basis. Consequently, the CEDC, the Borrower, the Pledgor and ING BANK N.V. LONDON BRANCH have agreed that the pledges over the quota held by the Pledgor in the Company of equal ranking be granted to ING BANK N.V. LONDON BRANCH, BPKO S.A. and the Pledgees, in order to secure ING BANK N.V. LONDON BRANCH ‘s claim towards CEDC arising under Clause 11.13 (Creation of Parallel Debt) of the Indenture;

AND WHEREAS the Pledgor, as the owner of the quota representing 100 % of the registered capital of the Company, wishes to establish in favour of the Pledgee - (i) pari passu with its obligations deriving from a quota pledge agreement (the “BPKO Quota Pledge Agreement”) securing the Borrower’s undertakings and obligations under the Credit Facility Agreement and (ii) pari passu with its obligations deriving from a quota pledge agreement (the “ING Quota Pledge Agreement”) securing CEDC’s undertakings and obligations under the Indenture - the charge on the quota provided herein as continuing collateral security for the performance of all payment obligations of the Borrower towards the Pledgee under the Finance Documents (as defined in the Credit Facility Agreement).

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Interpretation

Facility Definitions

ALL CAPITALISED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN THE CREDIT FACILITY AGREEMENT AND OR THE INDENTURE AGREEMENT AND OR THE INTERCREDITOR AGREEMENT (IN CASE OF CONFLICTING TERMS THE INTERCREDITOR AGREEMENT WILL GOVERN).

4

Definitions

In this Agreement:

“Pledge”	means the pledge created by, and pursuant to, this Agreement.

“Civil Code”	means the Act IV of 1959 (as amended) on the Civil Code of the Republic of Hungary, as amended.

“Creditors”	means the Lenders and the Pledgee,

“Indenture Default”	means any of the events described as events of default in the Indenture.

“Indenture Default Notice”	means Default Notice regarding an Indenture Default.

“Intercreditor Agreement”	means the agreement entered into, amongst others, between the Lenders, the ING BANK N.V. LONDON BRANCH, the Company and the Pledgor on 21 December, 2007, in Warsaw.

“Debtors”	means the Pledgor;

“Secured Claim”	means the pecuniary claim of the Pledgees towards the Pledgor under the Credit Facility Agreement and the other Financial Documents

“Security Agent”	means FORTIS BANK POLSKA S.A., as further defined in the Credit Facility Agreement and in Section 2.3 hereunder.

PLEDGE

Creation of Pledge

As continuing collateral security to Secure the Secured Claim (including all fees, costs and expenses arising from the enforcement of the security provided hereunder), the Pledgor hereby establishes in favour of the Pledgees a first-ranking stand alone pledge (the “Pledge”) on the Pledgor’s quota in the Company owned by it from time to time, which quota is more fully described in Schedule 1 (Secured Quota) (“Secured Quota”), with such Pledge securing the principal amount of PLN 300.000.000,- (PLN three hundred million) plus interest, default interest and any other fees, costs and expenses payable by the Borrower under the Credit Facility Agreement and the other Finance Documents. The Pledge shall constitute a pledge (“zálogjog”) as provided by Sections 251 and following of the Civil Code. The Pledge will rank pari passu with the ING Quota Pledge and the BPKO Quota Pledge.

Recording of the Pledge

(d)	(a) The Pledgor shall cause the Company and the Company hereby undertakes to record the existence of the Pledge constituted by this Agreement in favour of the Pledgee, at the same time and on

5

the condition that the pledges under the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement are registered into the same into the company register of the Company by submitting a Hungarian translation of this Agreement and an accompanied request for registration of the Pledge contemplated hereunder to the Court of Registration having jurisdiction over the Company, and (ii) provide the Pledgee with a copy of these documents together with satisfactory evidence of the filing of them, within ten (10) Business Days following the execution of this Agreement. Neither the Pledgor nor the Company shall be entitled to take any action whatsoever to remove the reference to the Pledge from the company register of the Company maintained by the Court of Registration having jurisdiction over the Company, unless in accordance with the provisions of Clause 3.2 (Termination and release), or otherwise with the prior written consent of the Pledgee.

(e)	(b) By signing this Agreement, the Pledgor irrevocably and unconditionally agrees to the establishment of the Pledge, and the Pledgor and the Company agree to assume all obligations arising from the establishment of such Pledge.

(f)	(c) The Parties for the purposes of the creation and registration of the Pledge into the company register, maintained by the Court of Registration having jurisdiction over the Company as per subsection (a) hereinabove, hereby authorise and instruct Dr. Tóth Ádám’s Notary Office (the “Notary”), to incorporate this Agreement into a Notarial deed, and to take all necessary actions on the Pledgee’s behalf for the purposes of effecting such incorporation.

Additional security

The Pledge constituted by this Agreement is in addition to and is not in any way prejudiced or affected by any other security now or subsequently held by the Pledgees for any of the Secured Claims. The powers conferred on the Pledgees by this Agreement in relation to the Secured Claims and the Secured Quota shall be in addition to and not in substitution for the rights conferred on the Pledgees by the laws of Hungary except in so far as they are expressly excluded in this Agreement and, where there is any ambiguity or conflict between such rights contained in any such laws of Hungary and those conferred by this Agreement, then the terms of this Agreement shall, to the extent permitted by such laws of Hungary, prevail.

Exercise of ownership rights

Subject to the terms and conditions set forth in the Credit Facility Agreement, this Agreement and applicable law, the Pledgor shall be entitled to exercise its ownership rights in respect of the Secured Quota in accordance with applicable law until such time as the Pledge shall be enforced by the Pledgee in accordance with the terms of this Agreement, provided that upon the serving of a Default Notice to the Pledgor: (i) the Company shall pay any and all dividends or distributions which are declared and payable (including unpaid distributions accrued prior to the date of receipt of such notice) with respect to the Secured Quota to the Pledgee, and (ii) the Pledgor shall cast its vote attaching to the Secured Quota strictly in accordance with the Pledgee’s, instructions, which instructions to Pledgor shall timely seek, and the Pledgor shall not cast any votes attaching to the Secured Quota without first seeking and receiving the Pledgee’, instructions.

6

Debts and obligations relating to the Secured Quota

The Pledgees shall not assume or be liable for any debts or obligations of the Pledgor or the Company in connection with the Secured Quota and the Pledgor and the Company hereby undertake to ensure that all such debts and obligations are at all times fully paid and satisfied in accordance with the constitutional documents of the Company and Hungarian law, both prior to and following any Event of Default. In the event that the Pledgor or the Company fails to comply with any of the above obligations, the Pledgor and the Company shall, in addition to their other respective obligations, indemnify the Pledgee against all losses, liabilities, damages, costs, fees and expenses suffered or incurred by the Pledgee as a result of such failure. If the Pledgee performs any of the obligations of the Pledgor or the Company set forth in this Clause 2.5 in the place of the Pledgor or the Company, as the case may be, the Pledgor and the Company shall bear all costs and expenses incurred in connection with such performance, and the Pledgor and the Company shall indemnify the Pledgee against all losses, liabilities, damages, fees, costs and expenses suffered or reasonably incurred by the Pledgee in connection therewith. In such an event, the Pledgor shall have the right to inform the Pledgee about the proposed optimal way of complying with these obligations and the Pledgee will consider it, acting reasonably.

Protection of Pledge

The Pledgee shall be entitled at any time if justifiable grounds exist to take any reasonable action necessary for the purposes of perfecting and protecting the Pledge constituted by this Agreement. The Pledgor hereby agree to indemnify the Pledgee on demand against all losses, liabilities, damages, fees, costs and expenses suffered or reasonably incurred by the Pledgee in the perfection or protection or attempted perfection or protection of the Pledge constituted by this Agreement.

7

Assignment, Continuing Security

(a)	The Parties agree that any assignee becoming a party to the Credit Facility Agreement pursuant to Section 13([Changes to Parties]) of the Credit Facility Agreement as a Lender or any other person otherwise becoming a party to the Credit Facility Agreement as an assignee or transferee or successor of the Lender shall thereupon become entitled to the benefit of this Agreement and the security established hereunder as if such assignee or person had originally been and had been named as a party to this Agreement.

(b)	The Pledge constituted by this Agreement shall:

(i)	be a continuing security for the due payment, satisfaction and discharge in full of the Secured Claims and such security shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Secured Claims or any other matter or thing whatsoever; and

(ii)	not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee in perfecting or enforcing any security, guarantee, right or remedy whatsoever.

ENTRY INTO EFFECT AND TERMINATION OF pledge

Entry into effect

This Agreement and the Pledge established hereunder shall enter into full force and effect on the date when the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement had been registered with the relevant Court of Registration having jurisdiction over the Company in favor of each of BPKO S.A and ING BANK N.V. LONDON BRANCH, respectively.

Termination and release

The Pledge established pursuant to this Agreement shall be terminated and released upon the occurrence of the earlier of the following conditions:

(a)	the full repayment of the Secured Claims in accordance with the terms of the Credit Facility Agreement and the other Finance Documents; or

(b)	the enforcement of the charge and the exercise of all remedies available to the Pledgee under the terms of this Agreement and applicable law in connection with such enforcement.

Upon the termination and release of the Pledge, the Pledgee shall authorise the Pledgor in writing to: (i) delete the references to the Pledge from the company register, maintained by the Court of Registration, having jurisdiction over the Company within ten (10) Business Days following receipt of a written request to do so by the Pledgors.

8

REPRESENTATIONS AND WARRANTIES

Representations and warranties

THE PLEDGOR HEREBY REPRESENTS AND WARRANTS TO THE PLEDGEE THAT:

(a)	it has exclusive ownership of the Secured Quota attributed to it in Schedule 1 (Secured Quota), free and clear of all Encumbrances (save all Permitted Security, the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement), and no third party has any rights whatsoever in connection with such Secured Quota;

(b)	it has not reserved a priority ranking in the company register, maintained by the Court of Registration, having jurisdiction over the Company in respect of the Secured Quota attributed to it in Schedule 1 (Secured Quota) (as regulated by Sections 262(4), 262(5) and 264(2) of the Civil Code);

(c)	other than as disclosed to the Pledgee in writing, and to the best of its knowledge and belief no litigation, arbitration or administrative proceedings of or before any court, arbitration tribunal or agency which, if adversely determined, would reasonably be expected to materially and adversely effect the value of the Secured Quota have been started or (to the best of its knowledge and belief) threatened (if capable of having a Material Adverse Effect) against it or in respect of the Secured Quota; and

(d)	the Pledge granted by the Pledgor shall, upon the execution of this Agreement, constitute a first-ranking charge over each of the Secured Quota, pari passu with the first ranking pledges established on the same Secured Quota by signing (i) the BPKO Quota Pledge Agreement with BPKO S.A. and (ii) the ING Quota Pledge Agreement with ING BANK N.V. LONDON BRANCH.

Repetition of representations and warranties

The representations and warranties set forth in Clause 4.1 (Representations and warranties) are made by the Pledgor and the Company by reference to the facts and circumstances then existing on the date of the Utilization Request and on the first day of each Interest Period.

COVENANTS AND UNDERTAKINGS

Notification of claims

The Pledgor and the Company shall immediately notify the Pledgee in writing upon becoming aware of any pending or (to the best of its knowledge and belief) threatened (if capable of having a Material Adverse Effect) [claims, actions or proceedings before any court, arbitration tribunal or administrative authority in connection with the Secured Quota which claim action or proceeding would reasonably be expected to materially adversely effect the value of the Secured Quota.

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Adverse events

The Pledgor and the Company shall immediately notify the Pledgee in writing of any event or circumstances which would reasonably be expected to materially adversely effect the value of the Secured Quota or the Company.

Prohibition against Encumbrances

The Pledgor shall not create nor allow to subsist any encumbrance whatsoever against the Secured Quota (save Permitted Securities, including the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement) and shall not sell, transfer, or otherwise dispose of the Secured Quota in favour of any person.

Voting rights

Subject to Clause 2.4 (Exercise of ownership rights), the Pledgor shall exercise its voting rights attaching to the Secured Quota in a manner consistent with the interests of the Pledgees. In particular, and unless agreed otherwise by the Pledgees, BPKO S.A. and ING BANK N.V. LONDON BRANCH, acting unanimously, the Pledgor shall not propose, and shall cast the votes attaching to the Secured Quota against any proposal for, the winding-up, liquidation or merger of the Company or any other action or omission which is liable to result in a change of the rights attaching to the Secured Quota, namely an increase of the registered capital of the Company further to which a quota would be issued in favor of any third party.

No reduction of registered capital

Save as may be required by mandatory applicable law neither the Pledgor nor the Company shall, without the prior written consent of the Pledgees, BPKO S.A. and ING BANK N.V. LONDON BRANCH, acting unanimously, reduce the Company’s registered capital and shall not pass any such resolution, and the Pledgor agrees that it shall not take any action or steps whatsoever to facilitate the reduction of the Company’s registered capital without the prior written consent of the Pledgees, BPKO S.A. and ING BANK N.V. LONDON BRANCH, acting unanimously, unless agreed otherwise by the Pledgees, BPKO S.A. and ING BANK N.V. LONDON BRANCH, acting unanimously.

EVENTS OF DEFAULT AND RECOURSES

Recourses upon Event of Default

(a)	Upon the occurrence of any Event of Default which is continuing, the Pledgees shall have the right to terminate this Agreement with a ten (10) days written notice and - subject to this Section 6.1 (b) - to take all such enforcement actions against the Secured Quota as are permitted by this Agreement or by Hungarian law, and in particular, the Pledgees, in respect of any part or the entire Secured Claims under the Credit Facility Agreement, may - subject to this Section 6.1 (b) - initiate judicial enforcement proceedings against the Secured Quota without litigious court proceedings or judgement.

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(b)	The Parties agree that the Pledgees - are entitled to elect to enforce the charge by the means specified below:

(i)	via court enforcement proceedings (as set out in Section 255 of the Civil Code); or

(ii)	together with the Pledgor may, within three (3) months following the date on which the right of enforcement arose, sell the Secured Quota at the price being not less than seventy five per cent (75%) of the market value as determined pursuant to Clause 6.2 (Determination of the market value of the Secured Quota) (as set out in Section 257 (1) of the Civil Code); or

(iii)	may, within one (1) year following the date when the right of enforcement arose, instruct a Hungarian institution engaged in granting mortgage-backed loans or arranging auctions as its main business to sell all or any of the Secured Quota at a price being not less than seventy five per cent (75%)of the market value as determined pursuant to Clause 6.2 (Determination of the market value of the Secured Quota) (as set out in Section 257 (3) of the Civil Code). ; or

(iv)	if the Pledgee is engaged in granting mortgage-backed loans under the Hungarian law, they may sell all or any of the Secured Quota under the same terms as set out in sub-paragraph (iii) of paragraph (c) of this Clause 6.1; or

(v)	by any other means prescribed by the applicable laws of Hungary in connection with the enforcement of the charge.

(c)	The Pledgee shall within 15 (fifteen) days before the sale notify the Pledgor in writing of (i) the method, (ii) the place and (iii) the date of such sale. The Pledgee hereby confirms that it will comply with the provisions of Government Decree 12/2003 (I. 30.), including but not limited to notifying the Pledgor of its intention to sell the Secured Quota, at least 30 (thirty) days before the intended sale.

(d)	For the purposes of this Clause 6.1, the Parties agree that (i) the Parties may at any time during the enforcement process introduce any person who can potentially buy the Secured Quota on the terms set out in this Clause 6.1. and (ii) the Pledgees, together with BPKO S.A. as pledgee under the BPKO Quota Pledge Agreement, shall consider all relevant parameters of the offers (including, but not limited to, the purchase price) submitted by such potential buyers.

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Determination of the market value of the Secured Quota

For the purposes of determining the fair market value of the Secured Quota, the Parties and BPKO S.A. shall use the valuation services of an independent appraisal (selected pursuant to the process described below). Such independent appraisal shall be appointed in the following process:

(a)	the Pledgees shall propose four (4) internationally recognized companies having expertise to determine the fair market price of the Secured Quota;

(b)	the Pledgor shall, within five (5) Business Days of receipt of the Pledgees select one of the entities proposed and such selected entity shall be appointed as the independent appraisal; and

(c)	failing the Pledgor to select such independent appraisal within five (5) Business Days of receipt of the above proposal, the Pledgees, may in their sole discretion appoint the independent appraisal from the proposed four (4) internationally recognized companies.

The independent appraisal shall complete the evaluation (including recommendations regarding the sale strategy) and provide copies to both parties within thirty (30) days of its appointment.

GENERAL

Further actions

The Pledgor and the Company shall take all further actions, at the Pledgor’s and the Company’s cost, reasonably requested by the Pledgees, in connection with the creation, perfection, protection and enforcement of the Pledge established hereunder.

Waiver of claims

The Pledgor and the Company hereby waive all claims against the Pledgees for damages suffered by it in connection with the exercise of the Pledgees rights established hereunder, except damages caused by the Pledgees intentionally or by its gross negligence.

Amendment or modification

This Agreement may only be amended or modified by notarial deed duly executed by each of the Parties.

Severability

Should any provision of this Agreement be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of the other provisions of this Agreement.

12

Entire agreement

The Parties hereto agree that to the extent that any of the terms contained herein conflict with those of the Credit Facility Agreement and/or the Indenture and/or the Intercreditor Agreement, the provisions of the Credit Facility Agreement and the Indenture, (in case of conflicting rules between these Agreements, to the benefit of the Intercreditor Agreement) shall prevail. By signing this Agreement, the Pledgor confirms that it is fully aware of, and understands and accepts the terms and conditions of the Credit Facility Agreement, the other Finance Documents , the Indenture and the Intercreditor Agreement.

Notices

All communications under or in connection with this Agreement must be in writing. The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement to which any communication or document is to be delivered under or in connection with this Agreement are as follows:

•	in case of the Pledgor:

BOLS Sp. z o.o.

Address: ul. Bokserska 66 A

64600 Oborniki, Wielkopolskie, ul. Kowanowska 48.

Poland

Tel: + 48 61 297 43 00

Fax: +48 61 297 43 01

Attention of: the Chairman of the Management Board

•	in case of the Pledgees:

FORTIS Bank Polska S.A.

Address: ul. Suwak 3, in Warsaw

Poland

Tel: [PLEASE INSERT INFORMATION]

Fax: [PLEASE INSERT INFORMATION]

Attention of: [PLEASE INSERT INFORMATION]

FORTIS BANK AUSTRIA N.V.

Address: Technologiestrasse 8, 1120 Wien

Austria

Tel: [PLEASE INSERT INFORMATION]

Fax: [PLEASE INSERT INFORMATION]

Attention of: [PLEASE INSERT INFORMATION]

13

•	in case of the Company:

BOLS Hungary Italáru-importor és Forgalmazó Korlátolt Felelosségu Társaság

1123 Budapest, Alkotás u. 50.

Hungary

Tel: +36 132 52 500

Fax: +36 132 52 501

Attention of: Company’s General Manager

or any substitute address, fax number or department or officer as such party may notify to the Pledgee or to the Pledgor with no less than five Business Days’ notice.

Any communication or document made or delivered by one party to another in connection with this Agreement will only be effective (i) if by fax, when received in legible form; or (ii) if by letter, when it is delivered to the address of the party and, in case of a letter sent by post, five days after being deposited at a post office in a postage prepaid envelope addressed to the party. If a particular department of officer is specified as a part of a party’s address details, the communication must be addressed to that department or officer.

Each communication and document delivered by one party to another in connection with this Agreement must be in English or Polish accompanied by an English translation certified as a true and accurate translation by an officer of the party delivering it.

Language

This Agreement has been executed in the English language only. Notwithstanding any translation of this Agreement into the Hungarian language, the English language version shall prevail.

Governing law

This Agreement shall be governed by and construed in accordance with the laws of Hungary, as the same may be amended or modified from time to time.

Costs

The Pledgor and the Company shall bear all fees, costs, expenses, and taxes relating to this Agreement, including without limitation all fees, costs, expenses and taxes arising from the recording, release or termination of the Pledge.

Jurisdiction

4. In case of any legal dispute between the Parties, subject to the applicable rules of competence, the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Central District Court of Pest as well as the Metropolitan Court.

14

AFTER DUE READING and having understood its content and legal consequences, the Parties have caused this Agreement to be executed and confirm that it is in accordance with their contractual intentions.

BOLS Sp. z o.o.,	BOLS Hungary Italáru-importor és Forgalmazó
as Pledgor	Korlátolt Felelosségu Társaság
as Company

Name:	Name:
Title:	Title:

Name:
Title:

FORTIS BANK POLSKA S.A.
as Pledgee and as Lender and as Security Agent

Name:
Title:

Name:
Title:

15

FORTIS BANK AUSTRIA N.V.,
as Pledgee and as Lender

Name:
Title:

Name:
Title:

16

SCHEDULE 1

SECURED QUOTA

Secured Quota	Nominal Value	% of Registered Capital
BOLS Sp. z o.o., as Pledgor (registration number: 00-00-013113, PL-64600 Oborniki, Wielkopolskie, ul. Kowanowska 48)	HUF 91,240,000.00 (ninety one million two hundred and forty thousand Hungarian Forints)	100%

BPKO S.A. DECLARATION to the

Fortis Quota Pledge Agreement

between Bols Sp. z o.o. and Fortis Bank Polska S.A. and

Fortis Bank Austria N.V. dated [•], Budapest

Terms and conditions, if not otherwise defined herein, shall have the meaning as set forth in the Quota Pledge Agreement between Bols Sp. z o.o. [ , BOLS Hungary Italárú-importor és Forgalmazó Korlátolt Felelosségu Társaság] and Fortis Bank S.A. dated [•], 2007, Budapest.

We the undersigned and duly authorised representatives of BPKO S.A., a bank organized and existing under the laws of the Republic of Poland, with its seat in Warsaw at ul. Grzybowska 53/57,Poland, P.O. Box 1008, entered in the National Court Register (KRS) maintained by the District Court for the capital city of Warsaw, XII Commercial Division of the National Court Register, Entry No. KRS 14843, tax identification number (NIP): 526-00-06-841, (“BPKO SA”), as lender under the Credit Facility Agreement entered into with CAREY Agri International - Poland Sp. z o.o. (“CAREY Agri”) on [•], 2007, and as pledgee under the BPKO Quota Pledge Agreement entered into with Bols Sp. z o.o. (“Bols”) on [•], 2007, hereby declare that we have read and therefore are fully aware of all terms and conditions of

(i)	the Fortis Quota Pledge Agreement;

(ii)	the ING Quota Pledge Agreement;

(iv)	the Credit Facility Agreement and any and all attached documents thereto,

(v)	the Indenture and any and all attached documents thereto, and

(vi)	the Intercreditor Agreement.

We understand and acknowledge that the Secured Quota shall serve as first ranking collateral to secure our claims and rights under the Credit Facility Agreement and the BPKO Quota Pledge Agreement against CAREY Agri and the Pledgor pari passu with the respective claims and rights of (i) Fortis under the Fortis Quota Pledge Agreement, and the Credit Facility Agreement, and (ii) ING BANK N.V. LONDON BRANCH under the ING Quota Pledge Agreement and the Indenture, respectively.

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We further undertake and acknowledge that pursuant to the respective provisions of the Fortis Quota Pledge Agreement, the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement, we may enforce our claims against the Secured Quota - in any and all circumstances - pursuant to Section 6. of the BPKO Quota Pledge Agreement and the Fortis Quota Pledge Agreement.

Dated: [•], Budapest

In the name and on behalf of

BPKO S.A.

name:
title:

name:
title:

3

ING BANK LONDON BRANCH DECLARATION to the

Fortis Quota Pledge Agreement

between Bols Sp. z o.o. and Fortis Bank Polska S.A. and

Fortis Bank Austria N.V. dated [•], Budapest

Terms and conditions, if not otherwise defined herein, shall have the meaning as set forth in the Quota Pledge Agreement between Bols Sp. z o.o. [ , BOLS Hungary Italárú-importor és Forgalmazó Korlátolt Felelosségu Társaság] and Fortis Bank S.A. dated [•], Budapest.

We the undersigned and duly authorised representatives of ING BANK N.V. LONDON BRANCH, a banking corporation (naamloze vennootschap) duly incorporated under the laws of The Netherlands, with registered address at Amstelveenseweg 500, 1081 KL, Amsterdam, The Netherlands, registration no. 33031431, acting through its London Branch, with office address at 60 London Wall, London EC2M 5TQ, United Kingdom and registered in the United Kingdom under number FC010062 (“ING BANK N.V. LONDON BRANCH”), as lender under the Indenture Agreement entered into with Central European Distribution Corporation Inc. (“CEDC”) on July 25, 2005, and as pledgee under the ING Quota Pledge Agreement entered into with Bols Sp. z o.o. (“Bols”) on [•] hereby declare that we have read and therefore are fully aware of all terms and conditions of

(i)	the Fortis Quota Pledge Agreement;

(ii)	the BPKO Quota Pledge Agreement;

(iv)	the Credit Facility Agreement and any and all attached documents thereto;

(v)	the Indenture and any and all attached documents thereto and.

(vi)	the Intercreditor Agreement.

We understand and acknowledge that the Secured Quota shall serve as first ranking collateral to secure our claims and rights under the Indenture and the ING Quota Pledge Agreement against CEDC and the Pledgor pari passu with the respective claims and rights of (i) Fortis under the Fortis Quota Pledge Agreement and the Credit Facility Agreement, and (ii) BPKO S.A. under the BPKO Quota Pledge Agreement and the Credit Facility Agreement against the Borrower and the Pledgor, respectively.

We further undertake and acknowledge that pursuant to the respective provisions of the Fortis Quota Pledge Agreement, the BPKO Quota Pledge Agreement and the ING Quota Pledge Agreement, we may enforce our claims against the Secured Quota - in any and all circumstances - pursuant to Section 6. of the ING Quota Pledge Agreement.

4

Dated: [•], Budapest

In the name and on behalf of

ING BANK N.V. LONDON BRANCH

name:
title:

name:
title:

5

Schedule 2.

The Credit Facility Agreement

[attached]

Schedule 3.

The Indenture Agreement

[attached]

Schedule 4.

The BPKO Quota Pledge Agreement

[attached]

Schedule 5.

The ING Quota Pledge Agreement

[attached]

SAMPLE

AGREEMENT FOR FINANCIAL PLEDGES OVER SHARES

OF PRZEDSIĘBIORSTWO POLMOS BIAłYSTOK S.A.

dated December 21, 2007

between

CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.

AS THE PLEDGOR

and

FORTIS BANK POLSKA S.A

FORTIS BANK S.A./NV, AUSTRIAN BRANCH

BANK POLSKA KASA OPIEKI S.A.

AS THE PLEDGEES

THIS AGREEMENT is dated December 21, 2007 and made between:

(1)	CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O., with its seat in Warsaw at ul. Bokserska 66a, registered in the Register of Entrepreneurs under number KRS 0000051098 (“Pledgor”), duly represented by Przemysław Witas; and

(2)	FORTIS BANK POLSKA S.A., with its registered seat in Warsaw, at ul. Suwak 3, registered in the Register of Entrepreneurs maintained by the National Court Register under number 0000006421, (the “First Pledgee”), duly represented by Robert Chudzik and Marta Łoza.

(3)	FORTIS BANK S.A./NV, AUSTRIAN BRANCH, a credit institution organized and existing under the laws of Belgium having its business address at Montagne du Parc 3, B-1000 Brussels, Belgium acting within the scope of business of its Austrian branch, Euro Plaza/D, Technologiestrasse 8, A-1120 Vienna, Austria, FN 263765 of the commercial court Vienna, DVR-Nr. 211 1743 (the “Second Pledgee”), duly represented by Robert Chudzik and Marta Łoza.

(4)	BANK POLSKA KASA OPIEKI S.A., with its registered seat in Warsaw, at Grzybowska 53/57, registered in the entrepreneurs register maintained by the National Court Register under number 0000014843, (the “Third Pledgee” and together with the First Pledgee, the Second Pledgee jointly as “Pledgees”), duly represented by Dieter Lobnig and Agnieszka Wolska.

(each a “Party” and jointly the “Parties”).

WHEREAS:

(a)	On the terms of the Facility Agreement (as defined below), the Pledgees have undertaken to make available to the Pledgor a credit facility in the maximum amount of PLN 300,000,000;

(b)	The execution of this Agreement is required as security for all claims of the Pledgees towards the Pledgor under the Facility Agreement.

(c)	On July 25, 2005, Central European Distribution Corporation (“CEDC”), a Delaware law corporation, the parent company of the Pledgor, has issued high yield bonds (“High Yield Bonds”) in the United States of America. In connection with the High Yield Bonds, on July 25, 2005, CEDC entered into an indenture agreement (“Indenture”) governed by the laws of the State of New York. Pursuant to Clause 11.13 (Creation of Parallel Debt) of the Indenture, CEDC has a pecuniary obligation constituting one single obligation under the laws of the State of New York, towards ING Bank N.V., London Branch. Under Section 4.9 of the Indenture, CEDC and its subsidiaries (among others, the Pledgor) are not allowed to pledge their assets in favor of third parties unless they provide a pari passu pledge to secure the High Yield Bonds. The Pledgees and the Pledgor have agreed that the Pledgor will establish a pledge over certain shares of the Company, pledged as a security of the Pledgor’s obligations under the Facility Agreement, in order to secure the claim of ING Bank N.V., London Branch, towards CEDC arising under Clause 11.13 (Creation of Parallel Debt) of the Indenture, on a pari passu basis.

IT IS AGREED as follows:

DEFINITIONS AND INTERPRETATION

Definitions

In this Agreement:

“Agreement” means this agreement for financial pledges over shares of Przedsiębiorstwo “POLMOS” Białystok S.A.

“Business Day” means a day (other than a Saturday or Sunday or national holidays) on which banks are open for general business in all cities in which Facility Offices of each Lender are located.

“Civil Code” means Polish Civil Code of April 23, 1964 (Dz. U. from 1964, No 16 item 93, as amended).

“Company” means Przedsiębiorstwo “POLMOS” Białystok S.A., a joint stock company with its seat in Białystok, at Elewatorska 20, registered in the Entrepreneurs Register under number KRS 0000040543.

“Commercial Companies Code” means the Commercial Companies Code dated 15 September 2000 (Dz.U. of 2000 No. 94 item 1037, as amended).

“Event of Default” has the meaning given to it in the Facility Agreement.

“Facility Agreement” means the facility agreement dated 21 December 2007, entered into between the Pledgor, acting as a borrower, and the Lenders, acting as a lenders, under which the Lenders undertaken to make available to the Pledgor a credit facility in the maximum amount of PLN 300,000,000.

“Facility” means the term loan facility made available to the Pledgor pursuant to Clause 2.1 (The Facility) of the Facility Agreement.

“Financial Pledge 1” has the meaning given to it in Clause 2.1 (a) (Financial Pledges).

“Financial Pledge 2” has the meaning given to it in Clause 2.1 (b) (Financial Pledges).

“Financial Pledge 3” has the meaning given to it in Clause 2.1 (c) (Financial Pledges).

“Financial Pledges” means the Financial Pledge 1, the Financial Pledge 2 and the Financial Pledge 3.

“Indemnifiable Person” means each of the Pledgees and any of their attorneys, agents, directors, management or supervisory board members or employees.

“Law on Certain Financial Collateral” means the act on certain financial collateral dated April 2, 2004 (Dz.U. of 2004 No. 871, item 91, as amended);

“PLN” means the lawful currency for the time being of the Republic of Poland.

“Secured Claims 1” means any and all existing and future pecuniary receivables of the First Pledgee towards the Pledgor under the Facility Agreement in connection with granting the Facility.

“Secured Claims 2” means any and all existing and future pecuniary receivables of the Second Pledgee towards the Pledgor under the Facility Agreement in connection with granting the Facility.

2

“Secured Claims 3” means any and all existing and future pecuniary receivables of the Third Pledgee towards the Pledgor under the Facility Agreement in connection with granting the Facility.

“Secured Claims” means the Secured Claims 1, the Secured Claims 2 and the Secured Claims 3.

“Security Interest” means any ordinary pledge, registered pledge, financial pledge, lien, charge, right of set-off, assignment or transfer by way of security, or any other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period starting on the date hereof and ending on the date on which all Secured Claims have been unconditionally and irrevocably paid and discharged in full.

“Shares” means 4,039,680 (in words: four million thirty nine thousand six hundred eighty) ordinary registered shares in the share capital of the Company, with the nominal value of PLN 10 each, representing 33.95% of the Company’s share capital, held by the Pledgor as of the date of this Agreement.

Construction

(a)	(a) Unless a contrary indication appears, any reference in this Agreement to:

a “person” includes any person, firm, company, corporation, association or partnership (whether or not having separate legal personality) and includes its legal successors, assignees and transferees;

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

a “Clause” or “Schedule”, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement;

a provision of law is a reference to that provision as amended or re-enacted; and

a time of day is a reference to Warsaw time.

(b)	(b) Section, Clause and Schedule headings are fore ease of reference only.

(c)	(c) The recitals and Schedules form an integral part of this Agreement.

(d)	(d) Unless otherwise defined in this Agreement, a term defined in the Facility Agreement has the same meaning when used in this Agreement.

PLEDGES

Financial Pledges

(a)	The Pledgor hereby establishes in favour of the First Pledgee a financial pledge over all the Shares in order to secure the Secured Claims 1 (“Financial Pledge 1”). As the amount of Secured Claims 1 is not yet determined, the Financial Pledge 1 is being established up to a maximum amount of security equal to PLN 600,000,000 (in words: six hundred million Polish zlotys). The First Pledgee hereby expresses its consent to the establishment of the Financial Pledge 1.

3

(b)	The Pledgor hereby establishes in favour of the Second Pledgee a financial pledge over all the Shares in order to secure the Secured Claims 2 (“Financial Pledge 2”). As the amount of Secured Claims 2 is not yet determined, the Financial Pledge 2 is being established up to a maximum amount of security equal to PLN 600,000,000 (in words: six hundred million). The Second Pledgee hereby expresses its consent to the establishment of the Financial Pledge 2.

(c)	The Pledgor hereby establishes in favour of the Third Pledgee a financial pledge over all the Shares in order to secure the Secured Claims 3 (“Financial Pledge 3”). As the amount of Secured Claims 3 is not yet determined, the Financial Pledge 3 is being established up to a maximum amount of security equal to PLN 600,000,000 (in words: six hundred million). The Third Pledgee hereby expresses its consent to the establishment of the Financial Pledge 3.

Ranking of Financial Pledges

The Pledgees and the Pledgor hereby agree that each of (i) the Financial Pledge 1, (ii) the Financial Pledge 2, (iii) the Financial Pledge 3 and (iv) the financial pledge over the Shares established as a security of the Pledgor’s obligations towards ING Bank N.V., London Branch under the Indenture shall be ranked pari passu and shall have the same priority.

NOTIFICATION OF THE COMPANY

Notice of Establishment of the Financial Pledges

(e)	The Pledgor shall, within 3 (three) Business Days of the date hereof (at its own cost and expense), send a notice substantially in the form of Schedule 1 (Form of Notice of Establishment of the Financial Pledge) together with a copy of this Agreement to the Company with a copy to the Pledgees.

Entries in the Company’s share register

(f)	The Pledgor shall deliver to each of the Pledgees within 5 (five) Business Days of the date hereof a copy of the Company’s share register showing the entries required to be made following receipt of the notice referred to in Clause 3.1 (Notice of Establishment of the Financial Pledge).

EXPIRATION

Expiry

Unless the Parties agree otherwise, the Financial Pledges shall automatically expire and be released upon the earlier of: (i) the expiry of the Security Period or (ii) March 31, 2014.

Ineffective Performance

The Pledgees are not obliged to release the Shares from the security established by this Agreement if the satisfaction of the Secured Claims could in their reasonable opinion based on solid and objective arguments be considered as ineffective or invalid under the Polish Bankruptcy and Rehabilitation Law of February 28, 2003 (as amended) or under the Polish Civil Code.

4

REPRESENTATIONS AND WARRANTIES

(a)	Being fully aware of the fact that the Pledgees are relying on the representations and warranties set forth below, the Pledgor hereby represents and warrants to the Pledgees that:

it is a company duly incorporated and existing under the laws of Poland;

it is the sole owner of 4 039 680 (in words: four million thirty nine thousand six hundred eighty) ordinary registered shares in the share capital of the Company having the form of the document, which been released to the First Pledgee acting (upon receipt of such certificates) on behalf of itself and the Second Pledgee and the Third Pledgee and ING Bank N.V., London Branch, with the nominal value of PLN 10 each, representing 33.95% of the Company’s share capital;

the Shares are fully paid up and there are no Security Interest whatsoever or in respect of the whole or any part of the Shares other than the Security Interest created or permitted to subsist in accordance with the Facility Agreement and the registered pledge and the financial pledge established over the Shares as a security of the Pledgor’s obligations towards ING Bank N.V., London Branch under the Indenture;

it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of the Shares or any of its rights or interests in respect of the Shares or any part thereof except in accordance with this Agreement;

this Agreement constitutes a valid and legally binding agreement for the establishment of the Financial Pledges enforceable in accordance with its terms;

it has all necessary power, has taken all necessary corporate action, has obtained all necessary consents and has taken all action necessary or required by the laws and regulations of Poland to enable it to duly execute this Agreement and to duly perform and/or comply with its obligations arising under this Agreement;

its execution and performance of this Agreement will not violate its statutes, by-laws or other corporate rules, any provisions of law, regulations or any judgment, order or decree of any court, arbitrator or governmental authority or any agreement of any nature binding upon it;

the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable;

no claims, suits, proceedings, arbitration or investigations have been started or (to the best of its knowledge) threatened against it which could adversely affect its ability to perform its obligations under this Agreement;

the Company’s governing documents (i) do not contain a prohibition on voting by proxy at a shareholders’ meeting nor any other provisions which might adversely affect the execution and performance of this Agreement;

5

(b)	The above representations and warranties are made on the date of this Agreement, and will be deemed to be repeated on each date that any representation is made or deemed repeated pursuant to the Facility Agreement.

PLEDGOR’S UNDERTAKINGS

Duration

The undertakings in this Clause 6 shall remain in force throughout the entire term of this Agreement.

Information

(g)	(a) The Pledgor shall promptly provide to the Pledgees all information reasonably requested by them relating to the Shares and shall promptly give notice in writing to the Pledgees of any event (other than a change of law) which might have a material adverse effect on the legality, validity, exercise or enforceability of the Security Interest created hereunder.

(h)	(b) The Pledgor shall provide the Pledgees at any time, upon 2 (two) Business Days’ prior request, certified by an authorized signatory on behalf of the Pledgor copy of the valid deposit certificate with respect to the Shares.

Negative covenants

The Pledgor shall not:

introduce (or permit the introduction of) changes to the Company’s governing documents which would be inconsistent with the Pledgees’ rights under this Agreement or would result in a breach of the Facility Agreement;

take or omit to take any action (or knowingly permit such action or omission) where that action or omission might be expected to adversely affect the rights of the Pledgees under this Agreement; or

exercise the voting rights in a way that would (i) impair the value of the Shares or (ii) result in breach of any provision of the Facility Agreement and this Agreement or (iii) prejudice the Financial Pledge (iv) adversely affect the rights of the Pledgees resulting from this Agreement, and (v) diminish the proportion of the Shares in the Company’s share capital (whether in terms of voting rights or value of the shares).

(a)	6.4 Others

(b)	The Pledgor shall:

notify (and ensure that the Company notifies) each of the Pledgees forthwith upon becoming aware that (i) any action is taken or planned to be taken by any party with a view to instigating execution proceedings directed against the Shares, or (ii) execution proceedings directed against the Shares have been instigated.

at the request of the Pledgees, co-operate with them in connection with any filings, consents or approvals of governmental authorities to be made or obtain in connection with the enforcement of the security of the security interest created under this Agreement.

6

SHAREHOLDERS’ MEETINGS

Exercise

During the Security Period, the Pledgor shall continue to be entitled to exercise the voting rights attaching to the Shares and any other non-property rights to which the Pledgor is entitled as a shareholder of the Company until the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Pledgees shall be entitled to attend shareholders meetings and exercise, on behalf of the Pledgor, voting rights attaching to the Shares and any other non-property rights to which the Pledgor is entitled as a shareholder of the Company, including any right to demand the convening of an extraordinary general meeting and right of control pursuant to the relevant provisions of the Commercial Companies Code. The Pledgees shall exercise the voting rights attaching to the Shares and any other rights to which the Pledgor is entitled as a shareholder of the Company after any of e Pledgees delivers a notice to the Pledgor and the Company substantially in the form of Schedule 3.

Power of Attorney

(i)	(a) For the purpose of provisions of Clause 7.1 above, the Pledgor, by way of security, hereby unconditionally and irrevocably grants to:

(j)	(i) the First Pledgee,

(k)	(ii) the Second Pledgee, and

(l)	(iii) the Third Pledgee

(m)	a power of attorney, in the form set out in Schedule 2 (“Voting Rights Power of Attorney”).

(n)	(b) The First Pledgee may exercise its rights resulting from the Voting Rights Power of Attorney in any manner necessary for satisfaction of all or any part of the Secured Claims 1 only if an Event of Default occurs and the First Pledgee has delivered a notice to the Pledgor and the Company substantially in the form of Schedule 3.

(o)	(c) The Third Pledgee may exercise its rights resulting from the Voting Rights Power of Attorney in any manner necessary for satisfaction of all or any part of the Secured Claims 3 only: (A) if an Event of Default occurs and the Third Pledgee has delivered a notice to the Pledgor and the Company substantially in the form of Schedule 3 and (B) the First Pledgee may not exercise its rights under the Voting Rights Power of Attorney pursuant to point (b) above or it fails to do so.

(p)	(d) The Second Pledgee may exercise its rights resulting from the Voting Rights Power of Attorney in any manner necessary for satisfaction of all or any part of the Secured Claims 2 only in case: (A) if an Event of Default occurs and the Second Pledgee has delivered a notice to the Pledgor and the Company substantially in the form of Schedule 3 and (B) the First Pledgee and the Second Pledgee may not exercise their rights under the Voting Rights Power of Attorney pursuant to point (b) and (c) above or they fail to do so.

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(q)	(e) Subject to points from (b) to (d) above, the Pledgee shall inform other Pledgees on its intention to exercise its rights resulting from the Voting Power of Attorney at least 3 Business Days prior to the date of general shareholders’ meeting.

(r)	(f) Each Voting Rights Power of Attorney is irrevocable during the Security Period and shall expire upon termination of the relevant Financial Pledge and the registered pledge established over the Shares in favour of the First Pledgee acting as the administration of the pledge on behalf of the Pledgees pursuant to the agreement entered into on or about the date of this Agreement.

ENFORCEMENT

Enforcement of the Pledges

(a)	Upon the occurrence of an Event of Default, in its absolute discretion and subject to the provisions of the Law on Certain Financial Collateral or at any time hereafter enforce its rights (as its discretion) by any of the methods specified in the Law on Certain Financial Collateral in order to satisfy the Secured Claims and in particular by:

(i)	selling the Shares;

(ii)	taking title to the Shares

in accordance with Article 10 of the Law on Certain Financial Collateral (subject to obtaining all required regulatory consents or notifications, if any).

(b)	The Pledgee shall notify the Pledgor on the method of enforcement of the Financial Pledges selected by a given Pledgee. If the Pledgees intend to select a different method of enforcement, they shall deliver a new notice specifying such method.

Power of Attorney

In order to enable the Pledgees to enforce the Financial Pledges in any of the methods specified in Clause 9.1 (a), the Pledgor grants to:

(i)	the First Pledgee a power of attorney authorizing the First Pledgee to sell the Shares - in case the First Pledgee shall satisfy the Secured Claims through sale of the Shares;

(ii)	the Second Pledgee a power of attorney authorizing the Second Pledgee to sell the Shares - in case the Second Pledgee shall satisfy the Secured Claims through sale of the Shares;

(iii)	the Third Pledgee a power of attorney authorizing the Third Pledgee to sell the Shares - in case the Third Pledgee shall satisfy the Secured Claims through sale of the Shares.

Value of the Shares

Pursuant to Article 11 of the Law on Certain Financial Collateral, the value of all Shares, for the purpose of taking title to such Shares by the Pledgees shall be equal to PLN 1000.

APPLICATION OF PROCEEDS

The value of Shares set forth in Clause 8.2 (Value of the Shares) or the net proceeds of sale of the Shares, as the case may be, which may be applied towards satisfaction of the Secured Claims shall be applied

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towards their satisfaction in the manner specified in the Facility Agreement. If the value of the Shares, or as the case may be, the net proceeds of sale of the Shares exceed the amount of Secured Claims, the surplus shall be paid to the Pledgor within 14 days following the date on which the Pledgees receive those net proceeds or takes title to Shares.

POWER OF ATTORNEY FOR ENFORCEMENT

Grant of the Power of Attorney

The Pledgor, by way of security, hereby irrevocably appoints each of Pledgees as its attorney (with full power of substitution) for the purpose of taking any action that the Pledgor is obliged to take under this Agreement. The Pledgor undertakes to ratify and confirm any action that the Pledgees or their substitutes take under the appointment in this Clause 10.1. The attorney may also represent other parties to the agreements, documents and other legal actions to be executed and/ore undertaken under the above power of attorney. The Pledgor renounces its right to revoke this power of attorney without the written consent of the Pledgees. The Pledgor declares that its renunciation of the right of revocation is justified by the nature of the legal relationship created by the Agreement, on which this power of attorney is based.

11.2	Confirmation of the Power of Attorney

The Pledgor shall produce and execute at the request of the Pledgees all documents necessary to evidence or confirm the grant of the power of attorney under Clause 10.1 (Grant of Power of Attorney) including, but not limited to, re-execution of that power of attorney in notarial form, if necessary.

FURTHER ASSURANCES

The Pledgor shall at its own cost execute any further or additional documents and take whatever action the Pledgees may require for perfecting or protecting the security constituted or evidenced or purported to be constituted or evidenced by this Agreement, or facilitating the exercise of any right or power exercisable by the Pledgees in accordance with this Agreement and shall not do, or consent to, anything which could be expected to prejudice the validity or enforceability of this Agreement.

INDEMNIFICATION

The Pledgor agrees to indemnify each Indemnifiable Person against and release and protect each Indemnifiable Person from any loss, claim, liability, expense, damages (including fees and disbursements of legal counsel), taxes and stamp duty which may arise from the Pledgor’s failure to perform under this Agreement in accordance with its terms, provided that the liability of the Pledgor under this Clause shall arise only with respect to such events and circumstances for which he is responsible.

EXCLUSION OF SUBROGATION

To the extent permitted by law, the Pledgor undertakes not to perform any right of subrogation that might arise if the Pledgees enforce their security under this Agreement until the satisfaction of the Secured Claims. The Pledgor shall immediately pay or transfer to the Pledgees any payment or distribution it receives by virtue of any subrogation.

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COSTS

Court Fees and Other Costs

Each party shall pay its own costs incurred in connection with negotiation, preparation of this Agreement.

Legal Costs

The Pledgor shall pay all costs incurred by the Pledgees in exercising their rights under this Agreement (in particular, in connection with the enforcement of the Financial Pledges) including, but not limited to, the cost of legal advisers to the Pledgees and the costs of legal proceedings.

Reimbursement

If any of the payments referred to in Clause 14.2 are made by the Pledgees, the Pledgor shall reimburse the Pledgees for all such costs promptly after receipt from the Pledgees of a request for reimbursement of costs together with a copy of an invoice, acknowledgement of receipt or other document reasonably evidencing payment by the Pledgees of such costs.

NOTICES

The provisions of Clause 15.3 (Notices) of the Facility Agreement are incorporated and apply to this Agreement as if set out in full herein, mutatis mutandis.

AMENDMENTS

Any amendment to this Agreement shall be null and void unless made in writing and signed by both Parties.

LANGUAGE

This Agreement is executed in four copies in the English language and four in the Polish language, one copy of each language version for each Party. In the event of any discrepancies between the language versions, the Polish version shall prevail.

SCOPE OF SECURITY

Each of the security interests created hereunder is a continuing security and extends to the ultimate balance of the Secured Claims and remains in force notwithstanding any intermediate payment or increase or amendment of the Secured Claims or an effective transfer by the Pledgees of any of their rights and claims under the Facility Agreement to any third party.

ASSIGNMENT

The Pledgor undertakes not to assign or transfer any of its rights, benefits and obligations under this Agreement without written consent of the Pledgees.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with Polish law.

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DISPUTE RESOLUTION

The Parties to this Agreement irrevocably agree that any disputes which may arise in connection with this Agreement or which are related to its violation, termination or nullity will be finally settled by courts of Poland competent for the registered office of the Facility Agent.

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Schedule 1

Form of the Notice to the Company of the Establishment of the Financial Pledges

To:	Przedsiębiorstwo Polmos Białystok S.A. “Company”

From:	Carey Agri International - Poland Sp. z o.o. “Pledgor”

Copy to:	Fortis Bank Polska S.A., Fortis Bank S.A./NV, Austrian Branch, Bank Polska Kasa Opieki S.A. “Pledgees”

Date:	December 21, 2007

Subject:	Establishment of financial pledges under an agreement between the Pledgees and the Pledgor dated December 21, 2007 (“Agreement”).

Attachment:	We attach a signed copy of the Agreement. (Expressions defined in the Agreement have the same meaning when used in this notice).

Dear Sirs,

We hereby give you notice that, under the Agreement, we have pledged the Shares by way of Financial Pledges.

We hereby instruct you to:

•	disclose the establishment of the Financial Pledges and the Pledgees as beneficiary of any particular Financial Pledge in your share register pursuant to Article 341 of the CCC;

•	provide us within 3 Business Days with a copy of the Company’s share register showing the above requested entry;

We also inform you that we have granted an irrevocable power of attorney to the Pledgees (“Voting Rights Power of Attorney”) to exercise all rights that we have as a shareholder in your company, including the Voting Rights. The Pledgees is authorised to use the Voting Rights Power of Attorney upon delivery to you of a notice to that effect.

This notice is governed by Polish law.

Schedule 2

Form of Voting Rights Power of Attorney

Pursuant to Clause 7.2 (a) of the Agreement for Financial Pledges over Shares of Przedsiębiorstwo “POLMOS” Białystok S.A. dated December 21, 2007 (the “Financial Pledges Agreement”), [•], acting in the name and on behalf of Carey Agri International - Poland Sp. z o.o. with its seat at Warsaw, ul. Bokserska 66a, registered in the entrepreneurs register maintained by the National Court Register, under KRS number 0000051098 (the “Company”), duly authorized to represent the Company, hereby unconditionally and irrevocably grant this power of attorney to:

•, with its registered seat in [ ], at [ ], registered in the commercial register maintained by [ ] in [ ] under number [ ], (the “Bank”),

with full power of substitution to:

(i)	exercise or abstain from exercising, the voting rights attached to 4,039,680 (in words: four million thirty nine hundred thousand six hundred eighty) ordinary registered shares in the share capital of Przedsiębiorstwo “POLMOS” BiaŁystok S.A. (“Polmos”), with the nominal value of PLN 10 each, representing 33.95% of the Polmos’ share capital (the “Shares”), at the general meeting as the Bank thinks fit;

(ii)	exercise any other corporate rights under Polish law or under the Statutes of Polmos and subject to the security created by the Financial Pledges Agreement as the Bank thinks fit and in particular, but without limitation to exercise:

•	the right to demand that the management board of Polmos convenes an extraordinary or ordinary general meeting; and

•	the right to give any consent or authorisation that is required under Polish law from the Company as a shareholder of the Bank.

The Bank may exercise this power of attorney only upon occurrence of an Event of Default (as this term is defined in the Financial Pledges Agreement) and upon delivery to the Company and Polmos notification on an Event of Default.

The Company hereby declares that everything that the Bank does under this power of attorney is valid and effective as though done by the Company itself.

The Company renounces its right to revoke this power of attorney without the written consent of the Bank. The Company declares that its renunciation of the right of revocation is justified by the nature of the legal relationship created by the Financial Pledges Agreement, on which this power of attorney is based.

This power of attorney is governed by Polish law.

This power of attorney is executed in Polish and in English. In if there is any discrepancy between the language versions, the Polish version is binding.

Schedule 3

Notice to the Pledgor and the Company on the Exercise of Voting Rights in Event of Default

To:	Przedsiębiorstwo Polmos Białystok S.A. (“Company”)

Carey Agri International - Poland Sp. z o.o. (“Pledgor”)

From:	[•] (“First Pledgee/Second Pledgee/Third Pledgee”)

Date:	[ ]

Subject:	Exercise of Voting Rights under the Agreement for Financial Pledges over Shares of Przedsiębiorstwo “POLMOS” Białystok S.A. between, among others, [First Pledgee/Second Pledgee/Third Pledgee] the Pledgor dated December 21, 2007 (“Agreement”).

Dear Sirs,

We hereby give you notice that an Event of Default is continuing and as from the date of this notice we intend to exercise the voting rights attached to the Sharers in accordance with Clause 7 of the Agreement.

Expressions defined in the Agreement have the same meaning when used in this notice.

This notice is governed by Polish law.

by: [_]

position: [_]

in the name and on behalf of [•]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives on the day as first written above.

Carey Agri International - Poland Sp. z o.o.

Signature:
Name:	[_]
Title:	[_]

Fortis Bank Polska S.A.

Signature:
Name:	[_]
Title:	[_]

Signature:
Name:	[_]
Title:	[_]

Fortis Bank S.A./NV, Austrian Branch

Signature:
Name:	[_]
Title:	[_]

Signature:
Name:	[_]
Title:	[_]

Bank Polska Kasa Opieki S.A.

Signature:
Name:	[_]
Title:	[_]

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Signature:
Name:	[_]
Title:	[_]

SAMPLE

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AGREEMENT FOR REGISTERED PLEDGE OVER SHARES

OF PRZEDSIĘBIORSTWO POLMOS BIAŁYSTOK S.A.

dated December 21, 2007

between

CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.

AS THE PLEDGOR

and

FORTIS BANK POLSKA S.A.

AS THE PLEDGE ADMINISTRATOR

THIS AGREEMENT is dated December 21, 2007 and made between:

(5)	Carey Agri International - Poland Sp. z o.o., with its seat in Warsaw, at ul. Bokserska 66a, registered in the register of entrepreneurs of the National Court Registry under the number KRS 51098 (“Pledgor”), duly represented by ; and

(6)	Fortis Bank Polska S.A., with its registered seat in Warsaw, at ul. Suwak 3, registered in the commercial register maintained by National Court Register in Warsaw under number 0000006421, (the “Pledge Administrator”), duly represented by .

(each a “Party” and jointly the “Parties”).

WHEREAS:

(d)	On the terms of the Facility Agreement (as defined below), the Lenders (as defined below) have undertaken to make available to the Pledgor a credit facility in the maximum amount of PLN 300,000,000;

(e)	The Pledge Administrator has been appointed to act as the pledge administrator in relation to the Registered Pledge (as defined below) pursuant to Clause 14.1.1 (Appointment of the Facility Agent and the Security Agent) and Schedule 9 of the Facility Agreement (as defined below).

(f)	The execution of this Agreement is required as security for all claims of the Lenders towards the Pledgor under the Facility Agreement.

(g)	On July 25, 2005, Central European Distribution Corporation (“CEDC”), a Delaware law corporation, the parent company of the Pledgor, has issued high yield bonds (“High Yield Bonds”) in the United States of America. In connection with the High Yield Bonds, on July 25, 2005, CEDC entered into an indenture agreement (“Indenture”) governed by the laws of the State of New York. Pursuant to Clause 11.13 (Creation of Parallel Debt) of the Indenture, CEDC has a pecuniary obligation constituting one single obligation under the laws of the State of New York, towards ING Bank N.V., London Branch. Under Section 4.9 of the Indenture, CEDC and its subsidiaries (among others, the Pledgor) are not allowed to pledge their assets in favor of third parties unless they provide a pari passu pledge to secure the High Yield Bonds. The Pledge Administrator and the Pledgor have agreed that the Pledgor will establish a pledge over certain shares of the Company, pledged as a security of the Pledgor’s obligations under the Facility Agreement, in order to secure the claim of ING Bank N.V., London Branch, towards CEDC arising under Clause 11.13 (Creation of Parallel Debt) of the Indenture, on a pari passu basis.

IT IS AGREED as follows:

DEFINITIONS AND INTERPRETATION

Definitions

In this Agreement:

“Agreement” means this agreement for registered pledge over shares of Przedsiębiorstwo “POLMOS” Białystok S.A.

“Application” means an application for registration of the registered pledge established hereunder in the register of pledges kept by the relevant court.

“ Bank Polska Kasa Opieki S.A.” means a bank organized and existing under the laws of the Republic of Poland, with its seat in Warsaw, at Grzybowska 53/57 entered into the register of entrepreneurs of the National Court Register under no. KRS 0000014843.

“Business Day” means a day (other than a Saturday or Sunday or national holidays) on which banks are open for general business in all cities in which Facility Offices of each Lender are located.

“Catalogue” means the catalog of method of description of the objects of pledge, which constitutes appendix no. 1 to the Ordinance of the Ministry of Justice dated October 15, 1997 on detail organization and methods of maintenance of the register of pledges (Dz. U of 1997 No. 134 item 892, as amended);

“Civil Code” means Polish Civil Code of April 23, 1964 (Dz. U. from 1964, No 16 item 93, as amended).

“Company” means Przedsiębiorstwo “POLMOS” Białystok S.A., a joint stock company with its seat in Białystok, at Elewatorska 20, registered in the Entrepreneurs Register under number KRS 0000040543.

“Commercial Companies Code” means the Commercial Companies Code dated 15 September 2000 (Dz.U. of 2000 No. 94 item 1037, as amended).

“Distributions” means dividends and other proceeds (including, but not limited to, the proceeds of redemptions or liquidation) to be paid to shareholders with respect to the Shares held by them for each financial year of the Company until and including the year in which the Security Period expires.

“Enforcement Notice” has the meaning given to it in Clause 11.1.(a) (Enforcement) of this Agreement.

“Event of Default” has the meaning given to it in the Facility Agreement.

“Facility Agreement” means the facility agreement dated 21 December 2007, entered into between the Pledgor, acting as a borrower, and the Lenders, acting as a lenders, under which the

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Lenders undertaken to make available to the Pledgor a credit facility in the maximum amount of PLN 300,000,000.

“Facility” means the term loan facility made available to the Pledgor pursuant to Clause 2.1 (The Facility) of the Facility Agreement.

“Fortis Bank S.A./NV, Austrian Branch” means a bank organized and existing under the laws of Austria, with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765

“Indemnifiable Person” means the Pledge Administrator and any of its attorneys, agents, directors, management or supervisory board members or employees.

“Lenders” means the Pledge Administrator, Bank Polska Kasa Opieki S.A. and Fortis Bank S.A./NV, Austrian Branch.;

“Pledge Law” means the act on registered pledges and the pledge register dated 6 December 1996 (Dz.U. of 1996 No. 149 item 703, as amended).

“PLN” means the lawful currency for the time being of the Republic of Poland.

“Registered Pledge” has the meaning given to it in Clause 2.1 (Registered Pledge).

“Secured Claims” means any and all pecuniary receivables of the Lenders, whether present or future, actual or contingent, towards the Pledgor for payment of the Facility together with the interest, costs, fees, interest for the overdue indebtedness, enforcement costs and any other costs and payments, which should be paid to the Lenders under the Facility Agreement in connection with granting the Facility;

“Security Interest” means any ordinary pledge, registered pledge, financial pledge, lien, charge, right of set-off, assignment or transfer by way of security, or any other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period starting on the date hereof and ending on the date on which all Secured Claims have been unconditionally and irrevocably paid and discharged in full.

“Shares” means 4 039 680 (in words: four million thirty nine thousand six hundred eighty) ordinary registered shares in the share capital of the Company, with the nominal value of PLN 10 each, representing 33,95% of the Company’s share capital, held by the Pledgor as of the date of this Agreement.

“Statutes” means the statutes (statut) of the Company as amended from time to time;

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“Voting Rights” means the right to exercise (personally or by proxy) the voting rights and any other corporate rights under Polish law or under the Statutes attached to the Shares or any of the Shares.

Construction

(s)	Unless a contrary indication appears, any reference in this Agreement to:

a “person” includes any person, firm, company, corporation, association or partnership (whether or not having separate legal personality) and includes its legal successors, assignees and transferees;

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

a “Clause” or “Schedule”, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement;

a provision of law is a reference to that provision as amended or re-enacted; and

a time of day is a reference to Warsaw time.

(t)	Section, Clause and Schedule headings are for ease of reference only.

(u)	The recitals and Schedules form an integral part of this Agreement.

(v)	Unless otherwise defined in this Agreement, a term defined in the Facility Agreement has the same meaning when used in this Agreement.

PLEDGE

Registered Pledge

(a)	In order to secure the Secured Claims, the Pledgor hereby establishes in favour of the Pledge Administrator, a first ranking registered pledge of all the Shares in order to secure the Secured Claims (“Registered Pledge”).

(b)	As the amount of Secured Claims is not yet determined, Registered Pledge is being established up to the maximum amount of security equal to PLN 600,000,000 (in words: six hundred million zloty).

(c)	Pledgor and Pledge Administrator acknowledge that Registered Pledge is to rank pari passu with the registered pledge established for the benefit of ING Bank N.V., London Branch in order to secure the claims under the Indenture.

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Consent

The Pledge Administrator hereby expresses its consent for establishment of the Registered Pledge.

REGISTRATION OF THE REGISTERED PLEDGE

(w)	(a) The Pledgor shall file or procure the filing of, at its own cost, within 5 (five) business days from the date hereof, the Application to the relevant court. The Pledgor shall, within 2 (two) business day from the date of filing of the Application, deliver to the Pledge Administrator a copy of the Application, with evidence of its receipt by the aforementioned court together with evidence of payment of the registration fee.

(x)	(b) Application shall be submitted on the official form. The Shares shall be classified as “shares non-dematerialized” in accordance with Catalogue (item F4 of the Catalogue).

(y)	(c) Until the Registered Pledge is finally and validly entered in the register of pledges, the Pledgor: (i) may not withdraw the Application which has been filed, (ii) must take any action which may be required or necessary in order to register the Registered Pledge in the register of pledges and in particular must rectify any formal defect and any mistake in the Application at its own cost and expense and within any applicable time limit. On receipt of the decision of the relevant court on registration of the Registered Pledge in the register of pledges, the Pledgor must verify that the Registered Pledge was registered in accordance with this Agreement and the application and, if necessary, at its own cost and expense and within any applicable time limit, take any action permitted by law to rectify any mistake or inconsistency in the decision of the court.

(z)	(d) The Pledgor shall file or procure the filing of the Application simultanously with the application for registration of the registered pledge established for the benefit of ING Bank N.V., London Branch in order to secure the claims under the Indenture.

NOTIFICATIONS

Notice of Establishment of the Registered Pledge

(aa)	The Pledgor shall, within 3 (three) Business Days of the date hereof (at its own cost and expense), send a notice substantially in the form of Schedule 1 (Form of Notice of Establishment of the Registered Pledge) together with a copy of this Agreement to the Company with a copy to the Pledge Administrator.

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Notice of Registration of the Registered Pledge

(bb)	The Pledgor shall, within 3 (three) Business Days following the date of receipt by it of the decision of the competent district court on registration of the Registered Pledge in the register of pledges, deliver a notice to the Company, with a copy to the Pledge Administrator, substantially in the form set out in Schedule 2 (Form of notices of the Registration of the Registered Pledge) attaching the court decision.

ENTRIES IN THE COMPANY’S SHARE REGISTER

Notice of Establishment of the Registered Pledge

The Pledgor shall deliver to the Pledge Administrator within 5 (five) Business Days of the date of receipt by it of the decision of the competent district court on registration of the Registered Pledge in the register of pledges (at its own costs and expense) a copy of the Company’s share register showing the entries required to be made following receipt of the notice referred to in Clause 4.2 (Notice of Registration of the Registered Pledge).

GENERAL MEETINGS AND VOTING RIGHTS

General Meetings and Records

(a)	The Pledgor shall ensure that the Pledge Administrator:

(i)	receives a copy of each notice (and the corresponding agenda) convening a general meetings at least 7 (seven) Business Days prior to the date of the meeting, unless the Pledge Administrator and the Company agree differently;

(ii)	receives a copy of each resolution which has been passed during a general meeting which has not been formally convened at least 7 (seven) Business Days following the date of such general meeting, unless the Pledge Administrator and the Company agree differently;

(iii)	is allowed entry (as an observer) to each general meeting; and

(iv)	is allowed at any time on reasonable notice to inspect (A) the minutes of any general meeting of and (B) the share register of the Company.

Exercise of Voting Rights by Pledge Administrator

The Pledge Administrator is entitled to exercise the Voting Rights pursuant to art. 340 of Commercial Companies Code if an Event of Default occurs and the Pledge Administrator has delivered a notice to the Pledgor and the Company substantially in the form of Schedule 3. The Pledge Administrator shall exercise the voting rights attached to the Shares only if the Pledge Administrator delivers a notice to the Pledgor or the Company in the form of Schedule 3.

Exercise of Voting Rights by the Pledgor

During the Security Period, the Pledgor shall continue to be entitled to exercise the Voting Rights until the occurrence of an Event of Default and delivery to the Company and the Pledgor a notice substantially in the

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form of Schedule 3. The Pledgor shall not exercise the Voting Rights in a way that would (i) impair the value of the Shares or (ii) result in breach of any provision of the Facility Agreement and this Agreement or (iii) prejudice the Registered Pledge (iv) adversely affect the rights of the Pledge Administrator resulting from this Agreement, and (v) diminish the proportion of the Shares in the Company’s share capital (whether in terms of voting rights or value of the shares).

EXPIRATION

Expiry

Unless the Parties agree otherwise and subject to provisions of Clause 7.3 (Ineffective Performance), the Registered Pledge shall expire and be released upon the expiry of the Security Period.

Release

After the expiry of the Registered Pledge in accordance with this Agreement and upon the Pledgor’s request and at its cost, the Pledge Administrator will execute such documents and/or certificates as are necessary to delete the Registered Pledge from the register of pledges.

Ineffective Performance

The Pledge Administrator is not obliged to release the Shares from the security established by this Agreement if the satisfaction of the Secured Claims could in his reasonable opinion based on solid and objective arguments be considered as ineffective or invalid under the Polish Bankruptcy and Rehabilitation Law of February 28, 2003 (as amended) or under the Polish Civil Code.

REPRESENTATIONS AND WARRANTIES

(a)	Being fully aware of the fact that the Pledge Administrator is relying on the representations and warranties set forth below, the Pledgor hereby represents and warrants to the Pledge Administrator that:

it is a company duly incorporated and existing under the laws of Poland;

it is the sole owner of 4,039,680 (in words: four million thirty nine thousand six hundred eighty) ordinary registered shares in the share capital of the Company, with the nominal value of PLN 10 each, representing 33,95% of the Company’s share capital;

the Shares are fully paid up and there are no Security Interest whatsoever or in respect of the whole or any part of the Shares other than the Security Interest created or permitted to subsist in accordance with the Facility Agreement as well as the financial pledge and the registered pledge established over the Shares for the benefit of ING Bank N.V., London Branch in order to secure the claims under the Indenture.

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it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of the Shares or any of its rights or interests in respect of the Shares or any part thereof except in accordance with this Agreement;

this Agreement constitutes a valid and legally binding agreement for the establishment of the Registered Pledge enforceable in accordance with its terms and provided that the Registered Pledge has been registered in the pledge register, this Agreement creates Registered Pledge of the Shares in favour of the Pledge Administrator, in accordance with its provisions and the provisions of Polish law;

it has obtained all corporate consents and other permits as well as has taken all action necessary or required by any laws and regulations to enable it to duly execute this Agreement and to duly perform and/or comply with its obligations arising under this Agreement;

its execution and performance of this Agreement will not violate its Statutes, by-laws or other corporate rules, any provisions of law, regulations or any judgment, order or decree of any court, arbitrator or governmental authority or any agreement of any nature binding upon it;

the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable;

no claims, suits, proceedings, arbitration or investigations have been started or (to the best of its knowledge) threatened against it which could adversely affect its ability to perform its obligations under this Agreement;

the Company’s governing documents (i) do not contain a prohibition on voting by proxy at a general meeting nor any other provisions which might adversely affect the execution and performance of this Agreement.

The above representations and warranties are made on the date of this Agreement, and will be deemed to be repeated on each day during the Security Period.

PLEDGOR’S UNDERTAKINGS

Duration

The undertakings in this Clause 9 shall remain in force throughout the Security Period.

Information

(cc)	(a) The Pledgor shall promptly provide to the Pledge Administrator all information reasonably requested by it relating to the Shares and shall promptly give notice in writing to the

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Pledge Administrator of any event (other than a change of law) which might have a material adverse effect on the legality, validity, exercise or enforceability of the Security Interest created hereunder.

(dd)	(b) The Pledgor shall provide the Pledge Administrator at any time, upon 2 (two) Business Days’ prior request, certified by an authorized signatory on behalf of the Pledgor copy of the valid deposit certificate with respect to the Shares.

Negative covenants

The Pledgor shall not:

sell, transfer or otherwise dispose of any of the Shares or assign any right attached thereto, unless permitted under the Facility Agreement;

create (or permit the creation of) any Security Interest in respect of any of the Shares or any rights attached thereto, unless permitted under the Facility Agreement and other than financial pledge and the registered pledge established over the Shares for the benefit of ING Bank N.V., London Branch in order to secure the claims under the Indenture;

introduce (or permit the introduction of) changes to the Company’s governing documents which would be inconsistent with the Pledge Administrators’ rights under this Agreement or would result in a breach of the Facility Agreement or this Agreement;

take or omit to take any action (or knowingly permit such action or omission) where that action or omission might be expected to adversely affect the rights of the Pledge Administrator under this Agreement; or

8.4	Others

The Pledgor shall:

notify (and ensure that the Company notifies) the Pledge Administrator forthwith upon becoming aware that (i) any action is taken or planned to be taken by any party with a view to instigating execution proceedings directed against the Shares, or (ii) execution proceedings directed against the Shares have been instigated.

at the request of Pledge Administrator, co-operate with the Pledge Administrator in connection with any filings, consents or approvals of governmental authorities to be made or obtain in connection with the enforcement of the security interest created under this Agreement.

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DISTRIBUTION

(ee)	(a) Notwithstanding the provisions of Article 319 of the Civil Code, the Pledgor continues to be entitled to receive all Distributions, unless the Event of Default has occurred.

(ff)	(b) Upon occurrence of an Event of Default , the Pledge Administrator is the sole entity authorized to receive Distribution and the Pledgor shall obey the instructions of the Pledge Administrator in relation to Distributions and refrain from demanding or accepting any Distributions and direct the Company to pay all Distributions to the Pledge Administrator.

ENFORCEMENT

Enforcement of the Pledge

(a)	Upon the occurrence of an Event of Default, the Pledge Administrator may, upon prior written notice (“Enforcement Notice”), being given by the Pledge Administrator to the Pledgor not later than 7 (seven) days in advance, in its absolute discretion and subject to the provisions of the Pledge Law or at any time hereafter by any of the following methods (as its discretion) in order to satisfy the Secured Claims:

(i)	instituting court enforcement proceedings in accordance with the provisions of the Civil Procedure Code:

(ii)	selling the Shares in a public auction carried out by a notary or public bailiff pursuant to Article 24 of the Pledge Law;

(iii)	taking title to the Shares in accordance with Article 22 of the Registered Pledge Law (subject to obtaining all required regulatory consents or notifications, if any).

(b)	The Enforcement Notice shall specify the method of enforcement of the Pledge selected by the Pledge Administrator. If the Pledge Administrator intends to select a different method of enforcement, it shall deliver a new Enforcement Notice specifying such method.

Value of the Shares

Pursuant to Article 22 of the Pledge Law, the value of the all Share for purpose of taking over title to such Shares by the Pledge Administrator, shall be equal to PLN 1000.

APPLICATION OF PROCEEDS

The value of Shares set forth in Clause 10.3 (Value of the Shares) or the net proceeds of sale of the Shares, as the case may be, which may by applied towards satisfaction of the Secured Claims shall be applied towards their satisfaction in the manner specified in the Facility Agreement. If the value of the Shares, or as the case may be, the net proceeds of sale of the Shares exceed the amount of Secured Claim, the surplus shall be paid to the Pledgor within 14 days of the Pledge Administrator following the date on which the Pledge Administrator receives those net proceeds or takes title to Shares.

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POWER OF ATTORNEY FOR ENFORCEMENT

Grant of the Power of Attorney

The Pledgor, by way of security, hereby irrevocably appoints the Pledge Administrator as its attorney (with full power of substitution) with effect from delivery of an Enforcement Notice for the purpose of taking any action that the Pledgor is obliged to take under this Agreement. The Pledgor undertakes to ratify and confirm any action that the Pledge Administrator or its substitutes take under the appointment in this Clause 13.1. The attorney may also represent other parties to the agreements, documents and other legal actions to be executed and/or undertaken under the above power of attorney. The Pledgor renounces its right to revoke this power of attorney without the written consent of the Pledge Administrator. The Pledgor declares that its renunciation of the right of revocation is justified by the nature of the legal relationship created by the Agreement, on which this power of attorney is based.

12.2	Confirmation of the Power of Attorney

The Pledgor shall produce and execute at the request of the Pledge Administrator all documents necessary to evidence or confirm the grant of the power of attorney under Clause 12.1 (Grant of Power of Attorney) including, but not limited to, re-execution of that power of attorney in notarial form, if necessary.

FURTHER ASSURANCES

The Pledgor shall at its own cost execute any further or additional documents and take whatever action the Pledge Administrator may require for perfecting or protecting the security constituted or evidenced or purported to be constituted or evidenced by this Agreement, or facilitating the exercise of any right or power exercisable by the Pledge Administrator in accordance with this Agreement and shall not do, or consent to, anything which could be expected to prejudice the validity or enforceability of this Agreement.

INDEMNIFICATION

The Pledgor agrees to indemnify each Indemnifiable Person against and release and protect each Indemnifiable Person from any loss, claim, liability, expense, damages (including fees and disbursements of legal counsel), taxes and stamp duty which may arise from the Pledgor’s failure to perform under this Agreement in accordance with its terms, provided that the liability of the Pledgor under this clause shall arise only with respect to such events and circumstances for which he is responsible.

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COSTS

Court Fees and Other Costs

Each party shall pay its own costs incurred in connection with negotiation, preparation of this Agreement. The Pledgor shall pay costs incurred in connection with the registration of the Registered Pledge.

Legal Costs

The Pledgor shall pay all costs incurred by the Pledge Administrator in exercising its rights under this Agreement (in particular, in connection with the enforcement of the Registered Pledge) including, but not limited to, the cost of legal advisers to the Pledge Administrator and the costs of legal proceedings.

Reimbursement

If any of the payments referred to in Clause 16.2 are made by the Pledge Administrator, the Pledgor shall reimburse the Pledge Administrator for all such costs promptly after receipt from the Pledge Administrator of a request for reimbursement of costs together with a copy of an invoice, acknowledgement of receipt or other document reasonably evidencing payment by the Pledge Administrator of such costs.

NOTICES

The provisions of Clause 15.3 (Notices) of the Facility Agreement are incorporated and apply to this Agreement as if set out in full herein, mutatis mutandis.

AMENDMENTS

Any amendment to this Agreement shall be null and void unless made in writing and signed by both Parties.

LANGUAGE

This Agreement is executed in two copies in the English language and four in the Polish language, one copy of each language version for each Party and one Polish language version for the registration court and one for the Company. In the event of any discrepancies between the language versions, the Polish version shall prevail.

SCOPE OF SECURITY

Each of the security interests created hereunder is a continuing security and extends to the ultimate balance of the Secured Claims and remains in force notwithstanding any intermediate payment or increase or amendment of the Secured Claims or an effective transfer by the Pledge of any of its rights and claims under the Facility Agreement to any third party.

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ASSIGNMENT

The Pledgor undertakes not to assign or transfer any of its rights, benefits and obligations under this Agreement without written consent of the Pledge Administrator.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with Polish law.

DISPUTE RESOLUTION

The Parties to this Agreement irrevocably agree that any disputes which may arise in connection with this Agreement or which are related to its violation, termination or nullity will be finally settled by courts of Poland competent for the registered office of the Pledge Administrator.

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SCHEDULE 1

NOTICE TO THE COMPANY OF THE ESTABLISHMENT OF THE REGISTERED PLEDGE

To:	Przedsiębiorstwo Polmos Białystok S.A. (“Company”)

From:	Carey Agri International - Poland Sp. z o.o. (“Pledgor”)

Copy to:	Fortis Bank Polska S.A. (“Pledge Administrator “)

Date:	December 21, 2007

Subject:	Establishment of the registered pledge over shares of the Company, subject to its registration, under an agreement between the Pledge Administrator and the Pledgor dated December 21, 2007 (“Agreement”).

Attachment:	We attach a signed copy of the Agreement. (Expressions defined in the Agreement have the same meaning when used in this notice).

5.

6. Dear Sirs,

8. We hereby give you notice that, under the Agreement, we have pledged the Shares by way of an Registered Pledge, subject to its registration in the register of pledges. Upon registration in the Register, the Registered Pledge over the Shares will be perfected.

9.

10. We hereby instruct you to:

•

following receipt of notice from us of registration of the Registered Pledge, to disclose the establishment of the Registered Pledge in your share register pursuant to Article 341 of the CCC; and make an entry in the share register that the Pledge Administrator is authorised to exercise Voting Rights if an Event of Default occurs; and

•	provide us within 3 Business Days with a copy of the Company’s share register showing the above requested entry.

This notice is governed by Polish law.

SCHEDULE 2

Notice to the Company of the Establishment of the Registered Pledge

To:	Przedsiębiorstwo Polmos Białystok S.A. (“Company”)

From:	Carey Agri International - Poland Sp. z o.o. (“Pledgor”)

Copy to:	Fortis Bank Polska S.A. (“ Pledge Administrator”)

Date:	December 21, 2007

Subject:	Establishment of the registered pledge over shares under an agreement between the Pledge Administrator and the Pledgor dated December 21, 2007 (“Agreement”), a copy of which was delivered to you on or about [•]. (Expressions defined in the Agreement have the same meaning when used in this notice).

Attachment:	Decisions of the court dated [__] to enter the Registered Pledge in the Register

Dear Sirs,

We hereby give you notice that, under the Agreement, we have pledged the Shares by way of the Registered Pledge. The Registered Pledge has been registered in the Register by decision of the court dated [•] the copy of which is attached.

We hereby instruct you to:

•

disclose the establishment of the Registered Pledge and the Pledge Administrator as beneficiary of the Registered Pledge in your share register pursuant to Article 341 of the CCC make an entry in the share register that the Pledge Administrator is authorised to exercise Voting Rights if an Event of Default occurs; and

•	provide us within 3 Business Days with a copy of the Company’s share register showing the above requested entry.

This notice is governed by Polish law.

SCHEDULE 3

Notice to the Pledgor and the Company on the Exercise of Voting Rights Event of Default

To:	Przedsiębiorstwo Polmos Białystok S.A. (“Company”) Carey Agri International - Poland Sp. z o.o. (“Pledgor”)

From:	Fortis Bank Polska S.A (“Pledge Administrator”)

Date:	December 21, 2007

Subject:	Exercise of Voting Rights under an Agreement for Registered Pledge over Shares of Przedsiębiorstwo “POLMOS” Białystok S.A. between the Pledge Administrator and the Pledgor dated December 21, 2007 (“Agreement”).

Dear Sirs,

We hereby give you notice that an Event of Default is continuing and as from the date of this notice we intend to exercise the voting rights attached to the Sharers in accordance with Clause 6.2. of the Agreement.

Expressions defined in the Agreement have the same meaning when used in this notice.

This notice is governed by Polish law.

by: [_]

position: [_]

in the name and on behalf of Fortis Bank Polska Sp. z o.o.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives on the day as first written above.

Carey Agri International - Poland Sp. z o.o. acting as the pledgor

Signature:
Name:	[_]
Title:	[_]

Fortis Bank Polska S.A. acting as the pledge administrator

Signature:
Name:	[_]
Title:	[_]

Signature:
Name:	[_]
Title:	[_]

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SAMPLE

BILL DECLARATION

of [•]

We, the undersigned,

[Name and surname of the person authorised to represent the bill maker], [•] citizen, residing in Poland, [address], holder of passport no [•], and

[Name and surname of the person authorised to represent the bill maker], [•] citizen, residing in Poland, [address], holder of card of stay no [•],

acting on behalf and in favour of [name of the company – bill maker] with registered office in [•], [address], registered in the Register of Entrepreneurs of the National Court Register kept by the District Court in [•],[•] Commercial Division of the National Court register under the KRS no [•] (referred hereinafter to as “the Debtor”)

transmit hereby to

[name of the bank] with registered office in [•] [address] registered in the Register of Entrepreneurs of the National Court Register kept by the District Court for the capital city of Warsaw, [•] Commercial Division of the National Court Register under the KRS no [•] (referred hereinafter to as “the Creditor”)

a blank bill (referred hereinafter to as “the Bill”)

The Creditor shall be authorised to fill-in the Bill up to the amount of [•] zlotys (in words: [•] zlotys) if Carey Agri International – Poland Sp. z o.o. with registered office in Warsaw, ul. Bokserska (street) no 66a, registered in the Register of Entrepreneurs of the National Court Register under the KRS no 0000051098 (referred hereinafter to as “the Borrower”) fails to meet its payment obligations towards the Creditor under the credit facility agreement concluded on 21 December 2007 between the Creditor, the Borrower and [the Bank

Polska Kasa Opieki S.A./Fortis Bank Austria S.A./NV, Austrian Branch] (referred hereinafter to as “the Credit Facility Agreement”).

The Creditor shall be authorised to fill-in the Bill with the date and place of payment and the clause “no protestation” at its sole discretion.

The Creditor shall be obliged to return the Bill within 7 (seven) days from the day on which all Creditor’s claims towards the Borrower under the Credit Facility Agreement have been fully satisfied.

Terms in capital letters, unless otherwise defined in this document, shall have the meaning defined in the Credit Facility Agreement.

[name of the bill maker]
Name and Surname:	[•]
Title:	[•]

[name of the bill maker]
Name and Surname:	[•]
Title:	[•]
I accept this bill declaration

[name of the bank]
Name and Surname:	[•]
Title:	[•]

[name of the bank]
Name and Surname:	[•]
Title:	[•]

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BLANK BILL

We, the undersigned, while acting on behalf and in favour of [the name of the bill maker], with registered office in [•] [address], registered in the Register of Entrepreneurs of the National Court Register kept by the District Court in Szczecin, [•] Commercial Division of the National Court register under the KRS no 0000035408, hereby unconditionally and irrevocably agree to pay to [name of the bank], with registered office in [•], [address], registered in [the Register of Entrepreneurs of the National Court Register kept by the District Court for the capital city of Warsaw], [•] Commercial Division of the National Court Register under the KRS no [•]              for this bill, within              from its presentation, the amount of                                                                               zlotys (in words:                                                                                                                                                    ).

This bill was made on [•], in Warsaw.

The bill is payable in

SIGNED by [name and surname, title]

authorised for [the name of the bill maker]

SIGNED by [name and surname, title]

authorised for [the name of the bill maker]

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[Seal of the Notary Public]

COPY

Repertory A no [•]

NOTARY’S DEED

This day, on                          (in digits) before me, [name and surname of the Notary Public] , Notary Public in [•], having his/her Notary’s Office in [•], [address], who came to the building located in [•] [address], appeared the following persons:_____________________

1. [name and surname], residing in [•] [address], holder of [•] passport no [•],____________________________

2. [name and surname], residing in [•] [address], holder of [•] passport no [•], ____________________________

Both acting on behalf and in favour of the company [name of the company] with registered office in [•] (address, REGON no             , NIP no             ) , registered in the Register of Entrepreneurs of the National Court Register kept by the District Court in [•],[•] Commercial Division of the National Court Register under the KRS no              (referred hereinafter to as “the Company”) the first person acting as [title] and the second as [title], both being authorised to jointly represent the Company according to the submitted copy of excerpt from the register of entrepreneurs issued by the Branch of KRS Central Information in [•], , valid as on [date] 200_____________________________________

The identity of the appearing persons was established by the Notary Public on the basis of identity documents mentioned hereinabove. The appearing persons declared that data shown in the above mentioned excerpt from the register of entrepreneurs have not changed and, especially, that their powers to represent the Company have not changed nor have been cancelled._________________________

According to their declarations, the appearing persons speak Polish.

DECLARATION ON THE SUBMISSION TO EXECUTORY JUDICIAL PROCEEDINGS UNDER ART. 777 § 1 ITEM 5 OF THE CODE OF CIVIL PROCEDURE

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§ 1

The appearing persons declare, on behalf of the Company that, under the credit facility agreement of [date], concluded between [names of banks] and the Company (referred hereinafter to as “the Credit Facility Agreement”], [name of the bank] with registered office in Warsaw, [address], registered in the Register of Entrepreneurs of the National Court Register kept by the District Court for the capital city of Warsaw, [•], Commercial Division of the National Court Register under the KRS no [•], (referred hereinafter to as ‘the Bank”) extended to the Company a credit facility up to the amount of PLN [•] (in words:              zlotys) (referred hereinafter to as “the Credit Facility’). According to the provisions of the Credit Facility Agreement, the final date of payment of the Credit Facility falls on [date]. The parties to the Credit Facility Agreement agreed that in relation to payment in favour of the Bank of all financial obligations resulting from the Credit Facility Agreement, including the payment of the principal and interest, the Company would submit itself to judicial executory proceedings under art.777 § 1 item 5 of the Code of Civil Procedure.____________________________________________

§ 2

1. The appearing persons declare, on behalf of the Company that, in relation to the obligation of payment in favour of [name of the bank] with registered office in Warsaw of the Credit Facility up to the amount of PLN [•] (in words :              zlotys) with interest and payment by the Company of all financial obligations to the Bank under the Credit Facility Agreement including all and any costs and fee connected with court or judicial executory proceedings relating to claims being the subject of judicial executory proceedings, they submit themselves to judicial executory proceedings directly on the basis of this Deed under art. 777 § 1 item 5 of the Code of Civil Procedure, from all their property up to the amount of PLN [•] (in words :              zlotys).

2. The appearing persons declare, on behalf of the Company that the Company obtained all and any consents of its bodies required for the execution of this Deed.

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§ 3

On the basis of this Deed, the Bank may conduct judicial executory proceedings towards the Company in case of failure by the Company to pay in full or any part of amounts payable under the Credit Facility Agreement what must be stated by way of the Facility Agent acting by virtue of the Credit Facility Agreement.___________________________

The Bank shall be authorised to address the court with a demand to obtain an executory clause for this Deed at latest on [date] _____________

§ 4

The Notary Public informed the Company of the contents of the provisions of art. 777 $ 1 item 5 and 786 § 1 of the Code of Civil Procedure and legal implications resulting from the said provisions.___

§ 5

The appearing persons, acting on behalf of the Company, informed of the following Company’s address for service of judicial documents:

[address]_______________________________________________

§ 6

The costs of execution of this Deed shall be borne by the Company.

§ 7

The copies of this Deed may be delivered to the Bank in any quantity.

§ 8

Fee;________________________________________________

•

Notary Public fee (§§ 1,3 of the Ordinance of the Minister of Justice of 28 June 2004 on Notary Public maximal fee . Dz.U. No 148 with subs. amendm. )_________________________________________ [•] zlotys

•	VAT tax according to the 22% rate (art.41 of the Act on Vat tax – Dz.U.No 54 item 535 with subs. amendm.) __________________________[• ] zlotys

THIS DEED HAS BEEN READ, ACCEPTED AND SIGNED________________

[Notary Public clause on the delivery of copy of the deed]

[Seal and signature of the Notary Public]

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